                                                                  EXHIBIT 4.10.4
                                                                  EXECUTION COPY

                             PARTICIPATION AGREEMENT
                                    (1996-A)

                                      AMONG

                           ENSERCH EXPLORATION, INC.,
                                     LESSEE

                             COOPER PROJECT, L.L.C.

                            WILMINGTON TRUST COMPANY,
                            CORPORATE GRANTOR TRUSTEE

                               THOMAS P. LASKARIS,
                           INDIVIDUAL GRANTOR TRUSTEE

                              THE BANK OF NEW YORK
                    PASS THROUGH TRUSTEE AND LOAN PARTICIPANT

                              THE BANK OF NEW YORK
                           CORPORATE INDENTURE TRUSTEE

                                       AND

                               FREDERICK W. CLARK,
                          INDIVIDUAL INDENTURE TRUSTEE

                          DATED AS OF NOVEMBER 15, 1996

                      LEASE OF AN UNDIVIDED INTEREST IN AN
                          OIL AND GAS PRODUCTION SYSTEM

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
SECTION 1. DEFINITIONS; INTERPRETATION...................................................................3
SECTION 2. COMMITMENTS OF PARTICIPANTS; CLOSING; FUNDING; TRANSACTION EXPENSES...........................4
   2.1 Commitment of Owner Participant...................................................................4
   2.2 Commitment of Pass Through Trustee; Secured Notes.................................................4
   2.3 Expiration of Commitments.........................................................................4
   2.4 Notice of Closing Dates...........................................................................4
   2.5 Time and Place of Closing.........................................................................5
   2.6 Delivery of Funds.................................................................................5
   2.7 Application of Funds by Grantor Trustee...........................................................5
   2.8 Actions on Closing Date...........................................................................6
   2.9 Transaction Expenses..............................................................................6
   2.10 Authorization to Grantor Trustee.................................................................7
   2.11 Nonwaiver Provision..............................................................................7

SECTION 3. CONDITIONS TO CLOSING BY THE LESSEE ..........................................................7

   3.1 Termination of Master Lease.......................................................................8
   3.2 Operative Documents...............................................................................8
   3.3 Legality, Etc.....................................................................................9
   3.4 Event of Loss.....................................................................................9
   3.5 Consents and Approvals............................................................................9
   3.6 Representations and Warranties; Certificates.....................................................10
   3.7 Opinions.........................................................................................10
   3.8 Litigation.......................................................................................10
   3.9 Appraisal and Reports............................................................................11
   3.10 Equity Offering.................................................................................11
   3.11 Payment of Lessor's Cost........................................................................11
   3.12 Sale of Pass Through Certificates...............................................................11
   3.13 Officer's Certificates and Resolutions Etc......................................................11

SECTION 4. CONDITIONS TO CLOSING BY PARTICIPANTS .......................................................11
   4.1 Termination of Master Lease......................................................................12
   4.2 Notice of Closing................................................................................12
   4.3 Operative Documents..............................................................................12
   4.4 Legality, Etc....................................................................................13
   4.5 Event of Loss....................................................................................13
   4.6 Final Appraisal and Reports......................................................................13
   4.7 Insurance........................................................................................14
   4.8 Opinions.........................................................................................14
   4.9 Taxes ...........................................................................................15
   4.10 Officer's Certificates..........................................................................15
   4.11 Resolutions, Etc................................................................................17
   4.12 Litigation......................................................................................19
   4.13 Equity Offering.................................................................................19
   4.14 Investment and Loans............................................................................19

   4.15 Consents and Approvals...........................................................................19
   4.16 Title; Filings and Recordings....................................................................20
   4.17 Sale of Pass Through Certificates................................................................21
   4.18 No Default Under Operating Agreement, Etc........................................................21
   4.19 No Default Under Lease...........................................................................21
   4.20 No Material Adverse Change.......................................................................21
   4.21 Credit Support...................................................................................21
   4.22 Notice to MPTM...................................................................................21
   4.23 No Change In Tax Law.............................................................................21

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE LESSEE..................................................22
   5.1  Due Organization.................................................................................22
   5.2  Authorization....................................................................................22
   5.3  Execution; Enforceability........................................................................22
   5.4  No Violation.....................................................................................23
   5.5  Consents and Approvals...........................................................................23
   5.6  Securities Act...................................................................................24
   5.7  Title; Liens Filings and Recordings..............................................................24
   5.8  Chief Place of Business..........................................................................25
   5.9  Litigation.......................................................................................25
   5.10 No Default.......................................................................................26
   5.11 Event of Loss....................................................................................26
   5.12 Environmental Matters............................................................................26
   5.13 Description of Production System.................................................................26
   5.14 Certain Documents................................................................................26
   5.15 Payment of Taxes, Etc............................................................................27
   5.16 Investment Company Act...........................................................................27
   5.17 No Brokers' Fees.................................................................................27
   5.18 Federal Reserve Regulations......................................................................27
   5.19 Holding Company..................................................................................27
   5.20 Not Subject to Governmental Regulation...........................................................28
   5.21 Condition of Production System...................................................................28
   5.22 ERISA............................................................................................28
   5.23 Financial Statements.............................................................................28
   5.24 Disclosure.......................................................................................29
   5.25 Tax Returns......................................................................................29
   5.26 Insurance........................................................................................29
   5.27 Compliance with Governmental Rules...............................................................29
   5.28 Adequate Rights..................................................................................29
   5.29 Solvency.........................................................................................30
   5.30 Patent and Trademarks............................................................................30
   5.31 Representations and Warranties of Head Lessor....................................................30
   5.32 Head Lease.......................................................................................30

SECTION 6. REPRESENTATIONS AND WARRANTIES OF OWNER PARTICIPANT...........................................31
   6.1  Due Organization.................................................................................31
   6.2  Authorization; Execution; Enforceability.........................................................31
   6.3  No Violation.....................................................................................32
   6.4  Owner Participant's Liens........................................................................32

   6.5          Acquisition for Investment.......................................................................32
   6.6          Securities Act...................................................................................33
   6.7          ERISA............................................................................................33
   6.8          Investment Company Act...........................................................................33
   6.9          Litigation.......................................................................................33
   6.10         No Default.......................................................................................33
   6.11         Federal Reserve Regulations......................................................................33
   6.12         No Brokers' Fees.................................................................................34

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PASS THROUGH TRUSTEE................................................34
   7.1          Due Organization.................................................................................34
   7.2          Authorization; Execution; Enforceability.........................................................34
   7.3          No Violation.....................................................................................35
   7.4          Litigation.......................................................................................35
   7.5          [Intentionally Omitted]..........................................................................35
   7.6          Securities Act...................................................................................35
   7.7          No Taxes Payable.................................................................................35
   7.8          ERISA............................................................................................36

SECTION 8. REPRESENTATIONS AND WARRANTIES OF TRUST COMPANY AND THE CORPORATE GRANTOR TRUSTEE.....................36
   8.1          Due Organization.................................................................................36
   8.2          Authorization; Execution; Enforceability.........................................................36
   8.3          No Violation.....................................................................................37
   8.4          No Default.......................................................................................38
   8.5          Litigation.......................................................................................39
   8.6          Lessor's Liens...................................................................................39
   8.7          Securities Act...................................................................................39
   8.8          Chief Place of Business..........................................................................40
   8.9          No Taxes Payable.................................................................................40
   8.10         Federal Reserve Regulations......................................................................40

SECTION 9. REPRESENTATIONS AND WARRANTIES OF THE CORPORATE INDENTURE TRUSTEE.....................................40
   9.1          Due Organization.................................................................................40
   9.2          Authorization; Execution; Enforceability.........................................................41
   9.3          No Violation.....................................................................................41
   9.4          Litigation.......................................................................................42
   9.5          Indenture Trustee's Liens........................................................................42
   9.6          No Taxes Payable.................................................................................42

SECTION 10. LESSEE COVENANTS.....................................................................................42
   10.1         Officer's Certificate............................................................................42
   10.2         Financial Statements and Other Requested Information.............................................43
   10.3         Maintenance of Corporate Existence, Etc..........................................................44
   10.4         Merger, Consolidation, Sale, Etc.................................................................44
   10.5         Change in Name or Chief Place of Business........................................................46
   10.6         Further Assurances...............................................................................46

   10.7         Inspection.......................................................................................47
   10.8         Limitation on Acquisition of Secured Notes or Pass Through Certificates; Pass Through
                Trust Agreement..................................................................................47
   10.9         Operating Agreement..............................................................................48
   10.10        Documentation of Platform........................................................................49
   10.11        Notice of Certain Events.........................................................................49
   10.12        Environmental Notices............................................................................49
   10.13        Abandonment of Production System.................................................................49
   10.14        Credit Support...................................................................................50
   10.15        Fees and Expenses................................................................................51
   10.16        Transfer of Title to Undivided Interest..........................................................51
   10.17        Agency and Support Agreement.....................................................................51
   10.18        Equipment List...................................................................................51

SECTION 11. OTHER COVENANTS AND AGREEMENTS.......................................................................52
   11.1         Agreements of Owner Participant..................................................................52
   11.2         Agreements of Laskaris, Trust Company and Grantor Trustee........................................55
   11.3         Agreements of Pass Through Trustee...............................................................57
   11.4         Agreements of Indenture Trustee..................................................................57
   11.5         Confidentiality..................................................................................58
   11.6         Assumption of Secured Notes......................................................................59

SECTION 12. INDEMNIFICATION......................................................................................59
   12.1         General Indemnification..........................................................................59
   12.2         General Tax Indemnification......................................................................66
   12.3         No Guarantee.....................................................................................79
   12.4         Opinion in Connection with Refunding of Senior Notes or Adjustments to Rent Percentages..........79

SECTION 13. TRANSFER OF OWNER PARTICIPANT'S INTEREST.............................................................79
   13.1         Restrictions on Transfer.........................................................................79
   13.2         Permitted Transfers..............................................................................80
   13.3         Request for Acknowledgment.......................................................................81
   13.4         Effect of Transfer...............................................................................82

SECTION 14. FINANCING FOR MODIFICATIONS..........................................................................83
   14.1         Financing for Modifications......................................................................83

SECTION 15. REFUNDING OF SECURED NOTES...........................................................................83
   15.1         Refunding of Secured Notes.......................................................................83
   15.2         Notice...........................................................................................85
   15.3         Rights of Parties................................................................................86

SECTION 16. BENEFICIAL INTEREST PURCHASE OPTION..................................................................86
   16.1         Option to Purchase...............................................................................86
   16.2         Notice of Election; Manner of Purchase Transfer After Purchase...................................86

SECTION 17. MISCELLANEOUS........................................................................................87
   17.1         Survival.........................................................................................87
   17.2         Binding Effect...................................................................................87
   17.3         Notices..........................................................................................88
   17.4         Counterpart Execution............................................................................88
   17.5         GOVERNING LAW....................................................................................88
   17.6         Amendments, Supplements, Etc.....................................................................88
   17.7         Headings; Table of Contents......................................................................89
   17.8         Severability of Provision........................................................................89
   17.9         Entire Agreement.................................................................................89
   17.10        Limitation of Liability of Grantor Trustee, Indenture Trustee and Pass Through Trustee...........89
   17.11        Jurisdiction; Service of Process Waiver of Jury Trial............................................92
   17.12        Instructions.....................................................................................92


Appendix A           Definitions

SCHEDULES

Schedule 1           Addresses for Notices and Payments
Schedule 2           Pricing Assumptions
Schedule 3           Filings and Recordings
Schedule 4           Disclosure
Schedule 5           Original Cost; Investment; Principal Amount of Secured
                     Notes

EXHIBITS

Exhibit A-1          Form of Opinion of W. T. Satterwhite, General Counsel to
                     the parent of the Head Lessor

Exhibit A-2          Form of Opinion of Michael G. Fortado, General Counsel to
                     the Lessee

Exhibit A-3          Form of Opinion of Chadbourne & Parke LLP, special counsel to the Lessee and the Head Lessor

Exhibit A-4          Form of Opinion of Gordon, Arata, McCollam & Duplantis LLP,
                     special Louisiana and admiralty counsel

Exhibit A-5          Form of Opinion of The Law Department of The First National
                     Bank of Chicago

Exhibit A-6          Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
                     Illinois, special counsel to the Owner Participant and the
                     Guarantor

Exhibit A-7          Form of Opinion of Morris, James, Hitchens & Williams,
                     special counsel to the Trust Company and the Grantor
                     Trustee

Exhibit A-8          Form of Opinion of Emmet, Marvin & Martin LLP, special
                     counsel to the Indenture Trustee

Exhibit A-9          Form of Opinion of Emmet, Marvin & Martin LLP, special
                     counsel to the Pass Through Trustee

Exhibit A-10         Form of Opinion of De Castro & Robles, special Panama
                     counsel

Exhibit A-11         Form of Opinion of Daniel Heini, Legal Counsel to the
                     Initial Letter of Credit Bank

Exhibit A-12         Form of Opinion of Mayer, Brown & Platt, special counsel to the Initial Letter of Credit Bank

Exhibit B            Form of Assignment and Assumption Agreement

Exhibit C            Form of Quit Claim and Release Agreement

Exhibit D            Form of Assignment and Assumption and Security Agreement

                             PARTICIPATION AGREEMENT
                                    (1996-A)

         THIS PARTICIPATION AGREEMENT (1996-A) (as the same may be amended, supplemented or modified from time to time, the "Agreement"), dated as of November 15, 1996, is among ENSERCH EXPLORATION, INC., a Texas corporation, COOPER PROJECT, L.L.C., a Delaware limited liability company, THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity except to the extent expressly set forth herein but solely as Pass Through Trustee under the Pass Through Trust Agreement, WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except to the extent expressly set forth herein but solely as Corporate Grantor Trustee under the Trust Agreement, THOMAS P. LASKARIS, not in his individual capacity except to the extent expressly set forth herein but solely as Individual Grantor Trustee under the Trust Agreement, THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity except to the extent expressly set forth herein but solely as Corporate Indenture Trustee under the Indenture, and FREDERICK W. CLARK, not in his individual capacity except to the extent expressly set forth herein but solely as Individual Indenture Trustee under the Indenture.

RECITALS:

         A. In connection with the transactions contemplated by the Funding Agreement dated as of September 30, 1992 among EP Operating Company, Ltd. (predecessor in interest to Enserch Holdings), ENSERCH Corporation, State Street Bank and Trust Company of Connecticut, N.A., as Trustee for the Garden Banks Trust (the "Garden Banks Trustee"), The Chase Manhattan Bank, N.A., as agent for the Note Holders and Certificate Holders and the Note Holders and Certificate Holders party thereto, as amended (the "Funding Agreement"), (i) Enserch Holdings purchased the Undivided Interest on behalf of the Garden Banks Trustee,
(ii) the Garden Banks Trustee leased the Undivided Interest to Enserch Holdings, and (iii) Enserch Holdings subleased the Undivided Interest to Enserch Exploration.

         B. On the Closing Date, Enserch Holdings will terminate the Master Lease Agreement dated as of September 30, 1992 between the Trustee, as Lessor, and EP Operating Company, Ltd., as Lessee, as amended (the "Master Lease"), and will pay all amounts due thereunder.

         C. Subject to the terms and conditions set forth herein, (1) the Lessee desires to cause Enserch Holdings to transfer all of its right, title and interest in and to the Undivided Interest to the Grantor Trustee pursuant to the Head Lease and to transfer all of its right, title and interest in and to the Head Lease to the Lessee pursuant to the Assignment and Assumption and Security Agreement, (2) the Lessee desires to assume all of the obligations of Enserch Holdings under the Head Lease pursuant to the Assignment and Assumption and Security Agreement and to lease the Undivided Interest from the Grantor Trustee pursuant to the Lease and (3) the Grantor Trustee desires to accept all of the right, title and interest of Enserch Holdings in and to the Undivided Interest from Enserch Holdings pursuant to the Head Lease and to lease the Undivided Interest to the Lessee pursuant to the Lease.

         D. Concurrently with the execution and delivery of this Agreement, Enserch Holdings and the Grantor Trustee have entered into the Head Lease, pursuant to which Enserch Holdings has agreed, among other things, to transfer all of the right, title and interest of Enserch Holdings in and to the Undivided Interest to the Grantor Trustee and the Grantor Trustee has agreed to accept all of the right, title and interest of Enserch Holdings in and to the Undivided Interest from Enserch Holdings on the terms specified therein.

         E. Concurrently with the execution and delivery of this Agreement, the Grantor Trustee and the Lessee have entered into the Lease, pursuant to which the Grantor Trustee has agreed, among other things, to lease the Undivided Interest to Lessee and the Lessee has agreed to lease the Undivided Interest from the Grantor Trustee on the terms specified therein.

         F. Concurrently with the execution and delivery of this Agreement, the Owner Participant and the Grantor Trustee have entered into the Trust Agreement, pursuant to which the Grantor Trustee has agreed, among other things, to hold the Trust Estate for the benefit of the Owner Participant on the terms specified therein, subject, however, to the Lien created under the Indenture.

         G. Concurrently with the execution and delivery of this Agreement, the Grantor Trustee and the Indenture Trustee have entered into the Indenture, pursuant to which the Grantor Trustee, for the benefit of the Loan Participant, has agreed, among other things, to mortgage and pledge unto the Indenture Trustee, all of the Grantor Trustee's right, title and interest in and to the Indenture Estate.

         H. Concurrently with the execution and delivery of this Agreement, the Lessee has entered into the Tax Indemnity Agreement, pursuant to which, among other things, the Lessee has agreed to provide, in addition to the indemnities provided to the Indemnitees pursuant to Section 12 hereof, certain indemnities to the Owner Participant.

         I. Concurrently with the execution and delivery of this Agreement, the Pass Through Trustee and the Lessee have entered into the Pass Through Trust Agreement pursuant to which, among other things, the Pass Through Certificates will be issued.

         J. Concurrently with the execution and delivery of this Agreement, the Guarantor has entered into the Guaranty whereby the Guarantor will guaranty the Owner Participant's obligations hereunder and under the other Operative Documents to which the Owner Participant is a party.

         K. Concurrently with the execution and delivery of this Agreement, the Grantor Trustee and the Lessee have entered into the Agency and Support Agreement, pursuant to which, among other things, the Lessee has agreed to act as agent for the Grantor Trustee for the purposes of subjecting the Undivided Interest to the provisions of the Operating Agreement following the expiration or earlier termination of the Lease.

         L. Concurrently with the execution and delivery of this Agreement, Enserch Exploration has executed the Ship Mortgage in favor of the Grantor Trustee, pursuant to which Enserch Exploration has granted the Grantor Trustee a first priority mortgage over its interests in the Platform to secure its obligations under the Head Lease.

         M. Concurrently with the execution and delivery of this Agreement, the Grantor Trustee has executed a Collateral Assignment of Ship Mortgage in favor of the Indenture Trustee, pursuant to which the Grantor Trustee has collaterally assigned to the Indenture Trustee the Ship Mortgage.

         N. The Owner Participant desires to participate in the payment of Lessor's Cost by providing its Investment to the Grantor Trustee. The Pass Through Trustee, as a Loan Participant, desires to participate in the payment of Lessor's Cost by purchasing the Secured Notes from the Grantor Trustee.

         Accordingly, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

         For the purposes hereof, capitalized terms used herein (including those used in the preamble and the foregoing recitals) and not otherwise defined shall have the meanings assigned to them in Appendix A, which Appendix A shall for all purposes constitute part of this Agreement and shall be subject to amendment in accordance with the terms hereof. References in this Agreement to Sections, subsections, paragraphs, Schedules, Appendices and Exhibits are to Sections, subsections and paragraphs in, and Schedules, Appendices and Exhibits to, this Agreement unless otherwise indicated.

SECTION 2. COMMITMENTS OF PARTICIPANTS; CLOSING; FUNDING; TRANSACTION EXPENSES.

         2.1 Commitment of Owner Participant. Subject to the terms and conditions of this Agreement, the Owner Participant agrees to participate on the Closing Date in the payment of Lessor's Cost by making an equity investment (the "Investment") in the beneficial ownership of the Undivided Interest in an amount equal to the product of (i) Lessor's Cost and (ii) the Equity Percentage, and shall, on the Closing Date, take and cause the Grantor Trustee to take the respective actions specified in Sections 2.7 and 2.8 to be taken by the Owner Participant and the Grantor Trustee.

         2.2 Commitment of Pass Through Trustee; Secured Notes. Subject to the terms and conditions of this Agreement, the Pass Through Trustee, as a Loan Participant, agrees to participate on the Closing Date in the payment of Lessor's Cost by purchasing from the Grantor Trustee the Secured Notes at a purchase price equal to 100% of the aggregate original principal amount of such Secured Notes, and shall, on the Closing Date, take and cause the Indenture Trustee to take the respective actions specified in Section 2.8 to be taken by the Pass Through Trustee, as a Loan Participant, and the Indenture Trustee. The Secured Notes shall be issued to the Pass Through Trustee, as a Loan Participant, under and in accordance with the terms of the Indenture.

         2.3 Expiration of Commitments. Unless the Owner Participant shall agree to a later date, the Owner Participant's commitment to make the Investment on the Closing Date pursuant to Section 2.1 shall expire if the Closing Date shall not have occurred before midnight on the Cut-off Date. Unless the Pass Through Trustee, as Loan Participant, shall agree to a later date, the Pass Through Trustee's commitment, as Loan Participant, to purchase the Secured Notes pursuant to Section 2.2 shall expire if the Closing Date or purchase shall not have occurred before midnight on the Cut-off Date.

         2.4 Notice of Closing Dates. On or before the second Business Day prior to the Closing Date, the Lessee shall deliver to each Participant written notice of the Closing Date, which notice shall contain (a) the date of the Closing Date, (b) the amount of Lessor's Cost, (c) the amount of the Investment set forth on Schedule 5 hereto and (d) the principal amount of the Secured Notes set forth on Schedule 5 hereto to be purchased by the Pass Through Trustee, as a Loan Participant, on the Closing Date; provided, however, that the funding of the Owner Participant's Investment or the funding of the purchase price for the Secured Notes to be purchased by the Pass Through Trustee, as Loan Participant, on the Closing

Date, as the case may be, and the taking of the other actions contemplated to be taken hereby in each case on the Closing Date shall be deemed a waiver of the requirement of notice of the Closing Date set forth in this Section 2.4.

         2.5 Time and Place of Closing. The closing on the Closing Date shall commence at 12:00 noon, New York City time, at the offices of Chadbourne & Parke LLP, New York, New York, or at such other location in New York City as the Lessee may specify in the notice of closing for the Closing Date delivered pursuant to Section 2.4.

         2.6 Delivery of Funds. Subject to the terms and conditions of this Agreement, on or before 12:00 noon, New York City time, on the Closing Date, the Owner Participant shall deliver to the Grantor Trustee by wire transfer of immediately available funds an amount equal to the Investment to be made by the Owner Participant on the Closing Date and the Pass Through Trustee, as a Loan Participant, shall deliver to the Grantor Trustee by wire transfer of immediately available funds an amount equal to the purchase price of the Secured Notes to be purchased by the Pass Through Trustee, as a Loan Participant, on the Closing Date, in each case to the account of the Grantor Trustee specified in
Schedule 1 or to such other account as shall be specified in writing by the Grantor Trustee to the Owner Participant and the Pass Through Trustee, as a Loan Participant, at least one Business Day prior to the Closing Date, which amounts shall be held by the Grantor Trustee in trust, solely on behalf of the Participant delivering or transferring such amount (and not as part of the Trust Estate), until such Participant shall have instructed the Grantor Trustee that such amount is available to be applied by the Grantor Trustee pursuant to
Section 2.7. No Participant shall be obligated to deliver such instruction if the conditions to its participation set forth in Section 4 have not been met to its satisfaction or waived by it.

         2.7 Application of Funds by Grantor Trustee. On the Closing Date, upon receipt by the Grantor Trustee of (a) the amount of the Investment to be made by the Owner Participant on the Closing Date, (b) the purchase price of the applicable Secured Notes to be paid by the Pass Through Trustee, as a Loan Participant, on the Closing Date, and (c) the instruction pursuant to Section
2.6 that each of such amounts is available to be applied by the Grantor Trustee pursuant to this Section 2.7, the Grantor Trustee shall pay to Enserch Holdings by wire transfer of immediately available funds to the account of Enserch

Holdings specified in Schedule 1 an amount equal to Lessor's Cost.

         2.8 Actions on Closing Date. Subject to satisfaction of the applicable conditions precedent set forth in Sections 3 and 4, on the Closing Date:

                  (a) the Owner Participant shall make the Investment required to be made by it on the Closing Date;

                  (b) the Pass Through Trustee, as a Loan Participant, shall pay to the Grantor Trustee the purchase price for the Secured Notes on the Closing Date, the Grantor Trustee shall execute and deliver to the Indenture Trustee the Secured Notes, and the Indenture Trustee shall authenticate and register the Secured Notes and shall deliver the Secured Notes to the Pass Through Trustee, as a Loan Participant;

                  (c) the Grantor Trustee shall lease from Enserch Holdings and Enserch Holdings shall lease to the Grantor Trustee, the Undivided Interest;

                  (d) the Grantor Trustee shall pay all Lessor's Cost to Enserch Holdings;

                  (e) Enserch Holdings shall assign all of its right, title and interest in and to the Head Lease to the Lessee and the Lessee shall assume all of the obligations of Enserch Holdings thereunder pursuant to the Assignment and Assumption and Security Agreement;

                  (f) the Grantor Trustee shall lease to the Lessee, and the Lessee shall lease from the Grantor Trustee, the Undivided Interest pursuant to the Lease; and

                  (g) the Lessee shall provide the Grantor Trustee and the Owner Participant with Credit Support.

         2.9 Transaction Expenses. (a) If the transactions contemplated by this Agreement are consummated, the Grantor Trustee shall as soon as practicable after the Closing Date pay, or reimburse the Lessee for, all Transaction Expenses and Additional Transaction Expenses, and the Owner Participant will provide to the Grantor Trustee funds therefor and instructions with respect to the payment thereof; provided that the underwriting commissions of PaineWebber Incorporated as underwriter of the Pass Through Certificates shall be paid by the Grantor Trustee in immediately available funds on the Closing Date. If the transactions contemplated by this Agreement to be consummated on the Closing Date are not consummated for any reason whatsoever, the Lessee shall pay all Transaction Expenses;

provided, however, that if such transactions shall not be consummated by reason of a breach by Owner Participant of its obligations hereunder or under any other Operative Document to which Owner Participant is a party or a failure by Owner Participant to negotiate in good faith, the Lessee shall not be obligated to pay the fees and expenses of counsel of the Owner Participant. Except for its obligation to pay the fees and expenses of its counsel, neither the Owner Participant nor any of its Affiliates shall incur any liability as a result of the breach of its obligation to make its Investment pursuant to Section 2.1.

             (b) [Intentionally Omitted]

             (c) Each of the Transaction Expenses shall be evidenced by appropriate bills or invoices taking into account the agreement with respect to fees and out-of-pocket expenses. The Lessee shall have the right to receive and review but not to approve any substantiation relating to any Transaction Expenses as it may reasonably request.

         2.10 Authorization to Grantor Trustee. The Owner Participant agrees that on the Closing Date the receipt by the Grantor Trustee of an instruction from each Participant pursuant to Section 2.6 making the amount delivered by each such Participant to the Grantor Trustee available for application pursuant to Section 2.7 shall constitute, without further act, authorization and direction by each such Participant to the Grantor Trustee to take the actions contemplated to be taken by the Grantor Trustee on the Closing Date in the Operative Documents, including, without limitation, the execution and delivery of all other documents and instruments contemplated to be executed and delivered by the Grantor Trustee on or prior to the Closing Date in the Operative Documents.

         2.11 Nonwaiver Provision. Notwithstanding anything else set forth herein or in any other Operative Document, the execution and delivery of this Agreement or any other Operative Document shall not constitute a waiver by the Owner Participant of any condition to closing set forth herein.

SECTION 3. CONDITIONS TO CLOSING BY THE LESSEE.

         The obligation of the Lessee pursuant to Section 2 (i) to cause Enserch Holdings to lease the Undivided Interest to the Grantor Trustee and to transfer all of its right, title and interest in and to the Head Lease to the Lessee,
(ii) to assume all of the obligations of Enserch Holdings under the Head Lease and (iii) to sublease the Undivided Interest from the Grantor Trustee and take the other actions contemplated by Section 2 to be taken by it on the Closing Date are subject only to the fulfillment on the Closing Date to the satisfaction of or waiver by the Lessee of each of the following conditions precedent, except that the obligations of the Lessee shall not be subject to the Lessee's or Enserch Holdings' own performance or, if Enserch Holdings or the Lessee shall have the power to cause another Person to perform, Enserch Holdings' or the Lessee's failure to cause such performance:

         3.1 Termination of Master Lease. Enserch Holdings shall have terminated the Master Lease in accordance with the terms thereof.

         3.2 Operative Documents. Each of the following documents shall have been duly authorized, executed and delivered by the respective parties thereto (other than the Lessee or Enserch Holdings):

                  (a) this Agreement;

                  (b) the Head Lease;

                  (c) Head Lease Supplement No. 1;

                  (d) the Lease;

                  (e) Lease Supplement No. 1;

                  (f) the Guaranty;

                  (g) the Indenture;

                  (h) Indenture Supplement No. 1;

                  (i) the Tax Indemnity Agreement;

                  (j) the Secured Notes;

                  (k) the Trust Agreement;

                  (l) the Initial Letter of Credit;

                  (m) the Reimbursement Agreement;

                  (n) the Agency and Support Agreement;

                  (o) the Ship Mortgage;

                  (p) the Collateral Assignment of Ship Mortgage;

                  (q) the Pass Through Trust Agreement; and

                  (r) the Placement Agreement
and (i) each such document shall be in full force and effect on the Closing Date, and an executed counterpart of each of the same shall have been delivered to the Lessee (except that each original Secured Note shall be delivered only to the Pass Through Trustee), (ii) the Federal Leases, the Operating Agreement and the Unit Agreement shall be in full force and effect on the Closing Date and
(iii) no event or condition shall have occurred that, with or without the lapse of time or the giving of notice, shall give any other party to any document described in the foregoing clauses (i) or (ii) the right to terminate such document.

         3.3 Legality, Etc. No material change shall have occurred from October 23, 1996 to the Closing Date in Governmental Rules that, in the reasonable opinion of the Lessee, would render it illegal for the Lessee, the Guarantor, the Trust Company, the Grantor Trustee, the Indenture Trustee, the Pass Through Trustee or any Participant to participate in any of the transactions contemplated by the Operative Documents to be consummated on the Closing Date or would materially adversely affect any of the foregoing. No change or prospective or proposed change shall have occurred from October 23, 1996 to the Closing Date in Governmental Rules that, in the reasonable opinion of the Lessee, would render the transactions contemplated by the Operative Documents to be consummated on the Closing Date insufficiently economic, which in the case of the Lessee, exceeds the thresholds provided in Section 4.1(d) of the Lease.

         3.4 Event of Loss. No Event of Loss shall have occurred and no event described in clause (c) of the definition of Event of Loss shall have occurred.

         3.5 Consents and Approvals. On the Closing Date, all Governmental Actions required to be taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person in each case, in connection with the transactions contemplated by the Operative Documents and the Pass Through Trust Agreement, or to authorize the execution, delivery and performance by the Lessee, the Guarantor, the Owner Participant, the Grantor Trustee, the Indenture Trustee or the Pass Through Trustee of the Pass Through Trust Agreement, the Placement Agreement, and each of the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against the Guarantor, other than those constituting filings, recordings or other actions of the types referred to in Section 4.16, shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such approvals shall have been duly taken, given, obtained, filed or recorded, as the case may be, shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation of the transactions contemplated by the Pass Through Trust Agreement, the Placement Agreement and the Operative Documents and the performance by the Lessee of its obligations under such thereof to which it is a party, except such as may be required to be taken, obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of the Production System or which are otherwise required in connection with the transactions contemplated by the Pass Through Trust Agreement, the Placement Agreement and the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which in the normal course would be granted; provided that the failure to obtain such Governmental Actions, consents or approvals by the Closing Date would not materially adversely affect the ability of the Lessee to perform its obligations under this Agreement, the Pass Through Trust Agreement or any other Operative Document to which it is a party.

         3.6 Representations and Warranties; Certificates. The representations and warranties of each of the Owner Participant, the Pass Through Trustee, the Trust Company and the Grantor Trustee, and the Indenture Trustee contained in Sections 6, 7, 8 and 9, respectively, and of the Guarantor contained in Section
1.1 of the Guaranty, shall be true and accurate on and as of the Closing Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case the same shall be true and accurate as of such earlier date), and the Lessee shall have received executed copies of each of the certificates referred to in
Section 4.10 and Section 4.11 (other than Section 4.10(a) and Section 4.11(a)) required to be delivered on the Closing Date, which certificates shall be dated the Closing Date.

         3.7 Opinions. A signed original of each opinion referred to in Section
4.8 (other than Section 4.8(a), (b), (c) and (j)) shall have been addressed to and delivered to the Lessee.

         3.8 Litigation. There shall be no actions, suits, investigations or proceedings pending or, to the knowledge of the Lessee, threatened against the Lessee, the Guarantor, the Owner Participant, the Pass Through Trustee, the Grantor Trustee or the Indenture Trustee or the properties of any of such Persons before any Governmental Authority to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by any of the other Operative Documents, the Pass Through Trust Agreement, the Federal Leases, the

Operating Agreement, the Unit Agreement or the Placement Agreement.

         3.9 Appraisal and Reports. The Lessee shall have received a summary of the conclusions set forth in the Final Appraisal and a copy of the Reserve Report, the Engineer's Report and the Environmental Report.

         3.10 Equity Offering. The Lessee shall have received an executed copy of the letter referred to in Section 4.13, which letter shall be dated the Closing Date.

         3.11 Payment of Lessor's Cost. Enserch Holdings shall have received payment of an amount equal to Lessor's Cost in accordance with Section 2.7.

         3.12 Sale of Pass Through Certificates. The Pass Through Certificates shall have been issued pursuant to the Pass Through Trust Agreement and sold pursuant to the Placement Agreement and the Underwriters shall have transferred to the Pass Through Trustee in immediately available funds an amount equal to the purchase price for the Pass Through Certificates sold pursuant to the Pass Through Trust Agreement.

         3.13 Officer's Certificates and Resolutions Etc. On the Closing Date, the Lessee shall have received each of the Officer's Certificates referred to in
Section 4.10 (other than Section 4.10(a)) and each of the Secretary's Certificates referred to in Section 4.11 (other than Section 4.11(a) and (g)).

SECTION 4. CONDITIONS TO CLOSING BY PARTICIPANTS.

         The obligations of the Owner Participant and the Pass Through Trustee pursuant to Section 2 to participate in the payment of Lessor's Cost and to take the other actions contemplated by Section 2 to be taken by them on the Closing Date are subject only to the fulfillment on the Closing Date to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or the beneficiary thereof) or waiver by such Participant of each of the following conditions precedent (other than (i) in the case of the Owner Participant, Sections 4.6(b), 4.8(e), 4.8(f), 4.10(b) and 4.11(b), and (ii) in the case of the Pass Through Trustee, Sections 4.6(a), 4.8(h) and (i), 4.9, 4.10(e) and 4.11(e)), except that the obligations of such Participant shall not be subject to such Participant's own performance or, if such Participant shall have the power to cause another Person to perform, such Participant's failure to cause such performance:

         4.1 Termination of Master Lease. Enserch Holdings shall have terminated the Master Lease in accordance with the terms thereof.

         4.2 Notice of Closing. Such Participant shall have received the notice of closing for such Closing Date required to be delivered pursuant to Section 2.4.

         4.3 Operative Documents. Each of the following documents shall have been duly authorized, executed and delivered by the respective parties thereto:

                  (a) this Agreement;

                  (b) the Head Lease;

                  (c) Head Lease Supplement No. 1;

                  (d) the Lease;

                  (e) Lease Supplement No. 1;

                  (f) the Guaranty;

                  (g) the Assignment and Assumption and Security Agreement;

                  (h) the Indenture;

                  (i) Indenture Supplement No. 1;

                  (j) the Tax Indemnity Agreement;

                  (k) the Secured Notes;

                  (l) the Trust Agreement;

                  (m) the Initial Letter of Credit;

                  (n) the Reimbursement Agreement;

                  (o) the Agency and Support Agreement;

                  (p) the Ship Mortgage; and

                  (q) the Collateral Assignment of Ship Mortgage;

and each such document and the Pass Through Trust Agreement, the Federal Leases, the Operating Agreement, the Unit Agreement, the Release, the Quit Claim and Release Agreement and the Waiver and Consent Agreement shall be in full force and effect on the Closing Date, and no event or condition shall have occurred that, with or without the lapse of time or the giving of notice, shall give any other party thereto the right to terminate such document and an executed counterpart (or, in the case of the Pass Through Trust Agreement, the Federal Leases, the Operating Agreement, the Unit Agreement, the Release, the Quit Claim and Release Agreement and the Waiver and Consent Agreement, a true, correct and complete copy) of each of the same shall have been delivered to such Participant (except that the Tax Indemnity Agreement shall be delivered only to the parties thereto and each original Secured Note shall be delivered only to the Pass Through Trustee).

         4.4 Legality, Etc. No change shall have occurred from October 23, 1996 to the Closing Date in Governmental Rules that, in the reasonable opinion of such Participant, would render it illegal or unduly burdensome for the Trust Company, the Grantor Trustee, the Lessee, the Indenture Trustee, the Pass Through Trustee, the Guarantor or any Participant to participate in any of the transactions contemplated by the Operative Documents to be consummated on the Closing Date or would materially adversely affect any of the foregoing. No change or prospective or proposed change shall have occurred from October 23, 1996 to the Closing Date in Governmental Rules that, in the reasonable opinion of the Owner Participant, would render the transactions contemplated by the Operative Documents to be consummated on the Closing Date insufficiently economic.

         4.5 Event of Loss. No Event of Loss shall have occurred and no event described in clause (c) of the definition of Event of Loss shall have occurred.

         4.6 Final Appraisal and Reports. (a) The Owner Participant shall have received an appraisal of the Appraiser dated the Closing Date with respect to the Undivided Interest (the "Final Appraisal") which shall be satisfactory in form and substance to the Owner Participant.

                  (b) The Indenture Trustee shall have received a letter from the Appraiser setting forth the conclusions of the Appraiser with respect to the fair market value of the Undivided Interest as of the Closing Date.

                  (c) The Owner Participant shall have received the Reserve Report in form and substance satisfactory to the Owner Participant.

                  (d) The Owner Participant shall have received the Engineer's Report which shall be in form and substance satisfactory to the Owner Participant.

                  (e) The Owner Participant shall have received the Environmental Report which shall be in form and substance satisfactory to the Owner Participant.

                  (f) The Owner Participant shall have received a certificate of classification from the American Bureau of Shipping as to the existing classification of the Platform.

         4.7 Insurance. Insurance complying in all respects with the provisions of Section 13.1(a) of the Lease shall be in full force and effect and the Owner Participant and the Indenture Trustee shall have received a certificate of an independent insurance broker or consultant, which broker or consultant may be the Lessee's independent insurance broker or consultant, dated the Closing Date, setting forth in reasonable detail the insurance obtained by or on behalf of the Lessee in accordance with Section 13.1(a) of the Lease and as then in effect, stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and an Officer's Certificate of the Lessee, dated the Closing Date, stating that such insurance complies in all respects with the provisions of such Section 13.1(a).

         4.8 Opinions. Opinions dated the Closing Date of the following counsel, each such opinion substantially in the form of the indicated Exhibit hereto (with such changes to such form as contemplated by such Exhibit) and addressed as provided in such Exhibit (or, in lieu of including the Underwriter as an addressee, such counsel may deliver a reliance letter to the Underwriter), shall have been executed and delivered by such counsel:

                  (a) W.T. Satterwhite, General Counsel to the parent of the Head Lessor, substantially in the form of Exhibit A-1;

                  (b) Michael G. Fortado, General Counsel to the Lessee, substantially in the form of Exhibit A-2;

                  (c) Chadbourne & Parke LLP, special counsel to the Lessee and the Head Lessor, substantially in the form of Exhibit A-3;

                  (d) Gordon, Arata, McCollam & Duplantis LLP, special Louisiana and admiralty substantially in the form of Exhibit A-4;

                  (e) The Law Department of the First National Bank of Chicago, counsel to the Owner Participant and the Guarantor substantially in the form of Exhibit A-5;

                  (f) Skadden, Arps, Slate, Meagher & Flom Illinois, special counsel to the Owner Participant and the Guarantor, substantially in the form of Exhibit A-6;

                  (g) Morris, James, Hitchens & Williams, special counsel to the Trust Company and the Grantor Trustee, substantially in the form of Exhibit A-7;

                  (h) Emmet, Marvin & Martin LLP, special counsel to the Indenture Trustee, substantially in the form of Exhibit A-8;

                  (i) Emmet, Marvin & Martin LLP, counsel to the Pass Through Trustee, substantially in the form of Exhibit A-9;

                  (j) Skadden, Arps, Slate, Meagher & Flom Illinois, special counsel to the Owner Participant, in form and substance satisfactory to the Owner Participant as to such tax matters related to the transactions contemplated hereby as the Owner Participant may reasonably request;

                  (k) De Castro & Robles, special Panama counsel, substantially in the form of Exhibit A-10;

                  (l) Daniel Heini, Legal Counsel to the Initial Letter of Credit Bank, substantially in the form of Exhibit A-11; and

                  (m) Mayer, Brown & Platt, special counsel to the Initial Letter of Credit Bank, substantially in the form of Exhibit A-12.

         4.9 Taxes. All Taxes, fees and other charges, if any, payable on or prior to the Closing Date in connection with the consummation of the transactions contemplated by the Operative Documents occurring on or prior to the Closing Date shall have been duly paid in full on the Closing Date by the Lessee.

         4.10 Officer's Certificates. On the Closing Date, each Participant, the Grantor Trustee and the Indenture Trustee shall have received:

                  (a) an Officer's Certificate of the Lessee, dated the Closing Date, stating that (i) the representations and warranties of the Lessee contained in any Operative Document (other than the tax representations and warranties set forth in Section 3 of the Tax Indemnity Agreement) are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (ii) each Operative Document to which it is a party and the Pass Through Trust Agreement remains in full force and effect with respect to it; and (iii) the Lessee has performed all covenants and fulfilled all conditions required to be performed or fulfilled by it on or prior to the Closing Date;

                  (b) an Officer's Certificate of the Owner Participant, dated the Closing Date, stating that (i) the representations and warranties of the Owner Participant contained in Section 6 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (ii) each Operative Document to which it is a party remains in full force and effect with respect to it; and (iii) the Owner Participant has performed all covenants and fulfilled all conditions required to be performed or fulfilled by it on or prior to the Closing Date;

                  (c) an Officer's Certificate of the Trust Company and the Corporate Grantor Trustee, dated the Closing Date, stating that (i) the representations and warranties of the Trust Company and the Grantor Trustee contained in Section 8 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and
         (ii) each Operative Document to which the Trust Company, Laskaris or the Grantor Trustee is a party remains in full force and effect with respect to it or him, as the case may be;

                  (d) an Officer's Certificate of the Corporate Indenture Trustee, dated the Closing Date, stating that (i) the representations and warranties of the Indenture Trustee contained in Section 9 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each Operative Document to which The Bank of New York or Clark is a party remains in full force and effect with respect to it or him, as the case may be;

                  (e) an Officer's Certificate of The Bank of New York (in its individual capacity and as Pass Through Trustee, as applicable), dated the Closing Date, stating that (i) the representations and warranties of The Bank of New York and the Pass Through Trustee contained in Section 7 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each of the Participation Agreement and the Pass Through Trust Agreement remains in full force and effect with respect to it; and

                  (f) an Officer's Certificate of the Guarantor, dated the Closing Date, stating that (i) the representations and warranties of the Guarantor contained in Section 1.1 of the Guaranty are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) the Guaranty remains in full force and effect.

         4.11 Resolutions, Etc. Each Participant, the Grantor Trustee and the Indenture Trustee shall have received the following, in each case in form and substance reasonably satisfactory to such Person:

                  (a) a Secretary's or an Assistant Secretary's certificate of the Lessee, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Lessee of each Operative Document to which it is a party, and the Pass Through Trust Agreement and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Lessee;

                  (b) a certificate of the Manager of the Owner Participant, dated the Closing Date, (i) certifying as to (x) due authorization of the execution, delivery and performance by the Owner Participant of each Operative Document to which it is a party, and the transactions contemplated thereby, and
(y) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Owner Participant, and (ii) attaching (x) its certificate of formation and (y) its limited liability company agreement;

                  (c) a Secretary's or an Assistant Secretary's certificate of the Trust Company and the Grantor Trustee, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Trust Company and the Grantor Trustee of each Operative Document to which it is a party, and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Trust Company and the Grantor Trustee;

                  (d) a certificate of the Indenture Trustee, dated the Closing Date, (i) certifying as to due authorization of the execution, delivery and performance by the Indenture Trustee of each Operative Document to which it is a party, and the transactions contemplated thereby, and (ii) attaching (x) an extract from the By-laws of the Corporate Indenture Trustee, duly adopted by its Board of Directors, respecting the signing authority of such Persons who have signed each Operative Document to which it is a party and (y) a letter from an Executive Vice President of the Corporate Indenture Trustee authorizing, pursuant to such By-laws, such signing authority, which By-laws and letter are in full force and effect without modification as of the Closing Date;

                  (e) a Secretary's or an Assistant Secretary's certificate of the Pass Through Trustee, dated the Closing Date, (i) certifying as to due authorization of the execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement and the Participation Agreement, and the transactions contemplated thereby, and (ii) attaching (x) an extract from the By-laws of the Pass Through Trustee, duly adopted by its Board of Directors who have signed the Pass Through Trust Agreement and the Participation Agreement and (y) a letter from an Executive Vice President of the Pass Through Trustee authorizing, pursuant to such By-laws, such signing authority, which By-laws and letter are in full force and effect without modification as of the Closing Date;

                  (f) a Secretary's or an Assistant Secretary's certificate of the Guarantor, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Guarantor of the Guaranty and its obligations thereunder, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws and (iv) the incumbency and signature of persons authorized to execute and deliver the Guaranty on behalf of the Guarantor; and

                  (g) a Secretary's or an Assistant Secretary's certificate of the Head Lessor, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Head Lessor of each Operative Document to which it is a party, and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Head Lessor.

         4.12 Litigation. There shall be no actions, suits, investigations or proceedings pending or, to the knowledge of the Guarantor, the Owner Participant, the Pass Through Trustee, the Grantor Trustee or the Indenture Trustee, threatened against any of such Persons or the Lessee or the properties of any of such Persons or the Lessee before any Governmental Authority which, if determined adversely to any of such Persons, would affect the legality, validity or enforceability of the Operative Documents, the Pass Through Trust Agreement, the Placement Agreement, the Reimbursement Agreement or the Initial Letter of Credit, nor shall any orders have been issued by any Governmental Authority at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by any of the other Operative Documents, the Pass Through Trust Agreement, the Placement Agreement, the Reimbursement Agreement or the Initial Letter of Credit.

         4.13 Equity Offering. The Owner Participant and the Indenture Trustee shall have received a letter dated the Closing Date from PaineWebber Incorporated with respect to the number of offerees of the beneficial interest in the Trust Estate and the manner of offering thereof.

         4.14 Investment and Loans. The Owner Participant shall have made available to the Grantor Trustee the full amount of its Investment and the Pass Through Trustee shall have purchased the applicable Secured Notes required to be purchased by it on the Closing Date pursuant to Section 2.

         4.15 Consents and Approvals. All Governmental Actions which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority, and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case, (a) in connection with the transactions contemplated by the Operative Documents and the Pass Through Trust Agreement, or to authorize the execution, delivery and performance by the Lessee, the Guarantor, the Owner Participant, the Grantor

Trustee, the Indenture Trustee or the Pass Through Trustee of the Pass Through Trust Agreement, the Reimbursement Agreement and each of the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against the Lessee, other than those constituting filings, recordings or other actions of the type referred to in Section 4.16,
(b) in order that the Production System may be operated as of the Closing Date for its intended purposes (including, without limitation, all Environmental Permits and all approvals, certificates, permits, authorizations, licenses or other actions relating to the operation and maintenance of the Production System), or (c) otherwise in connection with the transactions contemplated by the Operative Documents (including, without limitation, all filings or other actions as may be required to be taken with respect to all leasehold interests relating to the Production System and with respect to the Undivided Interest), shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such approvals shall have been duly taken, given, obtained, filed or recorded, as the case may be, shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation of the transactions contemplated by the Pass Through Trust Agreement, the Placement Agreement, the Reimbursement Agreement and the Operative Documents and the performance by each of the Lessee and the Guarantor of its obligations under such thereof to which it is a party, except such as may be required to be taken, obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of the Production System or which are otherwise required in connection with the transactions contemplated by the Pass Through Trust Agreement, the Placement Agreement, the Reimbursement Agreement and the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which in the normal course would be granted; provided that the failure to obtain such Governmental Actions, consents or approvals by the Closing Date would not materially adversely affect the ability of the Lessee to perform its obligations under this Agreement, the Pass Through Trust Agreement or any other Operative Document to which it is a party.

         4.16 Title; Filings and Recordings. On the Closing Date, after giving effect to the transactions contemplated hereby, (a) good and marketable title in and to the Undivided Interest shall have been transferred to the Grantor Trustee, free and clear of all Liens other than Permitted Liens (other than Permitted Liens described in clause (e) of the definition thereof), except for record title to the Undivided Interest, which will continue to be held by Enserch Exploration, (b) all filings and recordings listed on Schedule 3 shall have been duly made or arrangements reasonably satisfactory to the Owner Participant and the Indenture Trustee shall have been made for the due filing or recording thereof, subject to requirements for filing continuation statements at appropriate intervals, and
(c) no other action shall be required to perfect the mortgage Lien on and security interest in the Indenture Estate created by the Indenture and Collateral Assignment of the Ship Mortgage (other than the taking of possession by the Indenture Trustee of the original executed counterpart of the Lease and of any cash proceeds included in the Indenture Estate and the filing of the Ship Mortgage and the Collateral Assignment of Ship Mortgage for definitive recordation at the Panama Public Registry within six months of the date of preliminary recordation).

         4.17 Sale of Pass Through Certificates. The Lessee shall have entered into the Placement Agreement and the Pass Through Trust Agreement, the Pass Through Certificates shall have been issued pursuant to the Pass Through Trust Agreement and sold pursuant to the Placement Agreement and the Underwriter shall have transferred to the Pass Through Trustee in immediately available funds an amount equal to the purchase price for the Pass Through Certificates.

         4.18 No Default Under Operating Agreement, Etc. No material breach by MPTM or Enserch Exploration under the Federal Leases, or by any party to the Operating Agreement or the Unit Agreement shall have occurred and be continuing.

         4.19 No Default Under Lease. No Lease Default or Lease Event of Default shall have occurred and be continuing.

         4.20 No Material Adverse Change. There shall have been no material adverse change in the business, operations or financial condition of the Lessee from October 23, 1996 to the Closing Date.

         4.21 Credit Support. The Lessee and the Initial Letter of Credit Bank shall have entered into the Reimbursement Agreement and the Grantor Trustee shall have received the Initial Letter of Credit substantially in the form of Exhibit A to the Reimbursement Agreement.

         4.22 Notice to MPTM. The Lessee shall have delivered notice of the transactions contemplated by the Operative Documents to MPTM in accordance with the terms of the Operating Agreement.

         4.23 No Change In Tax Law. There shall not have been any proposed or actual amendment, modification, addition or change in or to the provisions of, or the interpretation of any tax law, regulation, rule or case (including any interpretation of U.S. Federal income tax law as in effect on October 23, 1996) the effect of which would or might render invalid any of the tax assumptions set forth in the Tax Indemnity Agreement (including, but not limited to, changes to the applicable statutory tax rate) or adversely affect the Owner Participant's Net Economic Return, which amendment, modification, addition or change shall have been enacted, promulgated, issued or proposed on or after October 23, 1996 and prior to the time of closing on the Closing Date.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE LESSEE.

         The Lessee represents and warrants to each of the other parties hereto that as of the date hereof and as of the Closing Date:

         5.1 Due Organization. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to carry on its business as presently conducted and as it is contemplated it will be conducted in connection with the Undivided Interest, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement and each other Operative Document to which it is a party. The Lessee has not failed to qualify to do business in any jurisdiction where failure so to qualify could reasonably be expected to materially adversely affect its ability to conduct its business as it is presently conducted and as it is contemplated it will be conducted in connection with the Undivided Interest, to own or hold under lease its properties or to perform any of its obligations under this Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement or any other Operative Document to which it is a party.

         5.2 Authorization. The execution, delivery and performance by the Lessee of this Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement and each other Operative Document to which it is a party and of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Lessee and do not and will not require the consent or approval of any shareholder of the Lessee or any trustee or holder of any indebtedness or other obligation of the Lessee.

         5.3 Execution; Enforceability. This Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement and each other Operative Document to which the Lessee is a party have been, or on the Closing Date will be, duly executed and delivered by the Lessee; and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto are, or on the Closing Date will be, legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' or lessors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

         5.4 No Violation. The execution and delivery by the Lessee of this Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement and each other Operative Document to which it is a party do not and will not, and the performance by the Lessee of its obligations under each thereof do not and will not, (i) violate or be inconsistent with its charter documents or by-laws,
(ii) contravene any Governmental Rule or Governmental Action applicable to it, which, in the case of such performance, noncompliance with which would materially adversely affect the Undivided Interest or the ability of the Lessee to perform its obligations under the Operative Documents; provided that no representation or warranty is made with respect to ERISA, which is the subject of Section 5.21, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which it or any of its properties are bound,
(iv) result in or, require the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties or assets.

         5.5 Consents and Approvals. All Governmental Actions which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case, (a) in connection with the transactions contemplated by the Operative Documents, the Pass Through Trust Agreement and the Reimbursement Agreement, or to authorize the execution, delivery and performance by the Lessee of the Pass Through Trust Agreement, the Reimbursement Agreement and the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against the Lessee, other than those constituting filings, recordings or other actions of the type referred to in Section 5.7 or (b) in order that the Production System may be operated as of the Closing Date for its intended purposes (including, without limitation, all Environmental Permits and all approvals, certificates, permits, authorizations, licenses or other actions relating to the operation and maintenance of the Production System), shall have been duly taken, given, obtained, filed or recorded, as the case may be, and shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation by the Lessee of the transactions contemplated by the Pass Through Trust Agreement, the Placement Agreement, the Reimbursement Agreement and the Operative Documents and the performance by the Lessee of its obligations under such thereof to which it is a party, except such as may be required to be taken, obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of the Production System or which are otherwise required in connection with the transactions contemplated by the Pass Through Trust Agreement, the Placement Agreement, the Reimbursement Agreement and the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which in the normal course would be granted, provided that the failure to obtain such Governmental Actions, consents, filings and approvals by the Closing Date would not materially adversely affect the ability of the Lessee to perform its obligations under this Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement or any other Operative Document to which it is a party.

         5.6 Securities Act. Neither the Lessee nor any Person authorized on its behalf has directly or indirectly offered or sold any interest in the Trust Estate, or in any similar security relating to the Undivided Interest, or in any security the offering of which for purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned interest or similar security to, or solicited any offer to acquire any of the same from, any Person other than the Owner Participant and the institutions referred to in the letter referred to in Section 4.13 from PaineWebber Incorporated. Neither the Lessee nor any Person authorized on its behalf has directly or indirectly offered or sold any Pass Through Certificates, or solicited any offer to acquire the same from, any Person other than in a manner required by the Securities Act. Except in connection with a refunding under
Section 15, neither the Lessee nor any Person authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any interest in the Trust Estate or the Secured Notes to the provisions of
Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act.

         5.7 Title; Liens Filings and Recordings. On the Closing Date, after giving effect to the transactions contemplated hereby, (a) good and marketable title in and to the Undivided Interest shall have been transferred to the Grantor Trustee, free and clear of all Liens other than Permitted Liens (other than Permitted Liens described in clause (e) of the definition thereof), except for record title to the Undivided Interest, which will continue to be held by Enserch Exploration, (b) the filings and recordings listed in
Schedule 3 will be all the filings and recordings necessary to establish the Grantor Trustee's right, title and interest in and to the Undivided Interest, to perfect the mortgage Lien and security interest in the Undivided Interest granted to secure the obligations of Enserch Exploration under the Head Lease and to perfect the mortgage Lien on and security interest in the Indenture Estate created by the Indenture and the Collateral Assignment of Ship Mortgage (subject only to Permitted Liens) and all such filings and recordings will have been duly made or arrangements satisfactory to the Owner Participant and the Indenture Trustee shall have been made for the due filing or recording thereof, subject to requirements for filing continuation statements at appropriate intervals and subject to Permitted Liens, and (c) no other action will be required to perfect such mortgage Lien and security interest (other than the taking of possession by the Indenture Trustee of the original executed counterpart of the Lease and of any cash proceeds included in the Indenture Estate and the filing of the Ship Mortgage and the Collateral Assignment of Ship Mortgage for definitive recordation at the Panama Public Registry within six months of the date of preliminary recordation).

         5.8 Chief Place of Business. The chief place of business and chief executive office of the Lessee is located at 4849 Greenville Avenue, Suite 1200, Dallas, Texas 75206-4186.

         5.9 Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Lessee, threatened against the Lessee or affecting it or its properties or rights before any Governmental Authority that questions the validity of any Operative Document or Enserch Document which, individually or in the aggregate, is reasonably likely materially and adversely to affect (x) the consummation of the transactions under this Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement or any other Operative Document to which it is a party or (y) the business, operations or properties of the Lessee, its ability to perform its obligations under the Reimbursement Agreement or any of the Operative Documents to which it is a party, or the continued economic operation of the Production System. The Lessee is not in default with respect to any order of any Governmental Authority, where such default would materially and adversely affect the business, operations or properties of the Lessee as it relates to the Production System, its ability to perform its obligations under the Reimbursement Agreement or any of the Operative Documents to which it is a party, or the continued economic operation of the Production System or would result in the creation or imposition of any Lien

(other than a Permitted Lien) upon the Production System or the Undivided Interest.

         5.10 No Default. No Lease Default or Lease Event of Default has occurred and is continuing.

         5.11 Event of Loss. No Event of Loss has occurred and, to the Actual Knowledge of the Lessee, no event described in clause (c) of the definition of Event of Loss has occurred.

         5.12 Environmental Matters. Except as set forth in Schedule 4:

                  (a) the Lessee has obtained all Environmental Permits and is in compliance with all Environmental Laws and Environmental Permits applicable to the Production System, except where such failure would not in the aggregate materially adversely affect the Production System or the Lessee's ability to perform its obligations under the Operative Documents;

                  (b) there have been no Releases of Hazardous Materials at or from the Production System which have been required to be reported to any Governmental Authority pursuant to any applicable Environmental Laws, except for Releases which would not in the aggregate materially adversely affect the Production System or the Lessee's ability to perform its obligations under the Operative Documents; and

                  (c) neither Enserch Holdings, the Lessee nor any of their respective Affiliates has received any written notice that such Person is subject to any threatened, pending or outstanding Claim relating to the Production System with respect to any Environmental Law or any Remedial Action, which if decided adversely to such Person, would in the aggregate materially adversely affect the Production System or the Lessee's ability to perform its obligations under the Operative Documents.

         5.13 Description of Production System. The description set forth in Exhibit A of the Lease is a true and accurate description in all material respects of the Production System.

         5.14 Certain Documents. True, correct and complete copies of the Federal Leases, the Operating Agreement, the Unit Agreement, the Release, the Waiver and Consent Agreement and the Quit Claim and Release Agreement (the "Garden Banks Documents") have been delivered to the Owner Participant. Each of the Garden Banks Documents is in full force and effect, and no material breach thereof by the Lessee or, to the Lessee's Actual Knowledge, by any other party thereto, has occurred and is continuing. The Participation Agreement dated as of June 15, 1994 between the Lessee and MPTM does not apply to the Garden Banks Documents, the Production System or the Operative Documents in any manner that would reasonably be expected to be adverse to the interests of the Owner Participant, the Grantor Trustee, the Indenture Trustee or the holder of the Secured Notes.

         5.15 Payment of Taxes, Etc. All Taxes, fees and other charges payable on or prior to the Closing Date in connection with the execution, delivery, recordation or filing of all documents and instruments, including the Operative Documents, and the consummation of the transactions contemplated by the Operative Documents occurring on or prior to the Closing Date, have been paid in full.

         5.16 Investment Company Act. The Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.17 No Brokers' Fees. Neither the Lessee nor any Person acting on its behalf has taken any actions the effect of which would be to cause the Grantor Trustee, the Indenture Trustee or any Participant to be liable for any brokers', finders' or agents' fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the transactions contemplated by this Agreement other than fees payable to PaineWebber Incorporated, all of which fees, commissions or costs are included in Transaction Expenses or will be paid or indemnified against by the Lessee.

         5.18 Federal Reserve Regulations. Neither the Lessee nor Enserch Holdings is engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Secured Notes will be used to purchase or carry any such margin stock or, to its knowledge, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

         5.19 Holding Company. The Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.20 Not Subject to Governmental Regulation. Neither the Owner Participant nor the Grantor Trustee will become, solely by reason of its entering into the Operative Documents to which either is or is to be a party or the consummation of the transactions contemplated thereby, subject to regulation by any Governmental Authority (other than banking regulations or regulations relating to leasing generally) having jurisdiction or regulatory authority over
(i) the production, processing, transportation or sale of oil or gas or (ii) the ownership, use, leasing, operation or maintenance of the Production System or the subject matter of the Operating Agreement or any Garden Banks Document.

         5.21 Condition of Production System. (i) The Production System, taken as a whole, and each Major Component thereof, is substantially complete and is ready and available to perform the function for which it was designed and installed; (ii) the Production System has been maintained, serviced and repaired in accordance with the applicable provisions of the Operating Agreement and in compliance in all material respects with (A) Governmental Rules, and (B) the requirements of any insurance policy required to be maintained pursuant to
Section 13 of the Lease; and (iii) the Lessee knows of no event or condition currently existing which presently materially and adversely affects the operation or maintenance of the Production System or which would materially and adversely affect the capability of the Production System (A) to operate as an oil and gas exploration facility or (B) materially impair the value, utility or remaining useful life of the Production System from that determined in the Final Appraisal.

         5.22 ERISA. Based upon the representations of the Owner Participant in
Section 6.7 and the Loan Participant in Section 7.8 and assuming that the Pass Through Certificates are distributed in the manner set forth in the Preliminary Offering Memorandum dated November 14, 1996 and assuming compliance with the restrictions on transfer set forth therein, the execution and delivery of this Participation Agreement and the other Operative Documents the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or Section 4975 of the Code.

         5.23 Financial Statements. Each of the consolidated financial statements of the Lessee set forth in its annual report on Form 10-K for the year ended December 31, 1995 and the consolidated financial statements of the Lessee set forth in its quarterly report on Form 10-Q for the quarter ended September 30, 1996 fairly presents the consolidated financial position of the Lessee and its Subsidiaries as at the respective dates thereto and the consolidated results of operations and changes in financial position of the Lessee and its Subsidiaries for each of the periods covered thereby (subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments) and is in conformity with GAAP applied on a consistent basis (except as disclosed in the notes thereto). Since December 31, 1995, there has been no material adverse change in the financial condition of the Lessee and its Subsidiaries.

         5.24 Disclosure. No information or report furnished in writing to the Participants contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading. There is no fact of which the Lessee has Actual Knowledge that has not been disclosed in writing to each of the Participants that materially adversely affects the ability of the Lessee to perform its obligations under the Operating Agreement, this Participation Agreement and the other Operative Documents to which it is a party. The Lessee is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any agreement or instrument for borrowed money to which the Lessee is a party or by which the Lessee is bound.

         5.25 Tax Returns. The Lessee has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by the Lessee, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by the Lessee to the extent such taxes have become due and payable, and to the extent, if any, that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

         5.26 Insurance. The insurance required by Section 13(a) of the Lease is in full force and effect.

         5.27 Compliance with Governmental Rules. The present location, use, occupancy and operation of the Production System comply in all material respects with all Governmental Rules.

         5.28 Adequate Rights. Based upon the Lessee's reasonable expectations and subject to Governmental Rules, the rights and interests made available to the Grantor Trustee pursuant to the Agency and Support Agreement, to the extent such rights and interests are to be made available to the Grantor Trustee or its permitted transferees, together with the rights to be made available under the Operating Agreement, permit the Grantor Trustee or its permitted transferee to use (as distinguished from possessing) the Production System (either directly or through the exercise of rights under the Operating Agreement) on a commercially practicable basis and to earn a market fee for any hydrocarbons from interests in the Blocks (as defined in the Agency and Support Agreement) owned by the Lessee or its Affiliates and processed by the Production System during the period following the expiration or earlier termination of the Lease and the taking of possession of the Undivided Interest in the exercise of remedies under Section 16 of the Lease, as the case may be.

         5.29 Solvency. The conveyance of the Undivided Interest by Enserch Holdings pursuant to the Head Lease and the transfer by Enserch Holdings of its right, title and interest in the Head Lease pursuant to the Assignment and Assumption and Security Agreement and the assumption by the Lessee of Enserch Holdings' obligations under the Head Lease will not render Enserch Holdings or the Lessee insolvent nor are such transactions being consummated in the contemplation of the insolvency of Enserch Holdings or the Lessee; the property remaining in the hands of Enserch Holdings after such conveyances is not unreasonably small capital; the property remaining in the hands of the Lessee after the consummation of such transactions is not unreasonably small capital; neither Enserch Holdings nor the Lessee intends or believes that it will incur debts beyond their respective abilities to pay as such debts mature; and neither Enserch Holdings nor the Lessee has an actual intent to hinder, delay or defraud present or future creditors.

         5.30 Patent and Trademarks. There are no material patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Production System that are necessary for the continued economic operation of the Production System and that are not provided pursuant to the Agency and Support Agreement.

         5.31 Representations and Warranties of Head Lessor. The representations and warranties of the Head Lessor contained in Section 11 of the Head Lease are true and correct.

         5.32 Head Lease. (a) Enserch Holdings has the power to convey to the Grantor Trustee all right, title and interest Enserch Holdings has in the Production System and every part thereof under all Governmental Rules; the Head Lease is effective to convey all such rights and interests in accordance with the terms thereof; and, assuming the filings contemplated by Section 5.7 are made, such conveyance is effective against third parties.

                  (b) Enserch Exploration has the power to make an effective conveyance to the Grantor Trustee of all right, title and interest of Enserch Exploration in the Production System and every part thereof (other than the Satellite Template) under all

Governmental Rules; the provisions of Section 2 of the Assignment and Assumption and Security Agreement, taken together with the Head Lease, are effective to convey all rights and interests of Enserch Exploration, in accordance with the terms thereof; and, assuming the filings contemplated by Section 5.7 are made, such conveyance is effective against third parties.

                  (c) Enserch Exploration has the power to convey to the Grantor Trustee all rights and interests of Enserch Exploration in the Satellite Template under a 99 year lease such as the Head Lease provided that Enserch Exploration does not purport to convey record title to the Satellite Template and, assuming the filings contemplated by Section 5.7 are made, such conveyance is enforceable against all third parties.

         NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN ANY OTHER OPERATIVE DOCUMENT, THE LESSEE DOES NOT MAKE NOR SHALL THE LESSEE BE DEEMED TO HAVE MADE, AND THE LESSEE HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (OTHER THAN THOSE MADE IN THIS SECTION, IN ANY OFFICER'S CERTIFICATE OF THE LESSEE OR EXPRESSLY MADE IN ANY OTHER OPERATIVE DOCUMENT), EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE PRODUCTION SYSTEM OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, THE ABILITY OF THE PRODUCTION SYSTEM TO PERFORM ANY FUNCTION, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER FOR NOT DISCOVERABLE; PROVIDED THAT THE FOREGOING SHALL NOT EXCUSE THE PERFORMANCE BY THE LESSEE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF OWNER PARTICIPANT.

         The Owner Participant represents and warrants to each of the other parties hereto that as of the date hereof and as of the Closing Date:

         6.1 Due Organization. The Owner Participant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party.

         6.2 Authorization; Execution; Enforceability. The execution, delivery and performance by the Owner Participant of this Agreement and each other Operative Document to which it is a party and of the transactions contemplated hereby and thereby have been, or on the Closing Date will be, duly authorized by all necessary action on the part of the Owner Participant and do not and will not require the consent or approval of any shareholder of the Owner Participant. This Agreement and each other Operative Document to which the Owner Participant is a party have been duly authorized, executed and delivered by the Owner Participant and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are, or on the Closing Date will be, legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies. Any direction given by the Owner Participant to the Grantor Trustee on the Closing Date pursuant to the Trust Agreement will have been duly authorized.

         6.3 No Violation. The execution and delivery by the Owner Participant of this Agreement and each other Operative Document to which it is a party do not and will not, and the performance by the Owner Participant of its obligations under each thereof do not and will not, (i) violate or be inconsistent with or in violation of its certificate of formation or limited liability company agreement, (ii) assuming that the Owner Participant does not become subject to regulation by any Governmental Authority solely by reason of the execution, delivery and performance of the Operative Documents and not in whole or in part as a result of its or any of its Affiliate's business or other activities other than the activities engaged in solely by reason of the transactions contemplated under the Operative Documents, contravene any provision of any Governmental Rule or Governmental Action applicable to it or require any Governmental Action, provided that no representation or warranty is made with respect to ERISA (except as set forth in Section 6.7), and (iii) contravene any provision of, or constitute any default or require any consent under, any provision of any indenture, mortgage, contract or other instrument to which the Owner Participant is a party or by which it or any of its property is bound.

         6.4 Owner Participant's Liens. There are no Owner Participant's Liens on the Trust Estate or the Indenture Estate, or on any part of either thereof and the execution, delivery and performance by the Owner Participant of the Operative Documents to which it is a party will not subject the Trust Estate or the Indenture Estate to any Owner Participant's Liens.

         6.5 Acquisition for Investment. The Owner Participant is acquiring its interest in the Trust Estate for its own account for investment and not with a view to, or for sale in connection with, any distribution of any such interest (it being understood that at all times the disposition of its property shall remain within its control), except that the Owner Participant reserves the right to transfer or assign any of or all such interest to the extent permitted by the terms of this Agreement and the Trust Agreement.

         6.6 Securities Act. Neither the Owner Participant nor any Person authorized by the Owner Participant has directly or indirectly offered or sold any interest in the Trust Estate or the Secured Notes, or in any similar security relating to the Undivided Interest, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Secured Notes, the Loan Participant, and neither the Owner Participant nor any Person authorized to act on its behalf have taken or will take any action which would subject the issuance or sale of any interest in the Trust Estate or the Secured Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act except to the extent required under Section 15 hereof.

         6.7 ERISA. The Owner Participant is not acquiring any part of its interest in the Trust Estate with any ERISA Plan Assets.

         6.8 Investment Company Act. The Owner Participant is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.9 Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Owner Participant, threatened against the Owner Participant or the Guarantor or the properties of either of such Persons before any Governmental Authority which, individually or in the aggregate, is reasonably likely materially and adversely to affect the ability of the Owner Participant or the Guarantor to perform its obligations under this Agreement or any other Operative Document to which it is a party.

         6.10 No Default. No Indenture Default or Indenture Event of Default attributable to the Owner Participant has occurred and is continuing.

         6.11 Federal Reserve Regulations. No part of the proceeds of the Secured Notes will be used by the Owner Participant to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or, assuming the accuracy of the representation set forth in Section 5.18, to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         6.12 No Brokers' Fees. Neither the Owner Participant nor any Person acting on its behalf has taken any actions the effect of which would be to cause the Lessee or any Loan Participant to be liable for any brokers', finders' or agents' fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the transactions contemplated by this Agreement not included in Transaction Expenses.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PASS THROUGH TRUSTEE.

         The Bank of New York represents and warrants in its individual capacity with respect to Sections 7.1, 7.2(a), 7.3, 7.4, 7.5(a), 7.6 and 7.7 and not in its individual capacity, but solely in its capacity as Pass Through Trustee under the Pass Through Trust Agreement, with respect to Sections 7.2(b) and 7.5(b), to each of the other parties hereto that as of the date hereof and as of the Closing Date:

         7.1 Due Organization. The Bank of New York is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under this Agreement and the Pass Through Trust Agreement.

         7.2 Authorization; Execution; Enforceability. (a) This Agreement and the Pass Through Trust Agreement have been, or on the Closing Date will be, duly authorized, executed and delivered by The Bank of New York, in its individual capacity and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are, or on the Closing Date will be, legal, valid and binding obligations of The Bank of New York, in its individual capacity (to the extent it is a party hereto or thereto in such capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

                  (b) This Agreement, the Pass Through Trust Agreement and the Pass Through Certificates have been duly authorized, executed and delivered by the Pass Through Trustee and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, are legal, valid and binding obligations of the Pass Through Trustee, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies.

         7.3 No Violation. The execution, delivery and performance by The Bank of New York of this Agreement and the Pass Through Trust Agreement, the purchase by the Pass Through Trustee of the applicable Secured Notes pursuant to this Agreement and the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreement are not and will not be inconsistent with its constitutional documents or do not and will not contravene any Governmental Rule of the United States of America or the State of New York governing with respect to its banking or trust powers, and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which The Bank of New York, in its individual capacity, is a party, or by which it or any of its properties are bound, or require any Governmental Action of the United States of America or the State of New York governing its banking or trust powers.

         7.4 Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of The Bank of New York, threatened against it, whether in its individual capacity or as Pass Through Trustee, before any Governmental Authority governing its banking or trust powers which, individually or in the aggregate (so far as The Bank of New York, now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Pass Through Trustee (in either such capacity) to perform its obligations under this Agreement or the Pass Through Trust Agreement (in either such capacity).

         7.5 [Intentionally Omitted].

         7.6 Securities Act. The Bank of New York has not offered any interest in the Pass Through Certificates or any Secured Note or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, other than the Grantor Trustee, and no responsible officer or responsible employee of The Bank of New York has knowledge of any such offer or solicitation, except as set forth in the Operative Documents and the Pass Through Trust Agreement.

         7.7 No Taxes Payable. Except for Taxes based upon the income of any Person, there are no Taxes payable in the state in which the principal place of business of the Pass Through Trustee is located in connection with the execution, delivery, consummation or recordation of this Agreement and other Operative Documents or the Pass Through Trust Agreement, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest).

         7.8 ERISA. Assuming that the Pass Through Certificates are distributed in the manner set forth in the Preliminary Offering Memorandum dated November 14, 1996, the Loan Participant is not purchasing any of the Secured Notes with any ERISA Plan Assets, and no Employer Plan of the Loan Participant is acquiring the Pass Through Certificates.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF TRUST COMPANY AND THE CORPORATE GRANTOR TRUSTEE.

         The Trust Company represents and warrants with respect to Sections 8.1,
8.2 (other than clause (b) (ii) thereof), 8.3, 8.4(a), 8.5, 8.6 (as specified therein), 8.7 (as specified therein), 8.8, 8.9 and 8.10, and in its capacity as Corporate Grantor Trustee represents and warrants with respect to Sections 8.2(b) (ii), 8.4(b), 8.6 (as specified therein), 8.7 (as specified therein) and 8.11, to each of the other parties hereto that as of the date hereof and as of the Closing Date:

         8.1 Due Organization. The Trust Company is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, this Agreement and each other Operative Document to which it is a party and assuming due authorization, execution and delivery by the Owner Participant of the Trust Agreement and upon due direction by the Owner Participant pursuant thereto, will have the power and authority to enter into and perform its obligations as Corporate Grantor Trustee under the Trust Agreement, this Agreement and each other Operative Document to which Corporate Grantor Trustee is a party. The Lessor is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations hereunder.

         8.2 Authorization; Execution; Enforceability. (a) This Agreement, the Trust Agreement and each other Operative Agreement to which the Trust Company or Laskaris is a party have been, or on the Closing Date will be, duly authorized, executed and delivered by the Trust Company and Laskaris, respectively, and assuming due authorization, execution and delivery by the other parties thereto, are, or on the Closing Date will be, legal, valid and binding obligations of the Trust Company and Laskaris, respectively, enforceable against it or him in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

                  (b) This Agreement and each other Operative Document to which the Grantor Trustee is a party (i) have been, or on the Closing Date will be, (assuming due authorization, execution and delivery by the Owner Participant of the Trust Agreement and upon due direction by the Owner Participant pursuant thereto), in the case of the Corporate Grantor Trustee, duly authorized, executed and delivered by one of its officers who is duly authorized to execute and deliver such Operative Document on behalf of the Corporate Grantor Trustee and, in the case of the Individual Grantor Trustee, duly executed by Laskaris, and (ii) assuming due authorization, execution and delivery by the other parties hereto and thereto, are, or on the Closing Date will be, legal, valid and binding obligations of the Grantor Trustee enforceable against the Grantor Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies. Upon execution of the Secured Notes by the Grantor Trustee, authentication thereof by the Indenture Trustee and delivery thereof against payment or the giving of consideration therefor in accordance with the Indenture and this Agreement, the Secured Notes will be legal, valid and binding obligations of the Grantor Trustee enforceable against the Grantor Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies.

         8.3 No Violation. (a) The execution and delivery by the Trust Company of the Trust Agreement and, to the extent it is a party hereto or thereto in its individual capacity, this Agreement and each other Operative Document, are not or will not be, and the performance by the Trust Company of its obligations under each will not be, inconsistent with the charter documents or by-laws of the Trust Company, do not and will not contravene any United States federal or Delaware Governmental Rule governing its banking or Trust Powers relating to or affecting its capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which it is a party and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Trust Company is a party or by which it or any of its property is bound, or require any United States federal or Delaware Governmental Action relating to or affecting its capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which it is a party. The execution and delivery by Laskaris of the Trust Agreement and, to the extent he is a party hereto or thereto in his individual capacity, this Agreement and each other Operative Document, and the performance by Laskaris of his obligations under each do not and will not, contravene any United States federal or Delaware Governmental Rule governing his banking or trust powers relating to or affecting his capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which he is a party and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which he is a party or by which he or any of his property is bound, or require any United States federal or Delaware Governmental Action relating to or affecting his capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which he is a party.

                  (b) The execution and delivery by the Grantor Trustee of each Operative Document to which the Grantor Trustee is a party are not, and the performance by the Grantor Trustee of the Grantor Trustee's obligations under each will not be, inconsistent with the charter documents or by-laws of the Trust Company, do not and will not contravene any United States federal or Delaware Governmental Rule regulating the Grantor Trustee's banking or trust powers relating to or affecting the Grantor Trustee's capacity to act as contemplated by the Trust Agreement or the Grantor Trustee Documents and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Grantor Trustee is a party or by which the Grantor Trustee or the Grantor Trustee's property is bound or, assuming the accuracy of the Lessee's representation in Section 5.20, require any United States federal or Delaware Governmental Action relating to or affecting the Grantor Trustee's capacity to act as contemplated by the Trust Agreement or the Grantor Trustee Documents.

         8.4 No Default. (a) No Indenture Default or Indenture Event of Default attributable to the Trust Company or Laskaris has occurred and is continuing.

                  (b) No Indenture Default or Indenture Event of Default attributable to the Grantor Trustee has occurred and is continuing.

         8.5 Litigation. (a) There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Trust Company, threatened against the Trust Company or Laskaris before any Governmental Authority which, individually or in the aggregate (so far as the Trust Company now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Trust Company or Laskaris to perform its or his obligations under this Agreement or any other Operative Document to which it or he is a party.

                  (b) There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Trust Company, threatened against the Grantor Trustee before any Governmental Authority which, individually or in the aggregate (so far as the Trust Company now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Trust Company to perform its obligations under this Agreement or any other Operative Document to which it is a party.

         8.6 Lessor's Liens. There are no Lessor's Liens attributable to the Grantor Trustee, Laskaris or the Trust Company on the Trust Estate or the Indenture Estate, or on any part of either thereof and the execution, delivery and performance by any of the Grantor Trustee, the Trust Company or Laskaris of the Operative Documents to which any of them is a party will not subject the Trust Estate or the Indenture Estate to any such Lessor's Liens.

         8.7 Securities Act. None of the Trust Company, Laskaris, the Grantor Trustee or any Person authorized by any of the Trust Company, Laskaris or the Grantor Trustee to act on its or his behalf, has directly or indirectly offered or sold any interest in the Trust Estate or the Secured Notes, or in any similar security relating to the Undivided Interest, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person, other than, in the case of the Secured Notes, the Loan Participants, and none of the Trust Company, Laskaris, the Grantor Trustee or any Person authorized by either of the Trust Company, Laskaris or the Grantor Trustee to act on its or his behalf will take any action which would subject the issuance or sale of any interest in the Trust Estate or the Secured Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act except to the extent required under Section 15, it being understood that no Person has been authorized to act on behalf of the Grantor Trustee, Laskaris or the Trust Company in connection with the issuance and sale of the Pass Through Certificates.

         8.8 Chief Place of Business. The Trust Company's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Document are kept are located in Wilmington, Delaware.

         8.9 No Taxes Payable. Except for Taxes based upon the income of any Person, there are no Taxes payable in the state in which the principal place of business of the Trust Company, or the Grantor Trustee, as the case may be, is located in connection with the execution, delivery, consummation or recordation of this Agreement and the other Operative Documents, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including, without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest, solely because the Trust Company has its principal place of business in the State of Delaware).

         8.10 Federal Reserve Regulations. The Grantor Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Secured Notes will be used by it or him to purchase or carry any such margin stock or, assuming the accuracy of the representation set forth in Section 5.18, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF THE CORPORATE INDENTURE TRUSTEE.

         The Bank of New York represents and warrants in its individual capacity with respect to Sections 9.1, 9.2(a), 9.3, 9.4, 9.5(a) and 9.6, and not in its individual capacity, but solely in its capacity as Corporate Indenture Trustee with respect to Sections 9.2(b) and 9.5(b), to each of the other parties hereto that as of the date hereof and as of the Closing Date:

         9.1 Due Organization. The Bank of New York is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party.

         9.2 Authorization; Execution; Enforceability. (a) This Agreement and each other Operative Document to which The Bank of New York or Clark, in its or his individual capacity is a party have been, or on the Closing Date will be, duly authorized, executed and delivered by The Bank of New York and Clark, respectively, each in its individual capacity and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are, or on the Closing Date will be, legal, valid and binding obligations of the Indenture Trustee in its or his individual capacity, as the case may be, (to the extent it or he is a party hereto or thereto in such capacity), enforceable against it or him in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies. Assuming due authorization, execution and delivery thereof by the Grantor Trustee, each Secured Note issued on the Closing Date pursuant to the terms of this Agreement and the Indenture on the Closing Date will have been duly authenticated.

                  (b) This Agreement and each other Operative Document to which the Indenture Trustee is a party have been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, are legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies.

         9.3 No Violation. The execution and delivery by The Bank of New York of this Agreement and each other Operative Document to which it is a party are not and will not be, and the performance by it of its obligations under each will not be, inconsistent with its charter documents or do not and will not contravene any Governmental Rule of the United States of America or New York governing with respect to its banking or Trust powers, and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which The Bank of New York, in its individual capacity, is a party, or by which it or any of its properties are bound, or require any Governmental Action of the United States of America or New York governing its banking or trust powers. The execution and delivery by Clark of this Agreement and each other Operative Document to which he is a party do not and will not contravene any Governmental Rule of the United States of America or New York governing with respect to his banking or trust powers, and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Clark, in his individual capacity, is a party, or by which he or any of his properties are bound, or require any Governmental Action of the United States of America or New York governing his banking or trust powers.

         9.4 Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Indenture Trustee, threatened against the Indenture Trustee, whether in its or his individual capacity or as Corporate Indenture Trustee or Individual Indenture Trustee, as the case may be, before any Governmental Authority governing its banking or trust powers which, individually or in the aggregate (so far as the Indenture Trustee now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Indenture Trustee (in either such capacity) to perform the Indenture Trustee's obligations under this Agreement or any other Operative Document to which the Indenture Trustee is a party (in either such capacity).

         9.5 Indenture Trustee's Liens. (a) There are no Indenture Trustee's Liens attributable to The Bank of New York or Clark in its or his individual capacity on the Indenture Estate or on any part thereof.

                  (b) There are no Indenture Trustee's Liens on the Indenture Estate or any part thereof.

         9.6 No Taxes Payable. Except for Taxes based upon the income of any Person, there are no Taxes payable in the state in which the principal place of business of the Indenture Trustee is located in connection with the execution, delivery, consummation or recordation of this Agreement and the other Operative Documents, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including, without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest).

SECTION 10. LESSEE COVENANTS.

         The Lessee covenants and agrees that:

         10.1 Officer's Certificate. The Lessee will deliver to the Owner Participant, the Grantor Trustee and the Indenture Trustee on or before May 1 of each year during the Lease Term commencing in 1997, an Officer's Certificate of the Lessee signed on behalf of the Lessee by the Chief Financial Officer of the

Lessee to the effect that the signer has made, or caused to be made under his supervision a review of the relevant terms of the Lease and the other Operative Documents to which the Lessee is a party and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Lease Default, Lease Event of Default, an Event of Loss or an event described in clause (c) of the definition of Event of Loss, or if any such condition or event exists, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto. Such Officer's Certificate shall be accompanied by a summary of any material items during the preceding year in the use, operation or maintenance of the Production System not otherwise reported in the Lessee's Form 10-K for such year or any other reports filed with the SEC.

         10.2 Financial Statements and Other Requested Information.

                  (a) SEC Reports. The Lessee shall provide to the Owner Participant, the Grantor Trustee and the Indenture Trustee (x) within 30 days after the same is required to be filed with the SEC or any successor agency, a copy of each annual report and any amendment to an annual report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (currently Form 10-K), as the same may be amended from time to time, (y) within 30 days after the same is required to be filed with the SEC or any successor agency, a copy of each quarterly report and any amendment to any quarterly report filed with the SEC or any successor agency pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (currently Form 10-Q), as the same may be amended from time to time, and (z) promptly after the same become available, but in any event within 30 days following the date the same are required to be filed with the SEC, all other reports, notices, proxy statements or other documents that are distributed by the Lessee to its shareholders and all regular and periodic final reports (including, without limitation, reports on Form 8-K) filed by the Lessee with the SEC, which are publicly available, except for reports on SEC Forms 3, 4 or 5 and 11-K.

                  (b) Financial Statements. If at any time the Lessee shall cease to be subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, the Lessee shall furnish the following reports:

                  (i) As soon as available, but in any event not later than 75 days after the end of each of the first three quarterly periods of each fiscal year of the Lessee, the unaudited consolidated balance sheet of Lessee and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of Lessee and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, and setting forth in each case in comparative form figures for the related period in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Lessee, subject to normal year-end audit adjustments; and

                  (ii) As soon as available, but in any event within 120 days after the end of each fiscal year of the Lessee, a copy of the audited and consolidated balance sheet of Lessee and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, and setting forth in each case in comparative form the figures for the previous year and such consolidated statements shall be accompanied by a balance sheet as of such date, and a statement of income and cash flows for such period;

                  (iii) Other Information. With reasonable promptness, the Lessee will deliver to the Owner Participant, the Grantor Trustee and the Indenture Trustee such data and information as to the Production System, the Undivided Interest as from time to time may be reasonably available to the Lessee and reasonably requested by any of such parties.

         10.3 Maintenance of Corporate Existence, Etc. Subject to the provisions of Section 10.4, the Lessee shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises, the loss of which, individually or in the aggregate, would have a material adverse effect on the financial condition of the Lessee or its ability to comply with its obligations under the Operative Documents.

         10.4 Merger, Consolidation, Sale, Etc. (a) Except as may occur in conjunction with the Enserch Transactions, so long as any of the Secured Notes remain Outstanding or any amounts with respect thereto remain due and owing by the Lessee to the Loan Participant under any Operative Document remain unpaid and so long as the Lease Term shall not have expired or been terminated, the Lessee shall not consolidate with or merge with or into any other corporation under circumstances where the Lessee is not the surviving corporation, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets as an entirety to any Person, unless:

                  (i) the successor or transferee corporation (x) is generally paying its debts as they become due and (y) is not subject to bankruptcy, insolvency or similar proceedings;

                  (ii) the successor or transferee corporation shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the district of Columbia, and shall execute and deliver to the Grantor Trustee, the Owner Participant, the Indenture Trustee and the Loan Participant an agreement (in form and substance reasonably satisfactory to each thereof) containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of each Operative Document to which the Lessee is a party to be performed, complied with or observed by the Lessee;

                  (iii) immediately prior to and immediately after giving effect to such transaction, no Lease Default described in Sections 15(a), (b),
         (c) or (g) of the Lease or Lease Event of Default shall have occurred and be continuing; and

                  (iv) the Lessee shall have delivered to each of the Grantor Trustee, the Owner Participant and the Indenture Trustee an Officer's Certificate of the Lessee signed on behalf of the Lessee by the Chief Financial Officer of the Lessee, and an opinion of counsel to the Lessee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement referred to in clause
         (ii) above comply with this Section 10.4 and that all conditions precedent herein provided for relating to such transaction have been satisfied and, in the case of such opinion, that (x) such assumption agreement has been duly authorized, executed and delivered by such successor corporation or transferee and is enforceable against such successor corporation or transferee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and (y) all filings or recordations necessary to protect the interests of the Grantor Trustee, Indenture Trustee and the Owner Participant in and to the Production System have been made.

                  (b) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety in accordance with this Section 10.4, the successor corporation formed by such consolidation or into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the other Operative Documents to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such consolidation, merger, conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability hereunder or under any other Operative Document. Nothing contained herein shall permit any lease, sublease or other arrangement with respect to the Undivided Interest except in compliance with the applicable provisions of the Lease.

                  (c) Immediately prior to the consummation of the Enserch Transactions, General Counsel to the Lessee shall confirm to the Owner Participant paragraph 9 of its opinion delivered pursuant to Section 4.8(b).

                  (d) Notwithstanding anything herein to the contrary, subject to satisfaction of Section 10.4(c), no consent shall be required in connection with the Enserch Transactions.

         10.5 Change in Name or Chief Place of Business. The Lessee shall give notice to the Grantor Trustee, the Owner Participant and the Indenture Trustee promptly but in any event within 30 days after any change in its name or chief place of business or chief executive office.

         10.6 Further Assurances. The Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Grantor Trustee, the Owner Participant, the Loan Participant or the Indenture Trustee reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby. The Lessee, at its own cost and expense, will cause the Indenture and the Lease, any supplements or amendments thereto and restatements thereof and all financing statements, fixture filings and other documents, to be recorded or filed at such places and times and in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested (x) by the Grantor Trustee, the Owner Participant or the Indenture Trustee in order to establish, preserve and protect the interest of the Grantor Trustee in and to the Undivided Interest and the Grantor Trustee's rights under this Agreement and the other Operative Documents and (y) so long as any Secured Notes are Outstanding, by the Indenture Trustee, the Loan Participant or the Grantor Trustee in order to establish, preserve, protect and perfect the mortgage and security interest of the Indenture Trustee in the Indenture Estate granted or intended to be created under the Indenture and the Ship Mortgage and the Indenture Trustee's rights under this

Agreement and the other Operative Documents, subject only to Permitted Liens.

         10.7 Inspection. (a) The Lessee shall permit the Indenture Trustee, the Owner Participant and the Grantor Trustee (and any authorized representatives thereof), at such Person's risk (including, without limitation, as to personal injury and death) and, unless there exists a continuing Lease Event of Default, expense, including, without limitation, the cost and expense for such Person's transportation to and from the Production System by helicopter (whether the Lessee's or any other Person's helicopter), and under conditions reasonably acceptable to the Lessee and subject to Section 11.5 hereof, to visit and inspect the Production System, to make copies of and extracts from the books and records of the Lessee related thereto, and to have access to officers and the independent public accountants of the Lessee, all upon reasonable notice and at such reasonable times during normal business hours and as may be reasonably requested; provided, however, that (A) unless there exists a continuing Lease Default described in Section 15(d) but only to the extent such Lease Default relates to the maintenance of the Production System) or Section 15(g) of the Lease or a Lease Event of Default, the Indenture Trustee, the Owner Participant and the Grantor Trustee may not make more than one (1) such inspection in any calendar year without the Lessee's prior written consent, (B) so long as the Operating Agreement is in effect, such inspection rights must be exercised subject to the provisions of the Operating Agreement and under the supervision of the Operator, (C) the Lessee shall be liable for any losses caused by the gross negligence or willful misconduct of the Lessee in connection with any inspection pursuant to this Section 10.7 and (D) the Lessee will cooperate with the Grantor Trustee, the Owner Participant and the Indenture Trustee to minimize the transportation cost associated with an inspection conducted pursuant to this
Section 10.7. The Lessee will make available for the Indenture Trustee, the Owner Participant and the Grantor Trustee (or any authorized representatives thereof) for examination during any inspection pursuant to this Section 10.7, any written reports in its possession relating to the use, operation and maintenance of the Production System, including reserve reports, subject to the restrictions set forth in Section 11.5.

                  (b) No Person entitled to make any inspection or inquiry referred to in this Section 10.7 shall have any duty to make such inspection or inquiry, or shall incur any liability or obligation by reason of not making any such inspection or inquiry.

         10.8 Limitation on Acquisition of Secured Notes or Pass Through Certificates; Pass Through Trust Agreement. The Lessee will not, and will not permit any of its Affiliates to, acquire directly or through a nominee or agent by purchase or otherwise any interest in any Secured Notes or any Pass Through Certificates) (a) prior to the second anniversary of the Closing Date, (b) if the result of such acquisition would be to prevent the Owner Participant from accounting for the Lease as a leveraged lease in accordance with FASB 13 or (c) if the aggregate principal amount of all Secured Notes and Pass Through Certificates held directly or indirectly by or for the account of the Lessee and its Affiliates immediately after such acquisition would exceed 25% of the outstanding principal amount of Secured Notes or the Pass Through Certificates, respectively or collectively, immediately prior to such acquisition.

         10.9 Operating Agreement. (a) Unless the Owner Participant and the Indenture Trustee shall otherwise consent, which consent shall not be unreasonably withheld or delayed, the Lessee shall not accept or approve any amendment to the Operating Agreement, the effect of which would be to adversely affect the interests of the Grantor Trustee, the Indenture Trustee or the Owner Participant in the Production System or the Undivided Interest or under the Operative Documents.

                  (b) The Lessee may (i) at any time terminate (or allow to be terminated) the Operating Agreement and (ii) enter into (or allow to be entered into) a new operating agreement with respect to the Production System provided:
(1) if such new operating agreement is with Enserch Exploration or any of its Affiliates as the operator and does not involve any bona fide substantive negotiation with additional parties that are not Affiliates of either Enserch Exploration or MPTM, the provisions of such operating agreement shall not adversely affect the interests of the Owner Participant or the Indenture Trustee without the prior written consent of the Owner Participant and the Indenture Trustee, which consent shall not be unreasonably withheld or delayed; or (2) in all other cases, the provisions of such operating agreement shall not (A) be less favorable in any material respect (including income taxes) to the interests of the Owner Participant, the Grantor Trustee or the Indenture Trustee than the Operating Agreement in effect on the Closing Date, (B) reduce the revenue to which the Grantor Trustee would be contractually entitled under the provisions of such operating agreement upon the expiration or termination of the Lease and the effectiveness of the Agency and Support Agreement except to a de minimis extent or (C) increase the monetary obligations to which the Grantor Trustee would be contractually subject under the provisions of such operating agreement upon the expiration or termination of the Lease and the effectiveness of the Agency and Support Agreement, except to a de minimis extent. The Lessee shall upon such execution furnish to the Owner Participant, the

Grantor Trustee and the Indenture Trustee a copy of any such amendment or modification as executed.

         10.10 Documentation of Platform. The Lessee shall throughout the Lease Term maintain the documentation of the Platform in the Republic of Panama (or in any other jurisdiction selected by the Lessee provided such other jurisdiction provides substantially equivalent protection for the rights of owner participants, lessors, lenders for similar transactions as the law of the Republic of Panama), and shall not do or suffer or permit to be done anything which would prevent the maintenance of the documentation of the Platform under the laws and the flag of the Republic of Panama (or such other jurisdiction) or which would constitute or result in a violation of any applicable law or regulation of the Republic of Panama (or such other jurisdiction) non-compliance with which could create any material risk of or danger of the sale, forfeiture or loss of any material part of or interest in the Platform.

         10.11 Notice of Certain Events. Promptly after the Lessee has Actual Knowledge that any Lease Default has occurred and has continued for thirty days, or any Lease Event of Default, Event of Loss or event described in clause (c) of the definition of Event of Loss has occurred, the Lessee shall deliver to the Indenture Trustee and the Owner Participant a notice of such Lease Default, Lease Event of Default, Event of Loss or event described in clause (c) of the definition of Event of Loss which with the giving of notice or lapse of time would become an Event of Loss describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Owner Participant has taken, is taking and proposes to take with respect thereto.

         10.12 Environmental Notices. The Lessee shall, promptly after the Lessee's receipt thereof, provide the Owner Participant, the Grantor Trustee and the Indenture Trustee with copies of all written communications from any Governmental Authority (a) asserting any violation of or noncompliance with Environmental Laws or any Release, discharge or emission of Hazardous Materials into the environment at or from the Production System, or (b) relating to any Environmental Claim against the Lessee, MPTM, or the Production System that is pending or has been threatened in writing, in each case which is reasonably likely to materially adversely effect the Production System or the Lessee's ability to perform its obligations under the Operative Documents.

         10.13 Abandonment of Production System. The Lessee shall use commercially reasonable efforts to exercise its rights under the Operating Agreement to prevent the abandonment of the Production System prior to January 2, 2001; provided that, except for its obligations under Section 12 of the Lease, the Lessee shall have no liability for its failure to prevent any such abandonment prior to January 2, 2001 if the Lessee has used all such commercially reasonable efforts. The Lessee shall have no obligation under this Section 10.13 or otherwise to prevent the abandonment of the Production System on or after January 2, 2001.

         10.14 Credit Support. The Lessee shall cause Credit Support to be maintained at all times during the period from the Closing Date (or any subsequent Reinstatement Date) to the applicable Release Date. Such Credit Support and the related Reimbursement Agreement shall meet the following requirements: (1) the original stated term of any Letter of Credit or Surety Bond shall not be less than two years and the Letter of Credit or Surety Bond shall be irrevocable except upon the occurrence of a Release Date, (2) (x) any Letter of Credit or Surety Bond shall permit the beneficiary or owner thereof, as applicable, to assign its interest therein to a Transferee without the consent of the Issuing Bank or the Surety Bond Issuer, as applicable, or the Lessee in connection with a transfer made in accordance with Section 13 or (y) the Reimbursement Agreement pursuant to which such Letter of Credit or Surety Bond is issued shall unconditionally require the Issuing Bank or the Surety Bond Issuer, as applicable, to issue a Letter of Credit or Surety Bond, as applicable, to a Transferee in connection with a transfer made in accordance with Section 13, (3) at the time of the issuance of any Letter of Credit or Surety Bond, such Letter of Credit or Surety Bond shall be accompanied by an opinion of counsel in form and substance satisfactory to the Owner Participant,
(4) the Issuing Bank or Surety Bond Issuer, as the case may be, shall expressly waive any rights of subrogation in respect thereof and (5) such Letter of Credit or Surety Bond shall be drawable or payable, as the case may be, upon presentation of a drawing certificate pursuant to which a beneficiary of the Letter of Credit or the holder of a Surety Bond, as applicable, certifies either
(I) a Lease Event of Default has occurred and all amounts due to the Lessor and the Owner Participant pursuant to the Operative Documents (determined without regard to any bankruptcy, insolvency or similar law) have not been paid in full or (II) the Letter of Credit or Surety Bond then in effect is stated to expire within 30 days and no new Credit Support has been provided. The obligations of the Lessee under any Reimbursement Agreement between the Lessee and the Issuing Bank relating to a Letter of Credit or between the Surety Bond Issuer and the Lessee relating to a Surety Bond shall be unsecured (except to the extent permitted by Section 9.4 of the Initial Reimbursement Agreement or any similar provision contained in any other Reimbursement Agreement) and any such Reimbursement Agreement shall require that the Issuing Bank (or, if applicable, the Surety Bond Issuer) pay any draws on the

Letter of Credit (or if applicable, make payments in respect of the Surety Bond) from general funds.

         The Lessee shall give the Owner Participant notice of the scheduled termination of each Letter of Credit or Surety Bond not more than 90 nor less than 30 days before its scheduled termination date. If the Lessee has not secured a commitment for a renewal or replacement of an expiring Letter of Credit or Surety Bond not later than 30 days prior to the stated expiration date of such expiring Letter of Credit or Surety Bond, the Lessee shall notify the Owner Participant of such fact.

         10.15 Fees and Expenses. Without limiting the terms of Section 12.1 hereof, the Lessee shall pay (i) the reasonable ongoing fees and expense of the Grantor Trustee under the Trust Agreement, (ii) the reasonable ongoing fees and expenses of the Indenture Trustee under the Indenture and (iii) the reasonable ongoing fees and expenses of the Pass Through Trustee under the Pass Through Trust Agreement.

         10.16 Transfer of Title to Undivided Interest. The Lessee shall not, without the prior written consent of the Owner Participant, directly or indirectly transfer title to the Undivided Interest or any portion thereof or interest therein, except as provided in the Operative Documents.

         10.17 Agency and Support Agreement. Lessee shall not transfer, assign, sell, pledge, mortgage, hypothecate, grant a security interest in, convey all or any portion of its right, title or interest in or to the Blocks (as defined in the Agency and Support Agreement), including, without limitation, any right, title or interest in any Garden Banks Document without obtaining from such assignee, transferee, mortgagee, secured party or grantee, its written stipulation and agreement that the interest in the Blocks (as defined in the Agency and Support Agreement) so acquired is specifically subject to and bound by the rights and obligations of the parties established and set forth in the Agency and Support Agreement. The parties and their successors and assigns to the Agency and Support Agreement shall be express third party beneficiaries of any stipulation and agreement made in accordance with this Section 10.17.

         10.18 Equipment List. Within 12 months from the Closing Date, the Lessee shall provide the Owner Participant, the Grantor Trustee and the Indenture Trustee with a complete list of the equipment constituting the Production System as of the Closing Date.

SECTION 11. OTHER COVENANTS AND AGREEMENTS.

         11.1 Agreements of Owner Participant. The Owner Participant covenants and agrees that:

                  (a) Discharge of Liens. The Owner Participant will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, (i) all Owner Participant's Liens and (ii) all Lessor's Liens resulting from any act or failure to act by the Grantor Trustee at the express written direction of the Owner Participant in violation of the Operative Documents on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein; provided, however, that the Owner Participant shall not be required to remove any such Owner Participant's Lien or Lessor's Lien (other than any such Lien affirmatively imposed by the Owner Participant) for so long as the same is being diligently contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of (1) the sale, forfeiture or loss of any part of any of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein, (2) the interference with the use or disposition of any of the foregoing or any part thereof, or title thereto or any interest therein, or (3) interference with the payment of Rent. The Owner Participant shall indemnify, protect, defend, save and keep harmless the Lessee, the Loan Participant, and the Indenture Trustee from and against any and all Claims that may be imposed on, incurred by or asserted against such Person or the Undivided Interest arising out of any such Owner Participant's Liens or any Lessor's Liens described in clause (ii) of the preceding sentence.

                  (b) Prepayment. Unless the Lease shall have been declared in default pursuant to Section 16.1 thereof or as otherwise contemplated by Section 6.1(g) of the Lease, the Owner Participant will not, and will not cause or permit the Grantor Trustee to, directly or indirectly prepay, redeem, refund, refinance or acquire any Secured Note, or give a notice of redemption, with respect thereto, without the prior written consent of the Lessee, other than in the event of a redemption or purchase of Secured Notes by the Grantor Trustee or the Owner Participant pursuant to Section 3.06 of the Indenture or as provided in
         Section 15. This Section 11.1(b) shall not be deemed to permit prepayment of Secured Notes except as permitted by the Indenture. If
         (i) the Lessee shall have irrevocably elected (A) to purchase the Undivided Interest pursuant to the Lease or

         (B) to terminate the Lease with respect to the Undivided Interest or a Significant Portion thereof pursuant to Section 7 of the Lease, and the Lessee shall not have elected to assume the Secured Notes pursuant to
         Section 11.6 or to purchase the Beneficial Interest pursuant to Section 16, or (ii) an Event of Loss with respect to the Production System or a Significant Portion thereof shall have occurred, then the Owner Participant agrees, upon request of the Lessee specifying the relevant information, to instruct the Grantor Trustee to give a notice of redemption pursuant to Section 3.10 of the Indenture with respect to the Secured Notes to be redeemed in connection with such purchase, termination or Event of Loss, which notice shall be given in accordance with, the terms of the Indenture.

                  (c) Cooperation with Lessee. The Owner Participant shall, to the extent reasonably so requested by the Lessee, cooperate with the Lessee, at the Lessee's expense, to enable the Lessee to make the filings and recordings listed in Schedule 3, including, without limitation, at any time and from time to time, upon the request of the Lessee promptly and duly executing and delivering, any and all such further instruments and documents as the Lessee may reasonably request in order to perform such covenants and to make such filings and recordings.

                  (d) Successor Grantor Trustee. Unless the Lease shall have been declared in default pursuant to Section 16.1 thereof, the Owner Participant shall not appoint or cause or allow to be appointed a successor to any Corporate Grantor Trustee under the Trust Agreement without obtaining the prior written consent of the Lessee and the Indenture Trustee, which consent shall not unreasonably be withheld. The Owner Participant shall (at the Lessee's expense) cause any such successor Corporate Grantor Trustee, simultaneously with its assumption of duties in such capacity, to take all actions as may be reasonably requested by the Indenture Trustee, the Loan Participants or the Lessee (including, without limitation, the filing of financing statements) in order to establish, preserve, protect and perfect the title of such successor trustee in and to the Undivided Interest and its rights under this Agreement and the other Operative Documents and, so long as any Secured Notes are Outstanding, the mortgage and security interest of the Indenture Trustee in the Indenture Estate granted or intended to be created under the Indenture and the Ship Mortgage and the Indenture Trustee's rights under this Agreement and the other Operative Documents, subject only to Permitted Liens.

                  (e) Performance of Obligations. The Owner Participant will perform and comply with all obligations imposed on the Owner Participant pursuant to Section 4.4(c) of the Lease and Section 5.01(h) of the Indenture in accordance with the terms and conditions of each thereof. In addition, the Owner Participant agrees to pay, or cause the Lessor to pay, all fees and expenses that are for the account of the Lessor in connection with an Appraisal Procedure.

                  (f) Instructions to Grantor Trustee. The Owner Participant will not instruct or otherwise direct the Grantor Trustee to take, or omit to take, any action in violation of the express covenants and agreements of the Grantor Trustee in any Operative Document. The Owner Participant will not unreasonably withhold its consent to or authorization of any consent requested of the Grantor Trustee under the terms of any Operative Document which by its express terms is not to be unreasonably withheld by the Grantor Trustee.

                  (g) Termination of Trust Agreement. The Owner Participant will not terminate or revoke, or consent to the termination or revocation of, the Trust Agreement prior to the release of the Lien of the Indenture on the Indenture Estate or, except in connection with the exercise of remedies by the Lessor following a declaration by the Lessor pursuant to Section 16.1 of the Lease that the Lease is in default, prior to the expiration or earlier termination of the Lease pursuant to its terms. The Owner Participant will not, prior to the release of the Lien of the Indenture on the Indenture Estate, amend or modify the Trust Agreement in any manner that would materially adversely affect the Indenture Estate or limit in any material manner the rights of the Indenture Trustee set forth therein.

                  (h) Election to Retain Undivided Interest. If the Grantor Trustee shall elect to retain the Undivided Interest pursuant to
         Section 7.4 of the Lease, the Owner Participant will cause the Grantor Trustee to perform its obligations under such Section 7.4 in accordance with the terms thereof.

                  (i) Notice of Indenture Event of Default. Promptly after the Owner Participant has Actual Knowledge that any Indenture Event of Default attributable to the Owner Participant has occurred and is continuing, the Owner Participant shall deliver to the Indenture Trustee and the Lessee a notice of such Indenture Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Owner Participant has taken, is taking and proposes to take with respect thereto; provided that the Owner Participant shall not have any liability nor shall any Person have any rights as a result of any failure to provide such notice.

         11.2 Agreements of Laskaris, Trust Company and Grantor Trustee. The Trust Company and Laskaris, each in its or his individual capacity, covenant and agree, jointly and severally, with respect to Sections 11.2(a)(i) and 11.2(b) and the Grantor Trustee covenant and agree with respect to Sections 11.2(a)(ii), 11.2(c), 11.2(d), 11.2(e), 11.2(f), 11.2(g), 11.2(h) and 11.2(i) that:

                  (a) Discharge of Liens. (i) The Trust Company and Laskaris will not create or permit to exist at any time, and will, at its or his own cost and expense, promptly take such action as may be necessary duly to discharge all Lessor's Liens on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein attributable to itself or Laskaris. Except for the Owner Participant's obligation pursuant to Section 11.1(a) (ii), the Trust Company and Laskaris shall indemnify, protect, defend, save and keep harmless the Lessee, the Owner Participant, the Loan Participant and the Indenture Trustee from and against any and all Claims that may be imposed on, incurred by or asserted against such Person or the Undivided Interest arising out of or secured by any such Lien.

                           (ii) The Corporate Grantor Trustee will not create or
                  permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge all Lessor's Liens on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein attributable to the Corporate Grantor Trustee; provided, however, that the Corporate Grantor Trustee shall not be required to remove any such Lessor's Lien (other than any such Lien affirmatively imposed by the Corporate Grantor Trustee) for so long as the same is being diligently contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of (1) the sale, forfeiture or loss of any part of any of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein, (2) interference with the use or disposition of any of the foregoing or any part thereof, or title thereto or any interest therein, or (3) interference with the payment of Rent.

                  (b) Change of Chief Place of Business. The Trust Company shall give notice to the Lessee, the Owner

         Participant and the Indenture Trustee promptly after any change in its chief place of business or chief executive office, or the office where the records concerning the accounts, contract rights or general intangibles relating to the transactions contemplated hereby are kept or any change in the state of residency of Laskaris.

                  (c) Cooperation with the Lessee. The Grantor Trustee shall, to the extent reasonably so requested by the Lessee, cooperate with the Lessee, at the Lessee's expense, to enable the Lessee to make the filings and recordings listed in Schedule 3, including, without limitation, at any time and from time to time, upon the request of the Lessee promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may request in order to perform such covenants and to make such filings and recordings.

                  (d) Notice of Transfer of Assets. The Grantor Trustee shall not transfer any of the estates, properties, rights, powers, duties or trusts of the Grantor Trustee to any successor trustee or to any additional or separate trustee under the Trust Agreement without giving prior written notice of such transfer to the Owner Participant, the Lessee, the Loan Participant and the Indenture Trustee in accordance with Section 11 of the Trust Agreement.

                  (e) Certain Transfers; Termination. Except as expressly permitted hereby or by the terms of any other Operative Document, unless the Lease shall have been declared in default in accordance with
         Section 16.1 thereof, the Grantor Trustee will not transfer the Undivided Interest to any Person prior to the expiration or earlier termination of the Lease pursuant to its terms, other than a successor Grantor Trustee appointed in accordance with the provisions of Section 11 of the Trust Agreement, or terminate the Trust Agreement or distribute all or any part of the Trust Estate to any Person.

                  (f) Grantor Trustee's Activities. The Grantor Trustee will not incur any indebtedness for money borrowed, or enter into any other activity, except as contemplated by the Operative Documents or as may be necessary or advisable to carry out its obligations or enforce its rights thereunder.

                  (g) Notice of Indenture Event of Default. Promptly after the Grantor Trustee has Actual Knowledge that any Indenture Event of Default attributable to the Grantor Trustee has occurred and is continuing, the Grantor Trustee shall deliver to the Lessee a notice of such Indenture Event of Default which is not also a Lease Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Grantor Trustee has taken, is taking and proposes to take with respect thereto; provided that the Grantor Trustee shall not have any liability nor shall any Person have any rights as a result of any failure to provide such notice.

         11.3 Agreements of Pass Through Trustee. The Pass Through Trustee covenants and agrees that:

                  (a) Transfer of Secured Notes. Any sale, transfer or assignment (including, without limitation, a transfer pursuant to the exercise of remedies with respect to any Secured Note) by the Pass Through Trustee of any Secured Note or of all or any part of its interest hereunder or under the Indenture shall be on the express condition that the purchaser, transferee or assignee, as the case may be, shall agree to be bound by the terms and provisions applicable to the Pass Through Trustee contained in this Agreement, the Secured Notes and the Indenture. The acceptance by any Person of any Secured Note shall constitute such Person's agreement to be bound by the terms and provisions of this Agreement and the Indenture. The Pass Through Trustee will not make any such sale, transfer or assignment to any Person unless such Person delivers to the Lessee, the Grantor Trustee, the Indenture Trustee and the Owner Participant (i) a written representation and warranty by such Person and an opinion of counsel reasonably satisfactory to the Lessee, the Grantor Trustee and the Owner Participant to the effect that such sale, transfer or assignment to and the holding of any such interest by, such Person (1) will not result in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, or (2) are covered by an exemption contained in ERISA or an administrative exemption adopted thereunder and (ii) a written undertaking by such Person that is substantially identical to the covenant made by the Pass Through Trustee in this
         Section 11.3(a) (including this clause (ii)).

                  (b) Instructions to Indenture Trustee. The Pass Through Trustee will not instruct or otherwise direct the Indenture Trustee to take, or omit to take, any action in violation of the express covenants and agreements of the Indenture Trustee in any Operative Document.

         11.4 Agreements of Indenture Trustee. The Bank of New York and Clark, each in its or his individual capacity, to the extent set forth herein, and as Indenture Trustee covenant and agree, jointly and severally, as follows:



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                  (a) Discharge of Liens. The Bank of New York and Clark, each in its or his individual capacity, covenant and agree, jointly and severally, that it and he will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary to discharge, all of Indenture Trustee's Liens on all or any part of the Undivided Interest, the Trust Estate or the Indenture Estate, or title thereto or any interest therein. The Bank of New York and Clark, each in its or his individual capacity, covenant and agree, jointly and severally, that it and he shall indemnify, protect, defend, save and keep harmless the Lessee, the Owner Participant, each Loan Participant and the Grantor Trustee from and against any and all Claims imposed on, incurred by or asserted against such Person arising out of any Indenture Trustee's Lien.

                  (b) Cooperation with the Lessee. The Indenture Trustee shall, to the extent reasonably requested by the Lessee, cooperate with the Lessee, at the Lessee's expense, to enable the Lessee to perform the Lessee covenants contained in Section 10.6 and to make the filings and recordings listed in Schedule 3, including, without limitation, at any time and from time to time, upon request of the Lessee promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may request in order to perform such covenants and to make such filings and recordings.

                  (c) Original Lease. Except to the extent otherwise required by the Indenture, The Bank of New York agrees, in its individual capacity, that it will maintain possession of the original executed counterpart of the Lease in order to preserve the perfection of the Lien of the Indenture thereon.

                  (d) Performance of Obligations. The Indenture Trustee will perform and comply with the provisions of the Indenture which, upon satisfaction of any applicable conditions set forth therein, require payment or the tendering of performance to the Lessee.

         11.5 Confidentiality. Each of the parties hereto agrees that all matters relating to this Agreement, the other Operative Documents, the Federal Leases, the Pass Through Trust Agreement, the Placement Agreement, the Operating Agreement and the Unit Agreement and the transactions contemplated hereby shall be kept strictly confidential, including, without limitation, the substance of its commercial terms, and any disclosure of such matters shall be made only with the prior written consent of the



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other parties hereto. The obligations set forth in this Section shall survive any termination or rescission of this Agreement, the Operative Documents, the Federal Leases, the Pass Through Trust Agreement, the Operating Agreement and the Unit Agreement, as the case may be. Nothing in this Section shall prevent, or require the consent of any party to, any disclosure:

                  (a) required by any court of competent jurisdiction;

                  (b) as may be required by any Governmental Rule or Governmental Authority;

                  (c) by either party to its legal and other professional advisers, or in the course of or for the purpose of any arbitration or court proceedings;

                  (d) of information which has otherwise become public information through no breach of this Section 11.5 by the disclosing party; or

                  (e) to a prospective assignee of such party's interest that has executed a confidentiality agreement containing the terms set forth in this Section 11.5.

         11.6 Assumption of Secured Notes. Each of the Owner Participant, the Grantor Trustee, each Loan Participant and the Indenture Trustee agrees that if, pursuant to Section 6.1(c), (d), (e), (f) or (g) of the Lease, the Lessee elects to purchase the Undivided Interest, (i) the Lessee may elect (and in the case of an election pursuant to Section 6.1(g) of the Lease, shall elect) to assume the obligations of the Grantor Trustee under the Secured Notes and under the Indenture by giving notice of such election at least 30 days prior to the applicable purchase date in accordance with and with the effect provided in
Section 3.04 of the Indenture. In the event that the Relevant Amendment becomes effective, this Agreement, the other Operative Documents and the Pass Through Trust Agreement shall be deemed amended as provided in the Relevant Amendment and (ii) upon such assumption the Grantor Trustee shall be released from all of its obligations under the Operative Documents except as may be expressly provided in the Relevant Amendment.

SECTION 12. INDEMNIFICATION

         12.1 General Indemnification.

                  (a) Indemnification. The Lessee agrees whether or not any of the transactions contemplated hereby are consummated, to assume liability for, and to indemnify, protect, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims that may be imposed on, incurred by or



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

asserted against any Indemnitee (whether because of an action or omission by such Indemnitee or otherwise and whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person), in any way relating to or arising out of (i) the Production System or the Undivided Interest or any part thereof, (ii) the Operative Documents, the Pass Through Trust Agreement, the Reimbursement Agreement, any Credit Support, the Operating Agreement, the Federal Leases, the Unit Agreement, any other Garden Banks Document or the transactions contemplated thereby or the issuance or refinancing of the Secured Notes or the Pass Through Certificates (including Claims arising under the Securities Act with respect to any offering of any Secured Notes or Pass Through Certificates or any other securities issued in connection therewith) or the making of any investment (including the Investment) in the Production System, payments made pursuant to any thereof or the enforcement by any Indemnitee of any of its rights under the Operative Documents, or any other transaction contemplated by the Operative Documents, including the giving or withholding by such Indemnitee of any future amendments, supplements, waivers or consents with respect thereto (whether or not entered into), (iii) the manufacture, financing, refinancing, design, construction, inspection, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, mortgaging, granting of a security interest in, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, registration, abandonment or other application or disposition of all or any part of the Production System or the Undivided Interest or any interest therein, including, without limitation, (A) Claims or penalties arising from any violation of law or liability in tort (strict or otherwise), (B) loss of or damage to any property or the environment (including, without limitation, all Claims associated with remediation, response, removal, corrective action, clean-up, Remedial Action, treatment, compliance, restoration, abatement, encapsulation, containment, revegetation, monitoring, sampling, investigation, assessment, financial assurance, natural resource damages, the protection of wildlife, aquatic resources and organisms and vegetation, the interference with or contamination of any wetland or body of water (whether surface or subsurface) or aquifer, and any relevant mitigative action under any Environmental Law and any Claims resulting from or relating to the existence or presence of any Hazardous Material, oil, petroleum or natural gas, at, in or under the Production System, any parts thereof, or the undivided interests therein, or the Release, emission or discharge of any Hazardous Material, oil, petroleum or natural gas into the environment (including air, water vapor, surface water, ground water, and land (whether surface or subsurface)) or death or injury to any Person, (C) latent or other defects, whether or not discoverable, and (D) any claim for patent, trademark or



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copyright infringement, (iv) any breach of or failure to perform or observe, or any other breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement or other obligation to be performed by the Lessee under any Operative Document, the Federal Leases, the Operating Agreement, the Pass Through Trust Agreement, the Reimbursement Agreement or the Unit Agreement or any other Garden Banks Document, or the falsity of any representation or warranty of the Lessee in any of the Operative Documents, any Pass Through Trust Agreement, the Reimbursement Agreement or in any certificate delivered by the Lessee, (v) the imposition of any Lien on the Production System or the Undivided Interest, (vi) any violation of any Governmental Rule with respect to the Lessee, the Production System or the Undivided Interest, (vii) any violation of ERISA or Section 4975 of the Code other than occasioned by a breach by the Owner Participant of its representation in Section 6.7; provided that Claims for indemnification under this clause (vii) shall not be subject to any of the exclusions set forth in the following proviso to this Section 12.1(a) or (viii) the failure to provide Credit Support; provided, however, except as expressly set forth in clause (vii) above, that the Lessee shall not be required to indemnify any Indemnitee under this Section 12.1 for (1) any Claim in respect of the Production System to the extent attributable to acts, events, circumstances or conditions which arise, occur or exist after
(1) (i) the return of the Undivided Interest (other than a return under conditions not in accordance with the Operative Documents or a return in connection with a Lease Event of Default) or (ii) the purchase of the Lessor's right, title and interest in and to the Undivided Interest and payment in full of the applicable purchase price provided for under the Operative Documents and payment of all other amounts due under the Operative Documents (except to the extent that such Claim arises in respect of or relating to any period prior to or simultaneously with the occurrence of the events described in (i) or (ii);
(2) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (unless (i) such willful misconduct or gross negligence is caused by any Lessee Person or (ii) such willful misconduct or gross negligence is imputed to such Indemnitee by reason of its interest in the Undivided Interest), (3) any Transaction Expense (other than any Transaction Expense that the Lessee is obligated to pay pursuant to Section 2.9), (4) (A) in the case of the Grantor Trustee and Claims related to the Indenture, any other expense or Claim to the extent expressly provided under the Indenture to be paid or borne by the Grantor Trustee at its own expense and for which the Grantor Trustee is expressly not entitled to indemnity or reimbursement and (B) in the case of any other Indemnitee and Claim, any other expense or Claim to the extent expressly provided under any of the Operative Documents to be paid or borne by such Indemnitee at its own expense or for which such



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

Indemnitee is expressly not entitled to indemnity or reimbursement, (5) any Claim to the extent resulting from the offer, sale, disposition or transfer by such Indemnitee of all or part of its interest in the Undivided Interest, the Secured Notes, the Pass Through Certificates or the Trust Estate, other than any such transfer or disposition (i) made while a Lease Event of Default is continuing, (ii) in connection with an Event of Loss or any replacement, removal, substitution, destruction, damage, theft, governmental taking, confiscation, seizure, requisition of or to the Undivided Interest or any part or portion thereof, (iii) pursuant to Section 6 or 7 of the Lease or Section 16 of this Agreement, (iv) to a successor Grantor Trustee, (v) made to the Lessee or at the written request of the Lessee or (vi) otherwise expressly required by the Operative Documents, and in any case this exclusion (5) shall apply only to the extent such Claim is in excess of the total Claims that would have been indemnifiable but for such offer, sale, disposition or transfer, (6) any Claim to the extent resulting from a breach by such Indemnitee of any of its representations, warranties or covenants in the Pass Through Trust Agreement or in any of the Operative Documents or in any Officer's Certificate delivered pursuant thereto or to the extent resulting from a violation of law by such Indemnitee (other than any violation caused by any Lessee Person or imputed to an Indemnitee solely by reason of its interest in the Undivided Interest), unless such violation of law or breach is the result of the failure of any other party to comply with its obligations under any Operative Document to which it is a party (other than, in the case of the Owner Participant, such a failure by the Grantor Trustee as a result of the written direction or instruction of the Owner Participant in violation of the Operative Documents and, in the case of any Loan Participant, such a failure by the Indenture Trustee as a result of the direction or instruction of (or a vote or consent in favor of such direction or instruction by) such Loan Participant), (7) any Claim to the extent relating to Taxes (other than Taxes required to be paid to indemnify such Indemnitee under this Section 12.1 on an After-Tax Basis) whether or not the Lessee is obligated to indemnify for such Taxes under Section 12.2 or the Tax Indemnity Agreement,
(8) [Intentionally Omitted], (9) any Claim to the extent attributable to the authorization or giving or withholding by such Indemnitee of any future amendments, supplements, waivers or consents (whether or not entered into) with respect to any Operative Document or the Pass Through Trust Agreement, other than such as have been requested by the Lessee, or such that occur while a Lease Event of Default has occurred and is continuing, or such as are expressly required by any Operative Document or the Pass Through Trust Agreement or such as are required to comply with any Governmental Rule, (10) any Claim resulting from any Indenture Event of Default except to the extent caused by a Lease Default or Lease Event of Default, (11) with respect to the Grantor Trustee, the Trust Company, Laskaris



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

and the Owner Participant, any Claim resulting from the indemnity given by the Owner Participant pursuant to Section 6.3 of the Trust Agreement or any indemnification pursuant thereto, except to the extent that the Indemnitee under such Section 6.3 would be otherwise entitled to indemnification from the Lessee under this Section 12.1, (12) any Claim of the Pass Through Trustee to the extent that it is indemnified by the Lessee pursuant to the Pass Through Trust Agreement, (13) in the case of any Indemnitee other than the Owner Participant, the failure on the part of the Indenture Trustee, the Grantor Trustee or the Pass Through Trustee, as the case may be, to distribute in accordance with the Indenture, or the Trust Agreement, or the Pass Through Trust Agreement, as the case may be, any amounts received and distributable by it thereunder, (14) in the case of the Owner Participant, failure on the part of the Grantor Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder, and (15) any Claim to the extent resulting from the imposition of any Lien which such Indemnitee is required to lift and discharge pursuant to any Operative Document (including for purposes of this clause (15) any Lien which such Indemnitee would be required to lift and discharge but for the proviso set forth in Section 11.1(a) or 11.2(a)(ii)). The obligation to provide indemnities in accordance with the terms of this Section
12.1 shall survive the termination of the Lease.

                  (b) Notices. If the Lessee shall obtain knowledge of any action, suit, proceeding or written notice of any Claim indemnified against under this Section 12.1, the Lessee shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, as the case may be, and if any Indemnitee shall obtain any such knowledge, such Indemnitee shall give prompt notice thereof to the Lessee provided that the failure of such Indemnitee to so notify the Lessee shall not affect the Lessee's indemnification obligations under this
Section 12.1 to such Indemnitee except to the extent of any increase in the amount of such Claim resulting from such failure or to the extent the Lessee is effectively precluded from contesting such Claim as a result of such failure.

                  (c) Contests. Subject to the rights of insurers under policies of insurance maintained pursuant to Section 13 of the Lease, the Lessee shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or contest by appropriate proceedings or compromise, any Claim for which indemnification is sought under this Section 12.1, and the Indemnitee shall cooperate, at the Lessee's expense, with all reasonable requests of the Lessee in connection therewith, provided that the Lessee shall not have the right without the consent of the Indemnitee to defend, contest or compromise any claim with respect to such Indemnitee (i) if a



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Lease Event of Default shall have occurred and be continuing, (ii) if such proceeding involves any material danger of the sale, forfeiture or loss of the Undivided Interest, or (iii) if such Claim involves a realistic possibility of criminal sanctions or criminal liability to such Indemnitee, in which event the Indemnitee shall be entitled to control and assume responsibility for the defense of such Claim at the expense of the Lessee. The Lessee will not be required to acknowledge liability as a condition to exercising its contest rights hereunder unless the Lessee assumes control of such contest. With respect to any Claim, liability for which the Lessee shall have acknowledged to the relevant Indemnitee in writing, in the event that in the course of the investigation or defense of such Claim, the Lessee shall in good faith reasonably determine that it is not liable for indemnification with respect thereto, it may give notice to the applicable Indemnitee of such fact; and, in such case, any acknowledgement therefore made by the Lessee of its liability with respect to such Claim shall be deemed revoked, and the Lessee may thereupon cease to defend such Claim, provided that (i) it shall have given the Indemnitee reasonable prior notice of its intention to renounce such acknowledgment, (ii) the Lessee's conduct regarding the defense of such Claim or any decision to withdraw from such defense shall not materially prejudice or have materially prejudiced the Indemnitee's ability to contest such Claim (taking into account, among other things, the time of the Lessee's withdrawal and the theory or theories upon which the Lessee shall have based its defense), and (iii) the Lessee shall have given such Indemnitee all materials, documents and records relating to its defense of such Claim as such Indemnitee shall have reasonably requested in connection with the assumption by such Indemnitee of the defense of such Claim at the cost and expense of such Indemnitee unless it is determined that the Lessee is required to indemnify such Indemnitee for such Claim, in which case at the cost and expense of the Lessee. In the event that the Lessee shall cease to defend any Claim pursuant to the preceding sentence, the Lessee shall indemnify each Indemnitee to the extent that the actions of the Lessee in defending such Claim or the manner or time of the Lessee's election to withdraw from the defense of such Claim shall have caused such Indemnitee to incur any loss, cost, liability or expense which such Indemnitee might not have incurred had the Lessee not ceased to defend such Claim in such manner or such time; provided, however, that the Lessee shall not be required to indemnify such Indemnitee to the extent that the Lessee shall have proven (in a judicial proceeding or otherwise) that neither its manner of defending such Claim nor the manner of time of its withdrawal from the defense of such Claim caused such loss, cost, liability or expense. The Lessee will provide the Indemnitee with such information not within the control of such Indemnitee, as is in the Lessee's control or is reasonably available to the Lessee, which such Indemnitee may reasonably request and shall



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

otherwise cooperate with such Indemnitee so as to enable such Indemnitee to investigate or defend any Claim. The Lessee shall keep the Indemnitee which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnitee with all information with respect to such proceeding as such Indemnitee shall reasonably request. In the event an Indemnitee has assumed control of any such proceeding, it shall keep the Lessee fully apprised of the status of such proceeding and shall provide the Lessee with all information, including the receipt of all settlement offers, with respect to such proceeding as such Indemnitee shall reasonably request. Where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers; provided that, if (i) in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint in connection with a Claim not excluded by Section 12.1(a) and such Indemnitee informs the Lessee that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by the Lessee. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions and such participation shall not constitute a waiver of the right to receive the indemnification provided in this Section 12.1. Notwithstanding anything to the contrary contained herein, except as otherwise provided in the following sentence, during the continuance of a Lease Event of Default, the Lessee shall not compromise any Claim without the consent of the applicable Indemnitee unless such Claim is simultaneously discharged, such consent not to be unreasonably withheld. Notwithstanding anything to the contrary contained in this Section 12.1, to the extent the defense or settlement of any Claim in respect of which an Indemnitee is entitled to indemnification hereunder is governed by the terms of the Operating Agreement, such defense or settlement shall be governed by the Operating Agreement; provided, that the defense or settlement of such Claim in accordance with the Operating Agreement shall not limit the Lessee's obligations to indemnify such Claim pursuant to this Section 12.1.

                  (d) Subrogation. Upon payment in full of any Claim by the Lessee pursuant to this Section 12.1 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have in respect of the matters against which such indemnity was given (other than claims under any insurance policies maintained by such Indemnitee). Such Indemnitee agrees to cooperate with the Lessee and to execute such further instruments to permit the Lessee, at the Lessee's expense, to pursue such claims, to the extent reasonably requested by the Lessee.

                  (e) Refunds. Upon receipt by any Indemnitee of a repayment or reimbursement of all or any part of any Claim for which the Lessee shall have paid for any Indemnitee or for which the Lessee shall have reimbursed any Indemnitee pursuant to this Section 12.1, such Indemnitee shall pay to the Lessee, as promptly as practicable after the receipt thereof, the amount of such repayment or reimbursement plus any interest received by such Indemnitee on such amount plus the amount of any tax savings realized by such Indemnitee as a result of such payment made to the Lessee, but not in excess of the amount of all prior payments made by the Lessee pursuant to this Section 12.1 with respect to such Claim less the amount of all prior refunds paid by such Indemnitee with respect to such Claim pursuant to this subsection (e).

                  (f) Payments; Verification. Any amount payable to any Indemnitee pursuant to this Section 12.1 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the Lessee's expense, unless such accounting firm determines that the amount payable by the Lessee is less than 95 percent (95%) of the amount shown on such written statement, in which case such verification shall be at such Indemnitee's expense.

         12.2 General Tax Indemnification. (a)(i) Payment of Taxes. The Lessee agrees that each payment of Rent pursuant to the Lease shall be free of all withholding with respect to Taxes of any nature whatsoever, and in the event that the Lessee shall be required by applicable law to make any such withholding for any such payment, (x) Basic Rent payable shall be increased so that after making all required withholdings the Tax Indemnitee receives an amount equal to the Rent it would have received had such withholdings not been made, (y) the Lessee shall make such withholdings and (z) the Lessee shall pay the full amount withheld to the relevant taxing authority in accordance with applicable law. If for any reason, the Lessee is required to make any payment to a taxing authority or to any Tax Indemnitee as a result of the application of the preceding sentence or otherwise that relates to or is a result of any Tax imposed on or


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with respect to any Tax Indemnitee which Tax (in whole or in part) is an
Excluded Tax under the terms of Section 12.2(b), then the Tax Indemnitee in respect of whom such Tax is an Excluded Tax hereunder shall, within 30 days after receipt of notice of payment of the Tax and appropriate payment documentation with respect thereto, pay to the Lessee an amount which equals the amount paid by the Lessee with respect to or as a result of such Excluded Tax (including any expenses or other charges borne by the Lessee) increased by (but subject to the proviso in Section 12.2(f)) the amount of tax savings to such Tax Indemnitee attributable to the making of such payment to the Lessee. Each Tax Indemnitee also agrees (subject to the proviso in Section 12.2(f)) to reimburse the Lessee for any amounts withheld for which such Tax Indemnitee obtains a credit or refund, within 30 days after receipt of such credit or refund.

                  (ii) Indemnity. Except as provided in Section 12.2(b), the Lessee agrees to pay, and to indemnify, protect, defend, save and keep harmless each Tax Indemnitee, on an After-Tax Basis, whether or not any or all of the transactions contemplated hereby are consummated in whole or in part, from and against any and all taxes, impositions, fees, levies, assessments, duties, withholdings, governmental claims or other charges of any nature whatsoever (together with any related interest, fines, penalties or additions to tax), including, without limitation, rental, income, withholding, sales, use, transfer, leasing, personal property, excise, receipts, franchise, value-added, stamp, filing, recording, documentation or license taxes, however imposed or asserted, by any United States federal, state or local government or taxing authority (including any possession or territory thereof) or any foreign government or taxing authority or subdivision thereof, or any international taxing authority or any subdivision or taxing authority of any thereof (all the foregoing being herein collectively called "Taxes" or, separately, a "Tax"), upon or with respect to (i) the Undivided Interest or any portion thereof or interest therein, (ii) the acquisition, purchase, sale, financing, leasing, subleasing, sub-subleasing and sub-sub-subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, manufacture, assembly, delivery, possession, repossession, location, storage, importation, exportation, refinancing, refunding, transfer of title, registration, reregistration, transfer of registration, return or other disposition thereof of all or any part of the Undivided Interest or any portion thereof or interest therein, (iii) the rental payments (including, without limitation, all Basic Rent and Supplemental Rent), receipts or earnings arising from the Undivided Interest or any portion thereof or interest therein, or payable pursuant to the Lease, or any other payment or right to receive payment pursuant to the Operative Documents or the Pass Through Trust Agreement or Pass Through Certificates



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(including, without limitation, any payment of principal, interest, discount or premium on or with respect to the Secured Notes), (iv) any Modification or replacement, removal, substitution or repair of a Component or Replacement Component, (v) the Operating Agreement or the Operative Documents and any other documents contemplated hereby or thereby and amendments and supplements thereto, or the issuance, refunding, refinancing or resetting of the Secured Notes or the Pass Through Certificates or any other document executed and delivered in connection with the consummation of the transactions contemplated by the Operative Documents or the Pass Through Trust Agreement or the interest of any Tax Indemnitee in any of the foregoing, or the execution, amendment, issuance or delivery of any of the foregoing, (vi) the Indenture Estate or Trust Estate or Pass Through Trusts or the property, or the income or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture or the Grantor Trustee under the Trust Agreement, or (vii) otherwise arising out of, with respect to, or in connection with the transactions contemplated by the Operating Agreement or the Operative Documents, the Pass Through Certificates, or the Pass Through Trust Agreement.

                  (b) Exclusions from General Tax Indemnity. Each of the following shall constitute an Excluded Tax for purposes of Section 12.2(a)(1), and the provisions of Section 12.2(a)(2) shall not apply to, and the Lessee shall have no liability to a Tax Indemnitee under Section 12.2(a)(2) with respect to:

                  (1) Taxes on a Tax Indemnitee (other than such Taxes that are sales, use, rental, property, stamp, document filing, license, or ad valorem Taxes, or value added Taxes that are in the nature of or in lieu of such Taxes) imposed on a Tax Indemnitee that are franchise Taxes, privilege Taxes, doing business Taxes, capital gains Taxes, excess profits Taxes, minimum and/or alternative minimum Taxes, accumulated earnings Taxes, personal holding company Taxes, succession Taxes, estate Taxes, value added Taxes (imposed in lieu of net income Taxes) or Taxes imposed on, based on or measured by, gross or net income, receipts, capital, or net worth of such Tax Indemnitee (including, without limitation, any such Taxes collected by withholding) which are imposed by any state, local, or other taxing authority within the United States or by any foreign or international taxing authority that would not have been imposed but for such Tax Indemnitee having a place of business, being incorporated or organized or being otherwise subject to such Tax, in each case, as a result of transactions or activities unrelated to the transactions contemplated by the Operative Documents, the Operating Agreement or the Pass Through Trust Agreement;



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

                  (2) Taxes on a Tax Indemnitee, including, without limitation, sales and transfer Taxes, that result from any voluntary or involuntary transfer by such Tax Indemnitee of any interest in the Undivided Interest, the Trust Estate, the Lease or any portion of any of the foregoing, or any interest arising out of the Operative Documents or any Pass Through Trust Agreement or the Secured Notes or Pass Through Certificates; provided, however, that this Section 12.2(b)(2) shall not apply to any transfer that (A) with respect to the Owner Participant, and its respective Affiliates, officers, directors, agents, and employees, occurs after a Lease Event of Default has occurred and is continuing, or, in the case of any other Tax Indemnitee, relates to the exercise of remedies in connection with a Lease Event of Default; (B) results from an Event of Loss or from any other destruction, damage, theft, or governmental taking, confiscation, seizure, or requisition of or to the Production System or any material part thereof that does not yet constitute an Event of Loss; (C) is required by the Operative Documents; (D) is made to the Lessee or another Person at the Lessee's direction; (E) results from the replacement, removal, substitution, or subleasing of all or any part of the Undivided Interest; or (F) occurs on the Closing Date in connection with the consummation of the transactions contemplated by the Operative Documents;

                  (3) Taxes imposed by any jurisdiction on a Tax Indemnitee solely as a result of its activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents or the Pass Through Trust Agreement;

                  (4) Taxes on a Tax Indemnitee that result from (A) the willful misconduct, gross negligence, or fraud of such Tax Indemnitee, (B) the breach or inaccuracy by such Tax Indemnitee of any of its representations, warranties or covenants and the failure to perform or observe any agreement under the Operative Documents or Pass Through Trust Agreement, unless, in the case of the Owner Participant and its respective Affiliates, officers, directors, agents, and employees, any such breach, inaccuracy or failure is caused by or results from any act, failure to act, or breach of representation, warranty, or covenant by any Lessee Person or any other party to the Operative Documents, the Operating Agreement or the Pass Through Trust Agreement:

                  (5) Taxes on a Tax Indemnitee that result from (A) the failure of such Tax Indemnitee to file tax returns properly and on a timely basis or to claim a deduction or credit to which it is entitled, or (B) the failure of such Tax Indemnitee to comply with certification, reporting or other similar requirements of the jurisdiction imposing such Tax; provided, however, that the exclusions set forth in subclauses (A) and (B) shall not apply if any such failure is the result of (x) the failure of the Lessee to (I) perform its obligations under Section 12.2(c), or to perform its duties and responsibilities pursuant to any of the Operative Documents or the Operating Agreement,
         (II) timely and properly notify such Tax Indemnitee of the applicable filing, certification, reporting or other



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

         similar requirements (including the availability of any deduction or credit other than with respect to any Taxes described as not indemnifiable in Section 12.2(b)(l)), or (III) provide reasonable assistance in complying with any such requirement; or (y) a determination by the Owner Participant in good faith that taking any action otherwise required in clause (A) or (B) of this subsection could result in any unindemnified adverse tax consequences or risk of unindemnified adverse tax consequences to the Grantor Trustee, the Trust Estate, or the Owner Participant or its respective Affiliates, officers, directors, agents, or employees, provided that the Owner Participant shall promptly (but, (i) with respect to reports, returns, certifications and statements required to be provided by the Lessee pursuant to Section 12.2(c) hereof, in no event later than 10 Business Days following the date any such item is provided, (ii) with respect to reports, returns and statements relating to Taxes described in Section 12.2(b)(1) hereof that are indemnifiable notwithstanding that section, in no event later than 10 Business Days following the date the Lessee has provided information necessary to file such reports, returns, or statements (but only to the extent the Lessee is required to file such reports, returns or statements hereunder), and (iii) with respect to reports, returns or statements relating to Taxes described in Section 12.2(b)(1) hereof that are not indemnifiable, in no event later than 10 Business Days before the date the reports, returns, or statements are to be filed) provide the Lessee written notice identifying the nature of the unindemnified adverse tax consequences, (and, if the Lessee indemnifies the Grantor Trustee, the Trust Estate or the Owner Participant, as the case may be, and its respective Affiliates, officers, directors, agents and employees promptly for such unindemnified adverse tax consequences in a manner reasonably satisfactory to such Tax Indemnitee (including for credit purposes), the exclusions set forth in subclauses (A) and (B) shall apply;

                  (6) Taxes which are attributable to any period or circumstance occurring after the expiration or earlier termination of the Lease, except to the extent attributable to (A) a failure of the Lessee to fully discharge its



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

         obligations under the Operative Documents, (B) Taxes imposed on or with respect to any payments that are due after the expiration or earlier termination of the Lease and which are attributable to a period or circumstance occurring prior to or simultaneously with such expiration or earlier termination;

                  (7) Taxes on the Grantor Trustee, the Indenture Trustee or the Pass Through Trustee which are based on or measured by fees or compensation received by the Grantor Trustee for acting as Grantor Trustee under the Trust Agreement, the Indenture Trustee for acting as Indenture Trustee under the Indenture or the Pass Through Trustee for acting as Pass Through Trustee under the Pass Through Trust Agreement;

                  (8) Taxes on a Tax Indemnitee to the extent such Taxes would not have been imposed if such Tax Indemnitee were a United States person for United States federal income tax purposes;

                  (9) any Tax that is being contested in accordance with the provisions of Section 12.2(e) during the pendency of such contest, but only for so long as such contest is continuing in accordance with such Section and payment is not otherwise required pursuant to such Section;

                  (10) Taxes on a Tax Indemnitee as to which such Tax Indemnitee fails to comply with its contest obligations under Section 12.2(e) but only to the extent such failure precludes a contest and the Lessee has a reasonable basis for such contest; provided, however, that this
         Section 12.2(b) (10) shall not constitute a waiver by the Lessee of its rights, if any, to assert and sue upon any claims it may have against the Tax Indemnitee by reason of its failure to comply with its obligations under Section 12.2(e) of this Agreement;

                  (11) Taxes imposed as a result of (A) in the case of the Owner Participant, the Grantor Trustee, and their respective Affiliates, officers, directors, agents, and employees, the trust described in the Trust Agreement not being treated as a grantor trust or other conduit entity for federal, state or local tax purposes and (B) in the case of all other Tax Indemnitees, any of the Pass Through Trusts not being treated as a grantor trust or other conduit entity for federal, state, or local tax purposes;

                  (12) any Taxes imposed on a transferee or subsequent transferee to the extent of the excess of such Taxes over the total amount of the Taxes of the same or similar nature that would have been imposed had there not been a transfer by the initial Tax Indemnitee after the Closing Date (except in the case of a transfer by the Owner Participant or the Lessor which is described in clauses (A), (B), (C) or (E) of Section 12.2(b)(2) above) of (i) an interest in the Undivided Interest, or of a beneficial interest in the Trust Estate or any portion of any of the foregoing, or (ii) any interest arising under any Operative Document or any Pass Through Trust Agreement or any Secured Note or Pass Through Certificate;

                  (13) Taxes which have been included in Lessor's Cost;

                  (14) Taxes imposed on a Tax Indemnitee that are United States federal net income Taxes of such Indemnitee including any Taxes which are the subject of the Tax Indemnity Agreement;

                  (15) Taxes imposed on the Grantor Trustee or the Owner Participant resulting from a Lessor's Lien or an Owner Participant's Lien, respectively;

                  (16) Taxes imposed on a Tax Indemnitee resulting from an amendment to an Operative Document to which such Tax Indemnitee is a party which amendment is not consented to by the Lessee in writing or required by the Operative Documents;

                  (17) any Tax (other than a Tax imposed on the Owner Participant or the Grantor Trustee) in the nature of an intangible tax or similar tax upon or with respect to the value of the interest of the Indenture Estate or a Certificateholder, as the case may be, in any of the Secured Notes or Certificates imposed by any government or taxing authority; or

                  (18) Taxes resulting from any violation of ERISA or Section 4975 of the Code.

         If the Lessee is required to pay any indemnity hereunder on an After-Tax Basis, none of the exclusions in Section 12.2(b)(1) through (18) above shall be read to exclude any Taxes that are not necessary to pay such indemnity on an After-Tax Basis. Notwithstanding anything contained herein or any other Operative Document to the contrary, the Lessee acknowledges and agrees to indemnify and hold harmless the Owner Participant and Grantor Trustee (in their respective trust and individual capacities) on an After-Tax Basis against any and all withholding Taxes (inclusive of any interest and penalties imposed for any failure to timely withhold such Taxes) imposed on or with respect to any amounts paid to a Loan Participant or any successor, assignee or



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

Affiliate thereof, as an indemnified Tax for purposes of this Section 12.2, unless such withholding is due to the Owner Participant or the Grantor Trustee not being a United States person for United States federal income tax purposes. If a Tax (including any related interest, fines, penalties or addition to Tax) (other than, in the case of the Owner Participant and the Grantor Trustee, withholding taxes referred to in the previous sentence) results from a breach or inaccuracy of any Tax Indemnitee of any of its representations, warranties or covenants, or the failure to perform or observe any agreements under the Operative Documents or the Pass Through Trust Agreement, unless, in the case of the Owner Participant and its respective Affiliates, officers, directors, agents and employees, any such breach, inaccuracy or failure is caused by or results from any act, failure to act or breach of representation, warranty or covenant, or the failure to perform any agreement of any Lessee Person or any other party to the Operative Documents, the Operating Agreement or the Pass Through Trust Agreement, and the Lessee is required to indemnify another Tax Indemnitee against the imposition of such Tax, then the Tax Indemnitee whose breach or failure resulted in the imposition of such Tax shall, within 30 days after receipt of notice of payment of the Tax and appropriate payment documentation with respect thereto, pay to the Lessee an amount which equals the amount paid by the Lessee with respect to or as a result of such Tax (including any expenses or other charges borne by the Lessee) increased by (but subject to the proviso in Section 12.2(f)) the amount of tax savings to such Tax Indemnitee attributable to the making of such payment to the Lessee.

         The provisions of this Section 12.2(b) shall not apply to any Taxes imposed in respect of the receipt or accrual of any payment made by the Lessee pursuant to Section 12.1 hereof, this Section 12.2 or pursuant to the Tax Indemnity Agreement.

                  (c) Reports. If any report, return, certification or statement is required to be filed with respect to any Tax that is subject to indemnification under this Section 12.2, the Lessee shall timely prepare and file the same (except for (i) any report, return or statement relating to any net income Taxes described in Section 12.2(b)(1) or any Taxes in lieu of or enacted in substitution for any of the foregoing, (ii) any report, return or statement relating to any other Taxes described in Section 12.2(b)(1) or any Taxes in lieu of or enacted in substitution for any of the foregoing, except that, in such cases, the Lessee shall timely provide information necessary to file such report, return or statement (but only to the extent the Lessee collects and maintains such information in the ordinary course of its operations if the relevant Tax Indemnitee otherwise collects and maintains such information in the ordinary course of its operations) or (iii) any other report, return, certification



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

or statement which the Tax Indemnitee has notified the Lessee that the Tax Indemnitee intends to prepare and file); provided that such Tax Indemnitee shall have furnished the Lessee, at the Lessee's expense, with such information reasonably necessary to prepare and file such returns as is within such Tax Indemnitee's control. The Lessee shall either file such report, return, certification or statement (so as to show the ownership of the Undivided Interest for tax purposes in the Grantor Trustee) and send a copy of such report, return, certification or statement to the Owner Participant and the Grantor Trustee, or, where not so permitted to file, shall notify the Owner Participant and the Grantor Trustee of such requirement within a reasonable period of time prior to the due date for filing (without regard to any applicable extensions) and prepare and deliver such report, return, certification or statement to the Owner Participant and the Grantor Trustee. In addition, within a reasonable time prior to the time such report, return, certification or statement is to be filed the Lessee shall, to the extent permitted by law, cause all billings of such Taxes to be made to each Tax Indemnitee in care of the Lessee, make payment thereof and furnish written evidence of such payment. The Lessee shall furnish promptly upon written request such data, records and documents as any Tax Indemnitee may reasonably require of the Lessee to enable such Tax Indemnitee to comply with requirements of any taxing jurisdiction arising out of such Tax Indemnitee's participation in the transactions contemplated by this Agreement, including, without limitation, requirements relating to Taxes described in Section 12.2(b)(1).

                  (d) Payments. Any Tax indemnified hereunder shall be paid directly when due to the applicable taxing authority if direct payment is permitted, or shall be reimbursed to a Tax Indemnitee on demand if paid by such Tax Indemnitee in accordance herewith. Except as otherwise provided in this
Section 12.2, all amounts payable to a Tax Indemnitee hereunder shall be paid promptly in immediately available funds, but in no event later than the later of
(i) 10 Business Days after the date of such demand or (ii) 2 Business Days before the date the Tax to which such amount payable hereunder relates is due or is to be paid (ignoring extension of time) and shall be accompanied by a written statement (which written statement shall, at the Lessee's request, as long as payment is not delayed, be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Tax Indemnitee, such verification to be at the Lessee's expense unless such accountants determine that the amount payable by the Lessee is less than ninety-five percent (95%) of the amount shown on such written statement, in which event such expense will be paid by the Tax Indemnitee) describing in reasonable detail the Tax and the computation of the amount payable. In the case of a Tax subject to indemnification under this Section 12.2 which is



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

properly subject to a contest in accordance with Section 12.2(e), the Lessee (i) shall be obligated to make any advances with respect to such Tax whenever required under Section 12.2(e) and (ii) shall pay such Tax (in the amount finally determined to be owing in such contest) on an After-Tax Basis prior to the latest time permitted by the relevant taxing authority for timely payment after a Final Determination.

                  (e) Contests; Refunds. (i) In the event a taxing jurisdiction makes a claim with respect to any Tax for which the Lessee is liable under this
Section 12.2 (a "Tax Claim"), the Lessee may cause the applicable Tax Indemnitee to contest such Tax Claim as set forth herein. In the event any Tax Indemnitee receives notice of a Tax Claim or potential Tax Claim which is indemnifiable under this Section 12.2, such Tax Indemnitee shall promptly notify the Lessee thereof, but the failure to give such notice shall not diminish the Lessee's obligation hereunder, except to the extent that the Lessee's right to contest such Tax Claim or potential Tax Claim is foreclosed thereby, unless the Tax Indemnitee delivers an opinion of independent tax counsel that no reasonable basis exists for the Tax Indemnitee to prevail (except if the Lessee shall have provided to the Tax Indemnitee at the Lessee's sole expense an opinion of the Lessee's independent tax counsel, such tax counsel being reasonably acceptable to the Tax Indemnitee, to the effect that a reasonable basis exists for such contest). If requested by the Lessee in writing within 30 days of receipt of such notice (or, if sooner, on or before the last date upon which the contest of such Tax can practicably be initiated in good faith, provided that the Tax Indemnitee's notice to the Lessee discloses such date), such Tax Indemnitee shall, provided that (I) it has received an indemnity satisfactory to it whereby the Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on an After-Tax Basis all reasonable costs, expenses, losses, legal and accountants' fees and disbursements, and all penalties, fines, additions to tax and interest in connection with contesting such Tax Claim and (II) no Lease Event of Default or Lease Default described in Section 15(a), (b), (c), (f) or (g) of the Lease shall have occurred and be continuing, and at the expense of the Lessee, contest or permit the Lessee to contest the imposition of any Tax Claim by (1) resisting payment thereof, if such Tax Indemnitee in its reasonable discretion shall determine such course of action to be appropriate, (2) not paying the same except under protest, if protest is necessary and proper, or (3) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or both; provided, however, that (i) in no event will such Tax Indemnitee be required to contest or permit a contest or continue to contest any Tax Claim unless such Tax Indemnitee and the Owner Participant shall have reasonably determined that the action to be taken will not result in (a) any material risk of sale, forfeiture or loss of, or the creation of any lien (except if the Lessee shall have adequately bonded such lien, or otherwise made provision to protect the interests of such Tax Indemnitee and the Owner Participant in a manner reasonably satisfactory to such Tax Indemnitee and the Owner Participant) on, the Undivided Interest, any part thereof or interest therein or (b) any risk of criminal penalties and (ii) if such contest shall involve payment of the Tax Claim, the Lessee shall have advanced to such Tax Indemnitee the amount of such payment plus interest, penalties and additions to tax with respect thereto on an interest-free basis, and shall indemnify the Tax Indemnitee, on an After-Tax Basis, for any adverse tax consequences resulting from such advance. If permitted by applicable law, the Lessee may contest, at its own expense, the imposition of any Tax Claim if (i) the proviso in the preceding sentence is satisfied, (ii) such claim involves only Taxes for which the Lessee is liable to the taxing authority, (iii) the Lessee shall have delivered to the Tax Indemnitee a written acknowledgment of its liability under this Section 12.2 for such Taxes (provided, however, that the Lessee will not be bound by its acknowledgment of liability if the contest is resolved on the basis of a written decision of the adjudicator that clearly indicates the basis for the conclusion that the Lessee has no liability under this Section 12.2 with respect to such Tax, unless the Lessee's conduct of the contest has materially prejudiced the Tax Indemnitee), (iv) the participation of the Tax Indemnitee is not required,
(v) no Tax return of the Tax Indemnitee is held open as a result of such contest, and (vi) the Tax Indemnitee may not be reasonably viewed as having actual or potential liability for Taxes not indemnifiable by the Lessee hereunder relating to the contest. In any contest controlled by a Tax Indemnitee, the Tax Indemnitee shall consult in good faith with the Lessee concerning the method and forum of such contest, but the Tax Indemnitee shall retain the ultimate control over such contest. The Lessee shall have control over any contest conducted by the Lessee pursuant to the terms hereof, but shall consult in good faith with the Tax Indemnitee concerning the method and forum of such contest. The Lessee shall keep the Tax Indemnitee fully informed as to the nature, conduct and results of any contest conducted in the name of the Tax Indemnitee. Notwithstanding anything contained in this Section 12.2 to the contrary, no Tax Indemnitee shall be required to contest any Tax Claim (in a proceeding that involves taxes unrelated to the transactions contemplated by the Operative Documents) unless such Tax Indemnitee shall have received an opinion of such independent tax counsel as may be selected by the Tax Indemnitee and reasonably acceptable to the Lessee, furnished at the Lessee's sole expense, to the effect that there is a reasonable basis to contest such Tax Claim. A Tax Indemnitee shall not make, accept or enter into a settlement or other compromise with respect to any Taxes indemnified pursuant to this Section 12.2 (which proceeding the Tax Indemnitee is required to continue), or forego or terminate any such proceeding with respect to Taxes indemnified pursuant to this Section 12.2, without the prior written consent of the Lessee provided that the Lessee shall have acknowledged that the contest is with respect to a Tax Claim that would result in a Tax indemnifiable under this
Section 12.2. Notwithstanding the foregoing, if a Tax Indemnitee refuses to contest any Tax Claim or effects a settlement or compromise of any such Tax that the Tax Indemnitee is required to contest or is required not to settle or compromise or otherwise terminates any such contest in violation of the terms hereof without such prior written consent of the Lessee (but not with respect to any reasonable out-of-pocket costs and expenses incurred by the Tax Indemnitee to contest such Tax Claim), such Tax Indemnitee shall be deemed to have waived its right to any indemnity payment by the Lessee that would otherwise be payable by the Lessee pursuant to this Section 12.2 in respect of such Tax Claim and any other tax claim the contest of which may be effectively precluded by such settlement or compromise, and shall have no further obligation or liability to the Lessee with respect to such contest or settlement. Notwithstanding anything contained in this Section 12.2 to the contrary, the Tax Indemnitee shall not be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 12.2, unless there shall have been a change in law (or interpretation thereof) or a change in facts after the date with respect to which such previous contest shall have been decided, and the Tax Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to such Tax Indemnitee to the effect that as a result of such change in law (or interpretation thereof) or a change in facts, there is substantial authority (applying the principles of Section 6662(d) of the Code and the Treasury Regulations thereunder) for the position asserted by the Tax Indemnitee in such contest.

         (ii) Upon receipt by any Tax Indemnitee of a repayment or refund of all or any part of any Tax which the Lessee shall have paid for, or advanced to, such Tax Indemnitee or for which the Lessee shall have reimbursed such Tax Indemnitee pursuant to this Section 12.2, such Tax Indemnitee shall pay to the Lessee, as promptly as practicable after the receipt thereof, the amount of such repayment or refund plus any interest received by, or credited to, such Tax Indemnitee on such amounts net of Taxes thereon plus the amount of any net tax savings actually realized by such Tax Indemnitee as a result of the payment made to the Lessee; provided, however, that: (A) such Tax Indemnitee shall not be obligated to make such payment with respect to any net tax savings to the extent that the amount of such payment would exceed (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by the Lessee with respect to such Tax pursuant to this Section 12.2 and less (y) the amount of all prior payments by such Tax Indemnitee to the Lessee hereunder with respect to such Tax (but any such excess shall be applied against, and reduce pro tanto, any future payment due such Tax Indemnitee pursuant to this Section 12.2); (B) if there is
(1) a subsequent loss of any such tax savings or refund realized by the Tax Indemnitee or (2) a reduction of an amount otherwise payable to a Tax Indemnitee hereunder as a result of any such tax savings or refund, such loss or reduction shall be treated as a Tax for which the Lessee must indemnify such Tax Indemnitee pursuant to this Section 12.2 without regard to the exclusions set forth in Sections 12.2(b) and 12.2(c), other than the exclusions set forth in Sections 12.2(b)(4)(A), (7) and (13); and (C) no payment shall be made by any Tax Indemnitee while a Lease Event of Default shall have occurred and be continuing.

                  (f) Tax Savings. If, by reason of any payment made to or for the account of a Tax Indemnitee by the Lessee pursuant to this Section 12.2, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section
12.2 and which was not taken into account previously in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee an amount equal to such actual reduction in Taxes, plus the amount of any additional reduction in Taxes of such Tax Indemnitee attributable to the payment made by such Tax Indemnitee to the Lessee pursuant to this sentence. Notwithstanding the previous sentence, (A) such Tax Indemnitee shall not be obligated to make such payment with respect to any net tax savings to the extent that the amount of such payment would exceed
(x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by the Lessee with respect to such Tax pursuant to this Section 12.2 and less (y) the amount of all prior payments by such Tax Indemnitee to the Lessee hereunder with respect to such Tax (but any such excess shall be applied against, and reduce pro tanto, any future payment due such Tax Indemnitee pursuant to this Section 12.2); (B) if there is a (i) subsequent loss of any such tax savings or refund realized by the Tax Indemnitee or any tax savings taken into account for purposes of determining "After-Tax Basis" or (ii) a reduction of an amount otherwise payable to a Tax Indemnitee hereunder as a result of any such tax savings or refund, such loss or reduction shall be treated as a Tax for which the Lessee must indemnify such Tax Indemnitee pursuant to this Section 12.2 without regard to the exclusions set forth in Sections 12.2(b) and 12.2(c), other than the exclusions set forth in Sections 12.2(b)(4)(A), (7) and (13); and (C) no payment shall be made by any Tax Indemnitee while a Lease Event of Default shall have occurred and be continuing.

                  (g) Definition of Owner Participant. For purposes of this
Section 12.2, the term "Owner Participant" and the term Tax Indemnitee as applied to the Owner Participant shall include any member of an affiliated group, within the meaning of Section 1504 of the Code (or any successor provision thereof), of which the Owner Participant is, or may become, a member, if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes. The Owner Participant undertakes on behalf of such other members of its affiliated group to perform or cause to be performed all obligations of such affiliated group hereunder.

         12.3 No Guarantee. Nothing in Section 12.1 or 12.2 shall be construed as a guaranty by the Lessee of the useful life or residual value in the Undivided Interest or as a guaranty of the Secured Notes.

         12.4 Opinion in Connection with Refunding of Senior Notes or Adjustments to Rent Percentages. In connection with any refunding or refinancing of the Secured Notes pursuant to Section 15 of this Agreement or any adjustment of the Basic Rent Percentages pursuant to Section 4 of the Lease to which the proviso set forth in Section 4.2 of the Lease applies, if the Lessee shall fail to provide the Owner Participant with an opinion of tax counsel selected by the Lessee but reasonably acceptable to the Owner Participant in form and substance to the effect that such refunding (or refinancing) or adjustment, as the case may be, more likely than not will not result in a greater risk of an unindemnified tax liability on the part of the Owner Participant, then the Lessee shall provide the Owner Participant with tax indemnity in form and substance reasonably satisfactory to the Owner Participant (including credit support).

SECTION 13. TRANSFER OF OWNER PARTICIPANT'S INTEREST.

         13.1 Restrictions on Transfer. Without the prior written consent of, so long as the Lease shall be in effect, the Lessee, and, so long as the Lien of the Indenture shall be in effect, the Indenture Trustee, the Owner Participant shall not, directly or indirectly, assign, convey or otherwise transfer (whether by consolidation, merger, sale of assets or otherwise) any of its right, title or interest in and to the Trust Estate, this Agreement, the Trust Agreement or any other Operative Document except in accordance with the terms and conditions of this Section 13; provided that in the case of any transfer that occurs while a Lease Event of Default has occurred and is continuing, (i) the conditions to transfer set forth in Sections 13.2 (d) and (e) shall not apply, (ii) the conditions to transfer set forth in



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Section 13.2(a) shall be modified such that the only remaining requirement under such Section is that the transferee shall have a net worth at the time of transfer of at least $10,000,000 and (iii) the conditions to transfer in Section 13.2(f) shall be modified such that the Lessee shall not be entitled to require that the opinion referred to in said Section be in form and substance satisfactory to the Lessee.

         13.2 Permitted Transfers. The Owner Participant may transfer all or part of its right, title and interest in and to the Trust Estate (whether or not the same shall then have been pledged or mortgaged under the Indenture, but subject to the Lien of the Indenture if then in effect) and in and to this Agreement and the other Operative Documents to any Person (a "Transferee") only in compliance with and upon satisfaction of the following conditions:

                  (a) the Transferee (i) shall be, or shall be an Affiliate of, a financial institution, leasing company or other institutional investor having a tangible net worth at the time of at least $75,000,000 (or shall provide a guarantee in form and substance reasonably satisfactory to the Lessee and the Indenture Trustee of all its obligations under the Operative Documents to which it is a party by an entity having a tangible net worth at the time of at least $75,000,000), or (ii) shall be an Affiliate of the Owner Participant that either (x) has a net worth of at least $75,000,000 or (y) has its obligations under the Operative Documents guaranteed by the Owner Participant (or if at the time of transfer the Owner Participant's obligations are guaranteed pursuant to the Guaranty, by the Guarantor) pursuant to a guaranty in form and substance reasonably satisfactory to the Lessee and the Indenture Trustee; and in the case of either (i) or
         (ii) such Transferee shall not be a Competitor of the Lessee;

                  (b) no such transfer shall violate any provision of, or create a relationship which would be in violation of, any applicable Governmental Rules, including, without limitation, applicable securities laws, any agreement to which the Owner Participant or the Transferee is a party or by which it or any of its property is bound or any Governmental Actions;

                  (c) the Transferee shall enter into an agreement substantially in the form of Exhibit B and shall have delivered to the Grantor Trustee and the Lessee an Officer's Certificate of the Transferee stating that the representations and warranties contained therein shall be true and correct on the date of transfer;



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                  (d) the transferring Owner Participant shall have provided 10
         Business Days prior written notice of such transfer to the Grantor Trustee, the Indenture Trustee and the Lessee, which notice shall specify (i) such information and be accompanied by evidence as shall be reasonably necessary to establish compliance with this Section 13 and
         Section 12.7 of the Trust Agreement and (ii) the name and address (for the purpose of giving notice as contemplated by the Operative Documents) of the Transferee;

                  (e) the transferring Owner Participant shall pay or cause to be paid all reasonable fees, out-of-pocket expenses, disbursements and costs (including, without limitation, legal and other professional fees and expenses) incurred by the Grantor Trustee, the Loan Participants, the Indenture Trustee or the Lessee in connection with any transfer pursuant to this Section 13 (other than fees and expenses incurred in unsuccessfully challenging, through any action, suit or proceeding, the Owner Participant's right to make such transfer);

                  (f) the transferring Owner Participant or the Transferee shall have delivered to the Grantor Trustee and the Lessee and, if the Lien of the Indenture shall then be in effect, the Indenture Trustee, an opinion of counsel in form and substance reasonably satisfactory to each of them, as to the due authorization, execution, delivery and enforceability of the agreement or agreements referred to in clause (c) of this Section 13.2, and as to the matters referred to in clause (b) of this Section 13.2; and

                  (g) the Transferee shall be a "United States Person" as defined in the Code.

         13.3 Request for Acknowledgment. In connection with any proposed transfer, assignment or assumption under Section 13.2, the Owner Participant may by notice to the Lessee, the Indenture Trustee and Chadbourne & Parke LLP, at the addresses set forth for such Persons in Schedule 1 hereto, at least 20 Business Days prior to the anticipated date of the proposed transfer or assignment, request that the Lessee and the Indenture Trustee acknowledge that any or all of the conditions precedent or requirements contained in Section 13.2 have been met, and such acknowledgment shall be promptly (and in any event with respect to each such party no more than 10 Business Days after such notice shall have been given) granted to the extent that such conditions or requirements are met. In connection therewith, the Owner Participant shall provide the Lessee and the Indenture Trustee with (a) an Officer's Certificate of the Owner Participant signed on behalf of the Owner Participant by a Responsible Officer of the Owner Participant to the effect that



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

all of the conditions precedent or requirements contained in Section 13.2 have been met and (b) all the information necessary, or with any information that the Lessee or the Indenture Trustee may reasonably request, in order for the Lessee and the Indenture Trustee to make such determination. If the Lessee or the Indenture Trustee fails to respond on or prior to the 30th day after receipt of any such notice, the Lessee or the Indenture Trustee, as the case may be, shall be deemed to have given its acknowledgment that such conditions precedent or requirements have been met.

         13.4 Effect of Transfer. From and after any transfer effected in accordance with this Section 13, the Owner Participant making such transfer shall be released, to the extent of the obligations assumed by the Transferee, from its liability hereunder and under the other Operative Documents to which it is or is to be a party and under the Agency and Support Agreement in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by the Owner Participant in accordance with this Section 13, the Transferee shall be deemed an "Owner Participant" for all purposes of the Operative Documents and each reference herein to the Owner Participant making such transfer shall thereafter be deemed a reference to such Transferee for all purposes, except as provided in the preceding sentence. In addition, except in the case of a transfer to an Affiliate of the Owner Participant in accordance with Section 13.2(a)(ii)(y), upon any transfer made in accordance with this
Section 13, the Guaranty, if any, shall be released to the extent the obligation of the Owner Participant under the Operative Documents are assumed by the Transferee or, if applicable a new Guarantor. Any transfer that is not in accordance with this Section 13 shall be a breach of this Agreement and shall be null and void; provided that the failure by the transferring Owner Participant to provide 10 Business Days prior written notice of a transfer in accordance with Section 13.2(d) shall not constitute a breach of this Agreement if such failure is cured within 10 days after the earlier of receipt by the Owner Participant of written notice thereof from the Lessee or the date the Owner Participant obtains Actual Knowledge of such failure; and provided further that the failure by the Owner Participant to pay fees and expenses in accordance with
Section 13.2(e) shall not constitute a breach of this Agreement if such failure is cured within 60 days after the earlier of receipt by the Owner Participant of written notice thereof from the Lessee, the Grantor Trustee, the Loan Participants or the Indenture Trustee or the date the Owner Participant obtains Actual Knowledge of such failure.



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SECTION 14. FINANCING FOR MODIFICATIONS.

         14.1 Financing for Modifications. The Lessee shall give the Grantor Trustee, the Owner Participant and the Indenture Trustee any required notice of a Modification to the Production System pursuant to Section 11.6(b) of the Lease. Upon receipt of such notice, and so long as no Lease Default described in paragraphs (a), (b), (c) or (g) of the definition of Lease Event of Default in
Section 15 of the Lease and no Lease Event of Default shall have occurred and be continuing, the Owner Participant shall cause the Lessor to finance the cost of the Lessor's Share of such Modification through the issuance of Additional Notes under the Indenture, on terms and conditions (including additional credit support to the extent required by Section 10.14 after giving effect to any adjustment in Stipulated Loss Value as a result of the issuance of Additional Notes) mutually acceptable to the Owner Participant and the Lessee; provided that any issuance and sale by the Grantor Trustee of Additional Notes shall be in accordance with and subject to the conditions set forth in Section 2.08 of the Indenture (including, without limitation, the condition that such Additional Notes may not rank senior (but may rank pari passu or junior) in any respect to other Secured Notes issued under the Indenture).

         On the closing date of any Supplemental Financing, the Basic Rent Percentages, Stipulated Loss Value Percentages, Termination Value Percentages, Early Buy-Out Percentages and Fixed Price Purchase Amount shall be adjusted in accordance with Section 4 of the Lease. No Additional Notes may be issued without the prior written consent of the Lessee.

SECTION 15. REFUNDING OF SECURED NOTES.

         15.1 Refunding of Secured Notes. Upon compliance with the terms and conditions of this Section 15, including, without limitation, the satisfaction of the conditions set forth in Section 15.2 and in Section 3.05 of the Indenture, the Lessee shall have the right, at its option and expense, on two occasions during the Lease Term to cause the Grantor Trustee to refund or refinance the Secured Notes and/or any Additional Notes then Outstanding (the "Refunded Secured Notes") through the issuance and sale in the public or private market of one or more additional series of Secured Notes (the "Refunding Secured Notes"), in an aggregate principal amount which shall be equal to the unpaid principal amount of the Refunded Secured Notes plus any accrued and unpaid interest on the Refunded Secured Notes not paid by Lessee as contemplated in clause (d) of this Section 15.1, the proceeds of such issuance and sale to be applied to prepay or redeem the principal amount of such Refunded Secured Notes and subject to the following conditions:


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                  (a) the expenses of any such refunding or refinancing
         (including, without limitation, any premium payable with respect to the Secured Notes) shall be borne by the Lessee;

                  (b) the Owner Participant will not suffer any unindemnified adverse tax consequences (as determined in accordance with and subject to Section 12.4) and Owner Participant will receive an opinion of its counsel and reasonably acceptable to the Lessee to such effect; provided, however, that, in the absence of a change in applicable tax law, Treasury Regulations or Internal Revenue Service published revenue ruling, revenue procedure or notice after the Closing Date, the Secured Notes are "qualified nonrecourse indebtedness" and any such refinancing taken together with each other refinancing, that does not (i) result in an increase in principal amount greater than 5.0% of the remaining principal amount of the Secured Notes or, as applicable any Additional Notes or (ii) increase in term or average life that exceeds the remaining term or average life, as applicable, of the original Secured Notes by more than six months, shall be treated as not causing a material adverse tax effect under Section 861 of the Code;

                  (c) the appropriate parties will enter into a note purchase agreement providing for the issuance and sale by the Grantor Trustee or such other party as may be appropriate on the date specified in such agreement (for the purposes of this Section 15.1, the "Refunding Date") of Refunding Secured Notes the proceeds of which shall be used to repay all of the Outstanding Refunded Secured Notes on the Refunding Date;

                  (d) if the Refunding Date is during the Basic Lease Term, the Lessee and the Grantor Trustee will amend the Lease such that if the Refunding Date is not a Basic Rent Payment Date, the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent to the extent necessary to pay the aggregate interest accrued on the Refunded Secured Notes not payable with the proceeds of the Refunding Secured Notes;

                  (e) the Grantor Trustee will enter into an agreement to provide for the securing thereunder of the Refunding Secured Notes in like manner as the Refunded Secured Notes and/or will enter into such amendments and supplements to the Indenture as may be necessary to effect a refunding or refinancing under this Section 15.1, which agreements, amendments and/or supplements shall be satisfactory in form and substance to the Owner Participant;



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

                  (f) the identity of the Owner Participant shall not be disclosed in offering materials used in connection with such refunding or refinancing pursuant to a public offering;

                  (g) unless otherwise agreed by the Owner Participant, the Lessee shall pay to the Grantor Trustee as Supplemental Rent an amount equal to the Premium, if any, payable in respect of the Refunded Secured Notes and all reasonable fees, costs, expenses of such refunding or refinancing, including, without limitation, the Owner Participant's out-of-pocket expenses and reasonable counsel fees and expenses;

                  (h) the Lessee shall cause a legal opinion in form and substance reasonably satisfactory to the Owner Participant, the Grantor Trustee, the Indenture Trustee and the Pass Through Trustee to be addressed to the Owner Participant, the Grantor Trustee, the Indenture Trustee and the Pass Through Trustee with respect to federal or state securities laws and insofar as such laws relate to the refunding or refinancing; and

                  (i) such additional documents, certificates, opinions as shall be reasonably requested by, and acceptable to, the Grantor Trustee and the Indenture Trustee, including, but not limited to, such documents, financing statements and opinions as are reasonably necessary to confirm that the refinancing of all Secured Notes of the series as to which the refinancing is occurring is being carried out.

         In connection with any such refunding or refinancing, the Basic Rent Percentages, Stipulated Loss Value Percentages, Termination Value Percentages and the Early Buy-Out Percentages and the amount of Credit Support shall be adjusted in accordance with Section 4 of the Lease. The Secured Notes may not be refunded or refinanced without the prior written consent of the Lessee.

         15.2 Notice. The Lessee shall give the other parties to this Agreement at least 90 days' prior written notice of any desired refunding or refinancing pursuant to Section 15.1, which notice shall set forth to the extent practicable the proposed terms and conditions of such refunding or refinancing, including the desired date therefor. The Lessee, the Grantor Trustee, the Owner Participant and, as necessary, the Indenture Trustee and the Loan Participants, shall consult thereafter on the good faith negotiation of such terms and conditions to the end that, subject to the provisions of this Section 15, the final terms and conditions of such refunding shall be agreed among the parties thereto in due course thereafter. The Lessee will provide notice promptly to such Persons in the event that it determines not to



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proceed with such proposed refunding or refinancing pursuant to Section 15.1.

         15.3 Rights of Parties. Notwithstanding anything to the contrary contained in this Section 15, in no event shall the Owner Participant have any obligation to initiate or structure any refunding or refinancing of Secured Notes or to take, or to cause the Grantor Trustee to take, any action in connection therewith other than such as may be requested by the Lessee, the Owner Participant or the Indenture Trustee as provided in this Section 15.

SECTION 16. BENEFICIAL INTEREST PURCHASE OPTION.

         16.1 Option to Purchase. In the event and at the time that the Lessee has the right to purchase all of Lessor's right, title and interest in and to the Undivided Interest pursuant to Section 6.1 of the Lease, the Lessee in lieu of exercising such right may elect to purchase the right, title and interest of the Owner Participant in and to the Trust Estate (the "Beneficial Interest") at a purchase price equal to the excess of (i) the applicable purchase price payable under Section 6.1 over (ii) the outstanding principal and accrued interest on the Secured Notes as of the applicable purchase date (after giving effect to the payment of all amounts required to be paid by the Lessee pursuant to Section 16.2(b)) (the "Beneficial Interest Purchase Price"). It is intended among the parties hereto that the purchase of the Beneficial Interest by the Lessee shall not effect a merger of the Lessee's interest, as lessee, in the Lease and the beneficial interest in the Trust Estate to be purchased by the Lessee. Such purchase shall be consummated pursuant to an assignment and assumption agreement which shall at a minimum preserve Owner Participant's rights which are expressly stated to survive any purchase.

         16.2 Notice of Election; Manner of Purchase Transfer After Purchase.
(a) In order to exercise its right to purchase the Beneficial Interest pursuant to Section 16.1, the Lessee shall notify the Owner Participant irrevocably in writing no later than 90 days prior to the applicable purchase date under
Section 6.1 of the Lease that it desires to purchase the Beneficial Interest.

                  (b) On the date of purchase, upon receipt by the Owner Participant of the Beneficial Interest Purchase Price, and all Basic Rents due by the Lessee to or distributable to the Owner Participant on or prior to such date of purchase (but excluding any Basic Rent payable in advance on such date of purchase) and all Supplemental Rent due by the Lessee to or distributable to the Owner Participant to and including such date of purchase (without giving effect to any applicable grace periods), the Owner Participant shall transfer the Beneficial Interest free and



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clear of all Liens to the Lessee pursuant to an instrument of conveyance in form and substance reasonably satisfactory to the Lessee.

                  (c) Each of the Participants, the Grantor Trustee and the Indenture Trustee, at the cost and expense of the Lessee, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lessee reasonably may request in order to carry out the intent and purposes of this Section 16 and the transactions contemplated hereby.

                  (d) As a condition to the Lessee's right to purchase the Beneficial Interest pursuant to Section 16.1 (unless the Lessee shall assume the obligations of the Grantor Trustee pursuant to the next sentence), on the date of purchase the Lessee shall have provided to the Indenture Trustee an opinion of counsel for the Lessee, dated the date of purchase, which, subject to usual or customary exceptions, shall be to the effect that upon consummation of such purchase, this Agreement, the Trust Agreement and the Lease constitute the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws that may affect the remedies provided for in the Lease, which laws, however, do not in the opinion of such counsel make the remedies provided for in the Lease inadequate for the practical realization of the rights and benefits provided for in the Lease. In the event the Lessee is unable to provide such opinion, concurrently with the purchase of the Beneficial Interest the Lessee shall assume the obligations of the Grantor Trustee under the Secured Notes and under the Indenture in accordance with and with the effect provided in Section 3.04 of the Indenture and Section 11.6 hereof.

SECTION 17. MISCELLANEOUS.

         17.1 Survival. All agreements, representations, warranties and indemnities contained in this Agreement and the other Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive and continue in effect following the execution and delivery of this Agreement and the other Operative Documents and the participation by the Owner Participant and the Loan Participants in the payment of Lessor's Cost as contemplated hereby and by the other Operative Documents.

         17.2 Binding Effect. All agreements, representations, warranties and indemnities in this Agreement and the other



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Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall bind the Person making the same and its successors and assigns, and shall inure to the benefit of each Person for whom made and their respective successors and permitted assigns.

         17.3 Notices. All communications, notices and consents provided for in this Agreement shall be in writing and shall be given in person or by courier or by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified first class mail, return receipt requested, or overnight courier, addressed as set forth in Schedule 1 or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section 17.3 to the other parties hereto. Any notice delivered by hand shall become effective when delivered. Any notice delivered by courier service shall become effective on the date of receipt (which may be established, without limitation, by reference to evidence of delivery provided by the courier service). Any notice delivered by telecopy shall become effective on the date such telecopy is sent, as established by evidence of receipt of such transmission.

         17.4 Counterpart Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         17.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         17.6 Amendments, Supplements, Etc. (a) Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

                  (b) Prior to the Lease Termination Date, neither the Trust Agreement nor the Indenture may be amended, waived, supplemented or modified to permit any action contrary to, or disturb the Lessee's rights under, the Lease, or otherwise adversely affect the Lessee's rights, or increase the Lessee's obligations or liabilities, under any Operative Document without the consent of the Lessee.



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

                  (c) Prior to the Lease Termination Date, neither Section 1.04(c) nor any other provision of the Pass Through Trust Agreement that would have the effect of amending, modifying or waiving such Section 1.04(c) shall be amended, modified or waived without the consent of the Owner Participant.

         17.7 Headings; Table of Contents. The division of this Agreement into Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

         17.8 Severability of Provision. Any provision of this Agreement which may be determined by competent authority to be invalid or unenforceable in such jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall negotiate in good faith to replace such provision with an appropriate, legal provision. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

         17.9 Entire Agreement. This Agreement (including the schedules and exhibits hereto), the Pass Through Trust Agreement, the Reimbursement Agreement, the Initial Letter of Credit and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents and the Pass Through Trust Agreement, supersede all agreements (other than any Operative Document) prior to the date of this Agreement, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.

         17.10 Limitation of Liability of Grantor Trustee, Indenture Trustee and Pass Through Trustee. (a) It is expressly understood and agreed by and among all of the parties hereto that, except as otherwise expressly provided herein or in any other Operative Document (other than the Trust Agreement), (i) this Agreement is executed and delivered by the Grantor Trustee not in its or his individual capacity but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it or him as such Grantor Trustee, (ii) certain of the representations, undertakings and agreements made herein by the Grantor Trustee are not personal representations, undertakings and agreements, but are binding only on the Trust Estate and the Grantor Trustee, as trustee, (iii) except as set forth in the proviso to this sentence,



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nothing herein contained shall be construed as creating any liability of the
Trust Company or Laskaris or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of the Trust Company to perform any covenant, whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Grantor Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or gross negligence of the Grantor Trustee or the failure of the Corporate Grantor Trustee to distribute funds in accordance with the terms of the Operative Documents) look solely to the Trust Estate and the Indenture Estate for the performance of any obligation under any of the instruments referred to herein; provided, however, that notwithstanding anything in this Section 17.10 to the contrary, the Trust Company and Laskaris, shall be liable (A) each in its or his individual capacity and as Grantor Trustee to the Owner Participant as expressly set forth in the Trust Agreement, (B) each in its or his individual capacity, in respect of its or his representations, warranties and agreements made in its or his individual capacity as expressly set forth herein (including, without limitation, Sections 8 and 11) or in any other Operative Document to which it or he is a party or in any Officer's Certificate of the Trust Company, delivered pursuant hereto, and (C) each in its or his individual capacity for the consequences of its or his gross negligence or willful misconduct or its or his failure to distribute funds in accordance with the terms of the Operative Documents (including, without limitation, willful breach of contract) with respect to any Grantor Trustee Document or Operative Document to which it or he is a party.

                  (b) It is expressly understood and agreed by and among all of the parties hereto that, except as otherwise expressly provided herein or in any other Operative Document (including, without limitation, subsection (c) of this Section 17.10), (i) this Agreement is executed and delivered by The Bank of New York and Clark not in its or his individual capacity but solely as trustee under the Indenture in the exercise of the power and authority conferred and vested in it as such Indenture Trustee, (ii) certain of the representations, undertakings and agreements made herein by the Indenture Trustee are not personal representations, undertakings and agreements, but are binding only on the Indenture Trustee, as Trustee, (iii) except as set forth in the proviso to this sentence, nothing herein contained shall be construed as creating any liability of Clark or The Bank of New York or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, The Bank of New York to perform any covenant,



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whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Indenture Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or gross negligence of the Indenture Trustee and for failure of the Corporate Indenture Trustee to distribute funds in accordance with the terms of the Operative Documents) look solely to the Indenture Trustee, as trustee for the performance of any obligation under any of the instruments referred to herein; provided, however, that notwithstanding anything in this
Section 17.10 to the contrary, The Bank of New York and Clark shall be liable
(A) each in its or his individual capacity, in respect of its or his representations, warranties and agreements made in its individual capacity as expressly set forth herein (including, without limitation, in Sections 9 and 11) or in any other Operative Document to which it or he is a party or in any Officer's Certificate of The Bank of New York, made in its individual capacity delivered pursuant hereto, and (B) in its or his individual capacity for the consequences of its or his gross negligence or willful misconduct and for its or his failure to use ordinary care to disburse funds in accordance with any Operative Document to which it or he is a party.

                  (c) It is expressly understood and agreed by and among all of the parties hereto that, except as otherwise expressly provided herein (including, without limitation, subsection (b) of this Section 17.10), or in the Pass Through Trust Agreement, (i) this Agreement is executed and delivered by The Bank of New York, not in its individual capacity but solely as trustee under the Pass Through Trust Agreement in the exercise of the power and authority conferred and vested in it as the Pass Through Trustee, (ii) certain of the representations, undertakings and agreements made herein by the Pass Through Trustee are not personal representations, undertakings and agreements, but are binding only on the Pass Through Trustee, as trustee, (iii) except as set forth in the proviso to this sentence, nothing herein contained shall be construed as creating any liability of The Bank of New York, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, The Bank of New York, to perform any covenant, whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Pass Through Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or negligence of the Pass Through Trustee and for its failure to distribute funds in accordance with the terms of the Pass Through Trust Agreement) look solely to the Pass Through Trustee, as trustee for the performance of any obligation under any of the instruments referred to herein; provided, however, that notwithstanding anything in this Section 17.10 to the contrary, The Bank of New York, shall be liable (A) in its individual capacity, in respect of the representations, warranties and agreements of the Pass Through Trustee made in its individual capacity as expressly set forth herein (including, without limitation, in Sections 7 and 11) or in the Pass Through Trust Agreement or in any Officer's Certificate made in its individual capacity delivered pursuant hereto, and (8) in its individual capacity for the consequences of its own negligence or willful misconduct and for its failure to use ordinary care to disburse funds in accordance with the Pass Through Trust Agreement.

         17.11 Jurisdiction; Service of Process Waiver of Jury Trial. Any legal action or proceeding with respect to this Agreement or any other Operative Document to which any party hereto is a signatory or against any such party or against the Indenture Estate or Trust Estate may be brought, at the option of any such party, in any of the courts in the State of New York or the Federal courts of the United States of America located in The City of New York, and each party hereto hereby unconditionally accepts the nonexclusive jurisdiction of the aforesaid courts, expressly waiving any other jurisdiction to which any such party may be entitled by reason of its present and future domicile. Each party hereto irrevocably waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any of the aforesaid courts and any claim it may now or hereafter have that any such action or proceeding has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail to such party's address for notices specified herein. Nothing herein shall affect the right to serve process in any other manner permitted by law. Each party hereto hereby waives any right to trial by jury in any suit, action or proceeding arising out of any Operative Document.

         17.12 Instructions. By their respective execution and delivery of this Agreement, each of the Owner Participant and the Pass Through Trustee hereby instructs the Grantor Trustee and the Indenture Trustee to execute and deliver this Agreement.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

LESSEE:                                ENSERCH EXPLORATION, INC.

                                       By: /s/ J.T. LEARY
                                          --------------------------------------
                                          Name:  J.T. Leary
                                          Title: Vice President Finance


OWNER PARTICIPANT:                     COOPER PROJECT, L.L.C.

                                       By: /s/ M.C. BUCHANAN
                                          --------------------------------------
                                          Name: M.C. Buchanan
                                          Title:


CORPORATE GRANTOR                      WILMINGTON TRUST COMPANY, not in
TRUSTEE:                               its individual capacity, except as
                                       provided herein, but solely as
                                       Corporate Grantor Trustee


                                       By: /s/ [NOT LEGIBLE]
                                          --------------------------------------
                                          Name:
                                          Title:

INDIVIDUAL GRANTOR                     THOMAS P. LASKARIS, not in his
TRUSTEE:                               individual capacity, except as
                                       provided herein, but solely as
                                       Individual Grantor Trustee


                                       By: /s/ THOMAS P. LASKARIS
                                          --------------------------------------
                                          Name: Thomas P. Laskaris
                                          Title:


CORPORATE INDENTURE                    THE BANK OF NEW YORK, not in its
TRUSTEE:                               individual capacity, except as
                                       provided herein, but solely as
                                       Corporate Indenture Trustee


                                       By: /s/ STEPHEN J. GIURLANDO
                                          --------------------------------------
                                          Name:  Stephen J. Giurlando
                                          Title: Assistant Vice President

INDIVIDUAL INDENTURE                   FREDERICK W. CLARK, not in his
TRUSTEE:                               individual capacity, except as
                                       provided herein, but solely as
                                       Individual Indenture Trustee


                                       By: /s/ FREDERICK W. CLARK
                                          --------------------------------------
                                          Name: Frederick W. Clark
                                          Title:

PASS THROUGH TRUSTEE                   THE BANK OF NEW YORK, not in its
                                       individual capacity, except as
                                       provided herein, but solely as Pass
                                       Through Trustee


                                       By: /s/ STEPHEN J. GIURLANDO
                                          --------------------------------------
                                          Name:  Stephen J. Giurlando
                                          Title: Assistant Vice President

                                   APPENDIX A
                                    (1996-A)

                                   DEFINITIONS

         The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument shall have such meaning whether or not such agreement or instrument is in effect. The terms "hereof," "herein," "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular Section, subsection, paragraph or other subdivision thereof.

         Unless the context otherwise requires or the definition expressly provides otherwise, references to (i) agreements shall include sections, schedules, exhibits and appendices thereto and shall be deemed to mean and include such agreements (and sections, schedules, exhibits and appendices) as the same may be amended, supplemented and otherwise modified from time to time in accordance with the terms thereof, (ii) parties to agreements or government agencies shall be deemed to include the successors and permitted assigns of such parties and the successors and assigns of such agencies and (iii) laws or regulations shall be deemed to mean such laws or regulations as the same may be amended from time to time and any superseding laws or regulations covering the same subject matter.

         Unless otherwise specified herein or in any Operative Document, all accounting terms used in any Operative Document shall be interpreted, all accounting determinations made pursuant to the terms of any Operative Documents shall be made, and all financial statements delivered pursuant to the terms of any Operative Document shall be prepared in accordance with GAAP.

         "Actual Knowledge" shall mean, (i) as it applies to the Grantor Trustee, the Indenture Trustee or the Pass Through Trustee, actual knowledge of, including any information contained in any written notices received by, an officer in its Corporate Trust Administration department, (ii) as it applies to the Owner Participant, actual knowledge of, including any information contained in any written notices received by, any officer of the Owner Participant or any Affiliate thereof whose responsibilities include administration of the transactions contemplated by the Operative Documents, (iii) as it applies to the Lessee actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other officer of the Lessee whose responsibilities include administration of the transactions contemplated by the Operative Documents or the Operating Agreement, and (iv) as it applies to the Guarantor, actual knowledge of, including any information contained in any written notices received by, any Managing Director or Vice President of the Guarantor whose responsibilities include administration of the transactions contemplated by the Operative Documents.

         "Acceptable Credit Rating" shall mean, (i) with respect to a bank or other financial institution issuing a letter of credit, a bank or other financial institution having unsecured long term debt obligations rated either
(x) AA or better by Standard & Poor's and Aa3 or better by Moody's or (y) Aa2 or better by Moody's and AA- or better by Standard & Poor's; and (ii) with respect to an insurance company having a claims paying ability for its long term obligations rated either (x) AA or better by Standard & Poor's and Aa3 or better by Moody's or (y) Aa2 or better by Moody's and AA- or better by Standard & Poor's.

         "Additional Notes" shall mean non-recourse Secured Notes issued by the Grantor Trustee in connection with a Supplemental Financing and in accordance with Section 2.08 of the Indenture and Section 14 of the Participation Agreement.

         "Additional Transaction Expenses" shall mean the fees and expenses of Chadbourne & Parke, LLP in connection with the preparation of the Operative Documents to the extent such fees and expenses, taken together with all Transaction Expenses, do not exceed 1.00% of Lessor's Cost.

         "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided that for purposes of the definition of "Debt", the term "control" shall mean the direct or indirect ownership of more than 50% of the outstanding capital stock or other equity interests having ordinary voting power. Notwithstanding the foregoing, (i) except as otherwise expressly provided in the Operative Documents, neither the Owner Participant nor the Guarantor shall be an Affiliate of the Trust Company, the Corporate Grantor Trustee or the Individual Grantor Trustee and vice versa and (ii) from and after the consummation of the Enserch Transactions, ENSERCH and its Affiliates and Subsidiaries shall not be Affiliates of

Enserch Exploration and vice versa, unless after the consummation of the Enserch Transactions, ENSERCH and Enserch Exploration shall become Affiliates.

         "After-Tax Basis," in the context of determining the amount of a payment to be made on such basis, shall mean the payment of an amount which, after reduction by the net increase in foreign, federal, state and local income tax liability of the recipient or deemed recipient of such payment (which net increase shall be calculated by taking into account any reduction in such taxes resulting from any tax benefits currently realized by the recipient as a result of the event giving rise to such payment) shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all foreign, federal, state and local income taxes payable and tax benefits realized shall be determined on the assumption that (A) in the case of the Owner Participant, (i) for Federal income tax purposes, the Owner Participant has a sufficient U.S. Federal tax base to be taxable on all income at the highest marginal net income tax rate then applicable to corporate taxpayers taxed on the same basis as the Owner Participant that are then in effect and that all corresponding tax benefits are utilized at the highest marginal U.S. Federal tax rate then applicable to corporate taxpayers taxed on the same basis as the Owner Participant that are then in effect; and (ii) for state income tax purposes, the Owner Participant is taxable on all income and utilizes all corresponding tax benefits at the assumed state income tax rate as set forth in the Tax Indemnity Agreement; and (B) in all other cases, (i) the recipient has a sufficient U.S. Federal and state income tax base to be taxable on all income at the highest marginal net income tax rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions and that all corresponding tax benefits are utilized at the highest marginal U.S. Federal and state rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdiction; and (ii) state income taxes are payable, and state tax benefits are realized, in the jurisdiction in which the recipient has its principal place of business.

         "Agency and Support Agreement" shall mean the Agency and Support Agreement (1996-A) dated as of November 15, 1996 between the Grantor Trustee and the Lessee.

         "Amortization Schedule" for the Secured Notes shall mean the amortization schedule for the Secured Notes set forth in Exhibit B to the Indenture.

         "Appraisal Procedure" shall mean a procedure for determining any amount, value or period. Such procedure shall be commenced by the delivery of written notification as specified in the Operative Documents by the Lessee to the Lessor or the Owner Participant, as the case may be, or by the Owner Participant or the Lessor, as the case may be, to the Lessee, that it desires to obtain an appraisal with respect to such amount, value or period. If required by the terms of the applicable Operative Documents, such parties shall first attempt to agree on such matter. If such parties are unable to agree on such matter within the time period specified in the applicable Operative Document, or if such parties are not required to attempt to agree, such parties shall thereupon consult for the purpose of selecting a mutually acceptable Independent appraiser. If within 10 days from the date the parties are required to so consult, they are unable to agree upon the appointment of a mutually acceptable Independent appraiser, then each of such parties shall appoint an Independent appraiser, and such Independent appraisers shall jointly determine such matter. If one party does not so appoint an Independent appraiser, then the Independent appraiser appointed by the other shall determine such matter as the sole appraiser. If such two Independent appraisers cannot agree on such matter within 20 days, such matters shall be determined by such two Independent appraisers and a third Independent appraiser chosen within 10 days after such 20-day period by such two Independent appraisers or, if such three Independent appraisers fail to reach an agreement, the determination of the appraiser that differs most from the second highest determination shall be excluded (unless such difference is less than ten percent from either of the other determinations), the remaining two determinations shall be averaged (or all three shall be averaged, if the third determination is not discarded due to the preceding parenthetical) and such average shall constitute the determination of the appraisers. If such two Independent appraisers fail to agree upon the appointment of a third Independent appraiser within the allotted time period, such appointment shall be made by the New York City office of the American Arbitration Association or any organization successor thereto, upon the request of any such parties from a panel of arbitrators having familiarity with assets similar to the assets comprised by the Production System. The determination of the appraisers so chosen shall be given within 20 days of the appointment of such third appraiser, and, to the extent such determination relates to the calculation of the Fair Market Rental Value or Fair Market Sales Value under the Lease, the appraisers shall, in making such determination, apply methodologies consistent (after taking into account then current facts and circumstances) with those applied in connection with the Final Appraisal. Fees and expenses of the appraisers appointed in connection with an Appraisal Procedure shall be paid by the Lessee, except that if the Appraisal Procedure is utilized in connection with the actual purchase by the Lessee of the Undivided Interest pursuant to
Section 6.1(a) of the Lease or in
connection with a Renewal Term actually entered into pursuant to the exercise by the Lessee of a renewal option pursuant to Section 5.1(a) (i) or (a) (ii) of the Lease, all such fees and expenses shall be borne equally by the Lessee and the Lessor. The timetable for any Appraisal Procedure shall be appropriately accelerated to meet the applicable deadlines set forth in any of the Operative Documents.

         "Appraiser" shall mean ABS Marine Services, Inc., an Affiliate of the American Bureau of Shipping.

         "Assignment and Assumption and Security Agreement" shall mean the Assignment and Assumption Agreement, Mortgage and Security Agreement (1996-A) dated as of the Closing Date, 1996 between Enserch Holdings and Enserch Exploration, substantially in the form of Exhibit D to the Participation Agreement.

         "Basic Lease Term" shall mean the period commencing on the Basic Lease Term Commencement Date and ending on December 30, 2010 or such shorter period as may result from earlier termination as provided in the Lease.

         "Basic Lease Term Commencement Date" shall mean January 2, 1997.

         "Basic Rent" shall mean the rent payable pursuant to Section 3.1 of the Lease.

         "Basic Rent Payment Dates" during the Basic Lease Term or any Renewal Term shall mean and include each January 2 and July 2 during the Basic Lease Term or such Renewal Term, commencing on January 2, 1997.

         "Basic Rent Percentages" shall mean the percentages set forth in
Schedule 1 to the Lease.

         "Beneficial Interest" shall have the meaning specified in Section 16.1 of the Participation Agreement.

         "Beneficial Interest Purchase Price" shall have the meaning specified in Section 16.1 of the Participation Agreement.

         "Board of Directors" shall mean, with respect to any Person, either the board of directors of such Person or a duly authorized committee of said board having power to act for such board with respect to the matter in question.

         "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which banks located in New York, New York, Dallas, Texas, Chicago, Illinois, Wilmington, Delaware, the city in which the Corporate Indenture Trustee Office is located, the city in which the corporate trust department of the Corporate Grantor Trustee is located or, so long as any Pass Through Certificate is Outstanding, the city in which the corporate trust department of the Pass Through Trustee is located, are required or authorized to remain closed.

         "Capital Lease Obligations" shall mean, as to the Lessee or any Subsidiary of the Lessee, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person in accordance with GAAP and, for purposes hereof, the amount of such obligations shall be the capitalized amount thereof.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, whether now outstanding or issued after the date of the Participation Agreement, including, without limitation, all Common Stock and Preferred Stock of such Person.

         "Cash Flow from Operations," with respect to the Lessee, shall mean, as of the date of determination, cash flows from operations for the most recent four fiscal quarters of the Lessee as set forth on the Lessee's Consolidated Statement of Cash Flows included in the Lessee's Form 10-Qs (or, for the quarter ended December 31 of any year, on the Lessee's Form 10-K) for such quarters, as filed with the SEC, excluding changes in working capital, for the same four fiscal quarters.

         "Casualty Redemption Date" shall have the meaning specified in Section 3.02(a) of the Indenture.

         "Certificate" or "Pass Through Certificate" shall mean any one of the certificates executed and authenticated by the Pass Through Trustee, substantially in the form of Exhibit A to the Pass Through Trust Agreement.

         "Certificateholder" shall have the meaning specified in the Pass Through Trust Agreement.

         "Claims" shall mean all liabilities (including without limitation, negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, responsibilities, losses, damages, penalties, fines, sanctions, claims, Environmental Claims, actions, causes of action, suits, investigations, judgments, Liens (including any Lien in favor of any Governmental Authority for environmental liabilities and costs or violations of any Environmental Laws), costs, expenses and disbursements (including, without limitation, any registration fees and reasonable and documented legal fees and expenses, but excluding any ordinary and usual operating or overhead expenses other than those incurred in connection with a Lease Event of Default, the salaries of its officers and employees (other than internal counsel charges and other internal charges arising from or related to a Lease Event of Default) and the cost of ordinary office supplies), of any kind or nature, including, without limitation, reasonable legal fees and expenses and costs of investigation.

         "Clark" shall mean Frederick W. Clark, an individual, in his individual capacity.

         "Classification Society" shall mean the American Bureau of Shipping or any other classification society selected by the Lessee.

         "Closing Date" shall mean December 2, 1996.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Collateral Assignment of Ship Mortgage" shall mean the Assignment Agreement (1996-A) dated as of November 15, 1996 between the Corporate Grantor Trustee and the Corporate Indenture Trustee.

         "Common Stock" shall mean, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all series and classes of such common stock.

         "Competitor of the Lessee" shall mean a Person who derives more than 15% of its gross revenues, or Affiliate or Subsidiary of any Person who derives more than 15% of its gross revenues, from the exploration for, or the production or sale of, oil or gas or related mineral products; provided, however, that a Person who is an institutional investor which is a passive investor in the financing of equipment or facilities used in the exploration for, or the production or sale of, oil or gas or related mineral products shall not, solely by reason of such investment, be a "Competitor of the Lessee."

         "Components" shall mean appliances, parts, instruments, appurtenances, accessories, equipment and other property of whatever nature originally included in the Production System on the Closing Date (other than any complete Major Component).

         "Corporate Indenture Trustee" shall have the meaning set forth in the preamble to the Indenture.

         "Corporate Grantor Trustee" shall have the meaning set forth in the preamble to the Trust Agreement.

         "Corporate Grantor Trustee Documents" shall mean the Operative Documents to which the Corporate Grantor Trustee is a party.

         "Corporate Trust Office," when used with respect to the Pass Through Trustee, shall mean the office of the Pass Through Trustee in the city at which at any particular time its corporate trust business shall be principally administered, and when used with respect to the Indenture Trustee, shall mean the Indenture Trustee Office.

         "Credit Support" shall mean either (i) a letter of credit for the benefit of the Lessor and the Owner Participant opened for the account of the Lessee pursuant to a Reimbursement Agreement by a bank that (w) is not an Affiliate of the Owner Participant or the Lessee (x) has an Acceptable Credit Rating and (y) satisfies at the time of issuance the credit and country exposure policies of FCLC and its Affiliates, which letter of credit shall have an available amount at all times and from time to time at least equal to the Equity Portion of Stipulated Loss Value and shall otherwise meet the requirements set forth in Section 10.14 of the Participation Agreement; or (ii) a surety bond issued pursuant to a Reimbursement Agreement in the name of the Lessor and the Owner Participant by an insurance company that (x) has an Acceptable Credit Rating and (y) satisfies at the time of issuance the credit and country exposure policies of FCLC and its Affiliates, which surety bond shall at all times and from time to time be in an amount at least equal to the Equity Portion of Stipulated Loss Value; provided, however, that if neither FCLC nor any Affiliate of FCLC is the Owner Participant as a result of a transfer in accordance with
Section 13 of the Participation Agreement and the Issuing Bank or such insurance company shall after such transfer be changed, then such letter of credit or surety bond shall satisfy the credit and country exposure policies, if any, of the Transferee and its Affiliates; and provided further that if the bank or other financial institution issuing the letter of credit or the insurance company issuing the surety bond, as applicable, shall cease to have an Acceptable Credit Rating and 30 days shall have elapsed from the earlier of (x) the date on which the Lessee shall have Actual Knowledge of such fact and (y) the date the Lessor shall so state in a notice to the Lessee, such letter of credit or surety bond, as applicable, shall cease to be "Credit Support."

         "Cut-off Date" shall mean December 21, 1996.

         "Debt" shall mean for the Lessee or any Subsidiary of the Lessee the sum of the following (without duplication): (i) all obligations for borrowed money or evidenced by bonds, debentures, mandatorily redeemable Preferred Stock with maturities before the Lease Term (including, without limitation, all mandatorily redeemable Preferred Stock of any Affiliate of the Lessee or any Affiliate of any Subsidiary of the Lessee, with maturities before the Lease Term, whether or not reflected on the balance sheet of the Lessee, any such Subsidiary or any such Affiliate), notes or other similar instruments (excluding interest, fees and charges); (ii) all obligations in respect of bankers' acceptances, unreimbursed drawings on letters of credit, surety or other bonds; (iii) all Capital Lease Obligations; (iv) all Operating Lease Obligations; (v) all financial guaranties in respect of Debt of unconsolidated Affiliates and unrelated Persons; (vi) all obligations secured by a Lien on any asset of the Lessee or any Subsidiary of the Lessee, whether or not such Debt is assumed by the Lessee or any such Subsidiary, but excluding obligations secured by (a) the pledge of current assets in the ordinary course of business, to secure current liabilities; (b) mechanics' or materialmen's liens, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges, Liens given in connection with bid or completion bonds; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established; (c) any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purposes at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Lessee, a Special Entity or a Subsidiary of the Lessee to maintain self-insurance or to participate in any fund established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements; provided that such obligations secured are not yet due or are being contested in good faith by appropriate action and against which an adequate reserve has been established; (d) the Liens of taxes or assessments for the then current year or not at the time due, or the Liens of taxes or assessments already due but the validity of which is being contested in good faith by appropriate action and against which an adequate reserve has been established; (e) any judgment or Lien against the Lessee or a Subsidiary of the Lessee, so long as the finality of such judgment is being contested in good faith by appropriate action and the execution thereon is stayed; (f) assessments or similar encumbrances, the existence of which does not impair the value or the use of the Property subject thereto for the purposes for which it was acquired; (g) landlords' liens on fixtures and movable Property located on premises leased by the Lessee or a Subsidiary of the Lessee in the ordinary course of business so long as the rent secured thereby is not in default; and (h) Liens on the assets of any limited liability company organized under a limited liability company act of any state in which a limited liability company is treated as a partnership for federal income tax purposes; provided that neither the Lessee nor any Subsidiary of the Lessee or Special Entity is liable for the Debt of such limited liability company; (vii) all production payments in connection with oil and gas properties; and (viii) all Debt of Special Entities to the extent the Lessee or any Subsidiary is liable for such Debt under GAAP or such Debt is reflected on the consolidated balance sheet of the Lessee or any Subsidiary of the Lessee. Debt shall not include Permitted Subordinated Debt.

         "Debt Percentage" shall mean the percentage set forth as the "Debt Percentage" in Schedule 2 to the Participation Agreement.

         "Debt Portion" shall mean, as of any date, the portion of any payment of Basic Rent or Stipulated Loss Value under the Lease equal to the principal and interest (other than overdue interest or interest on overdue interest) then due on the Secured Notes Outstanding as of such date.

         "Debt Rate" shall mean the weighted average interest rate borne by the Secured Notes.

         "Early Buy-Out Date" shall mean any of the dates set forth as an "Early Buy-Out Date" in Schedule 4 to the Lease.

         "Early Buy-Out Percentages" shall mean, with respect to any Early Buy-Out Date, the percentages set forth as the "Early Buy-Out Percentages" with respect to such Early Buy-Out Date in Schedule 4 to the Lease.

         "Early Buy-Out Purchase Price" shall mean, with respect to any Early Buy-Out Date, the product of (x) Lessor's Cost and (y) the applicable Early Buy-Out Percentage.

         "Eligible Bank" shall mean any bank or trust company which shall be a member of the Federal Reserve System and shall have a combined capital, surplus and undivided profits of not less than $100,000,000.

         "Employer Plan" with respect to any Person, shall mean any plan as to which such Person is a party in interest by virtue of (i) Section 3(14)(C) of ERISA or (ii) Section 3(14)(E) of ERISA (to the extent it relates to subsection
(C)) or (iii)

Section 3(14)(G) of ERISA (to the extent it relates to subsection (C) or (E) (but only to the extent subsection (E) relates to subsection (C)).

         "Engineer's Report" shall mean the report of the Technical Engineer dated November, 1996.

         "ENSERCH" shall mean ENSERCH Corporation, a Texas corporation.

         "Enserch Exploration" shall mean Enserch Exploration, Inc., a Texas corporation.

         "Enserch Holdings" shall mean Enserch Exploration Holdings, Inc., a Delaware corporation.

         "Enserch Transactions" shall mean the merger and/or spinoff transactions involving Enserch Exploration and other Persons as described in Enserch Exploration's Proxy Statement/Prospectus dated October 2, 1996.

         "Environmental Claims" shall mean any Claim, action, cause of action, investigation or notice (in written form) by any Governmental Authority alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, Remedial Action, Releases, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned or operated by the Lessee or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Consultant" shall mean Pilko & Associates, Inc.

         "Environmental Laws" shall mean all applicable federal, state, foreign and local laws and regulations, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, wetlands, wildlife, aquatic species, vegetation and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"); the Resource Conservation Recovery Act ("RCRA"); Oil Pollution Act of 1990

("OPA"); the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Toxic Substances Control Act ("TSCA"); the Hazardous Material Transportation Act; the Clean Air Act; the Federal Water Pollution Control Act; the Safe Drinking Water Act; and their state and local counterparts or equivalents.

         "Environmental Permits" shall mean all permits, consents, licenses, certificates and other approvals or authorizations required under Environmental Laws.

         "Environmental Report" shall mean the report of the Environmental Consultant dated November, 1996.

         "Equity Percentage" shall mean an amount equal to 100% minus the Debt Percentage.

         "Equity Portion of Basic Rent" shall mean the portion of any payment of Basic Rent, as of any date, that is not the Debt Portion.

         "Equity Portion of Stipulated Loss Value" shall mean, as of any date, the excess of the Stipulated Loss Value as of such date over the Outstanding principal amount of the Secured Notes as of such date plus accrued and unpaid interest thereon (but not including overdue interest or interest on overdue interest), as set forth on Schedule 2 to the Lease.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "ERISA Plan Assets" shall mean the assets of (i) an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a "plan" within the meaning of Section 4975(e)(1) of the Code, (iii) any other entity deemed to hold "plan assets" as defined in 29 C.F.R. Section 2510.3-101 of any plan or
(iv) any "governmental plan," as defined in Section 3 (32) of ERISA or Section 414(d) of the Code, subject to prohibitions under any Governmental Rules substantially similar to those set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Event of Loss" shall mean any of the following events: (a) the (i) loss, theft, destruction or disappearance of, or (ii) occurrence of damage (which, in the Lessee's reasonable, good faith opinion, renders repair or replacement uneconomic) to, the Production System (or substantially the entirety of the Production System) or a Significant Portion thereof; (b) the permanent condemnation, confiscation or seizure of, or requisition of title to, the Production System or a Significant Portion thereof by any Governmental Authority; (c) the requisition of use of the Production System or a Significant Portion thereof by any Governmental Authority for a period

(i) which shall exceed the remaining portion of the Lease Term or (ii) which is longer than three years; (d) the receipt of insurance proceeds based upon an actual or constructive total loss of the Production System or a Significant Portion thereof; (e) the parties to the Operating Agreement have determined, after January 1, 2001, to abandon the Production System or any Significant Portion thereof; (f) the parties to the Operating Agreement have determined, after the Closing Date and prior to January 2, 2001, and after Enserch Exploration has taken all commercially reasonable steps to exercise its rights under the Operating Agreement to prevent such abandonment, to abandon the Production System or a Significant Portion thereof; (g) as a result of a change in any Governmental Rules or Governmental Actions, the Lessee is prohibited from using the Production System as a floating drilling and/or production system within the Gulf of Mexico; or (h) the Lessee sells, transfers, assigns or otherwise disposes of its entire interest in the Unit Area. An Event of Loss with respect to a Significant Portion of the Production System may constitute an Event of Loss with respect to the Production System. Such determination shall be made by the Lessee in its reasonable judgment. The date of an Event of Loss shall be the date Lessee obtains Actual Knowledge of such event; provided that for the purposes of clause (c) above, no Event of Loss shall be deemed to have occurred until the earlier of (i) the last day of the Lease Term and (ii) three years after such requisition.

         "Excepted Payments" shall mean and include (i) any indemnity or other payment (whether or not Supplemental Rent) payable under any Operative Document directly to any Person (including, without limitation, the Trust Company, Laskaris, the Pass Through Trustee, Clark or The Bank of New York, each in its or his individual capacity) other than the Indenture Trustee, any Holder, the Trust Estate or the Indenture Estate; (ii) any indemnity or expense payment or reimbursement (whether or not Supplemental Rent) payable under any Operative Document directly to the Grantor Trustee or the Trust Estate; (iii) (A) insurance proceeds, if any, payable to the Grantor Trustee or the Owner Participant under insurance separately maintained by the Grantor Trustee or the Owner Participant or the Guarantor as permitted by Section 13.4 of the Lease except to the extent that the payment of any such proceeds diminishes any recovery available under an insurance policy required to be maintained under
Section 13 of the Lease, or (B) proceeds of personal injury or property damage liability insurance payable to or for the benefit of the Trust Company, Laskaris, the Owner Participant or the Guarantor under any Operative Document;
(iv) any amount payable to the Owner Participant or the Guarantor pursuant to the Tax Indemnity Agreement or for the account of the Owner Participant or the Guarantor pursuant to Section 12.2 of the Participation Agreement; (v) payments under the Tax Indemnity Agreement payable as Basic Rent; (vi) that portion of Stipulated Loss Value, Termination Value and Early Buy-Out Purchase Price payments attributable to Tax Indemnity Agreement obligations of the Lessee; (vii) if the Lessee purchases the Undivided Interest pursuant to Section 6 of the Lease and in connection therewith assumes the Secured Notes on a full recourse basis pursuant to Section 3.04 of the Indenture, that portion of the applicable purchase price in excess of the principal of and accrued interest (other than overdue interest) on the Outstanding Secured Notes; (viii) any payment made to or for the account of the Grantor Trustee or the Owner Participant pursuant to any letter of credit, surety bond or other instrument maintained as Credit Support or which otherwise names the Grantor Trustee as beneficiary (regardless of whether such payment is applied in satisfaction of the Lessee's obligation to pay Stipulated Loss Value, Basic Rent or any other Supplemental Rent); and (ix) interest at (or by reference to) the Overdue Rate payable by the Lessee to the Trust Company, Laskaris, the Owner Participant or the Guarantor on any of the amounts described in clauses (i) through (viii) above; together with the right (a) to demand, collect, sue for, exercise remedies to enforce, or otherwise obtain amounts referred to in clauses (i) through (viii) of this definition, (b) to give any notice of any breach of any representation, warranty or covenant in the Operative Documents on a joint and several basis with the Indenture Trustee and
(c) to declare a Lease Event of Default or to demand payment of Stipulated Loss Value (or amounts determined by reference thereto) upon a Lease Event of Default in each case in order to draw on any letter of credit, surety bond or other instrument maintained as Credit Support.

         "Exchange Act" shall mean the Securities Exchange Act of 1934.

         "Excluded Tax" shall have the meaning specified in Section 12.2(b) of the Participation Agreement.

         "Fair Market Renewal Term" shall mean a period commencing at the end of the Basic Lease Term or any Renewal Term and ending on the date chosen by the Lessee pursuant to Section 5.3 of the Lease, during which the Undivided Interest may be leased for Fair Market Rental Value as permitted by Section 5.1 of the Lease, or such shorter period as may result from earlier termination of the Lease.

         "Fair Market Rental Value" or "Fair Market Sales Value" of any property or service as of any date shall mean the cash rent or cash price that would be obtained in an arm's-length lease or sale, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell) of the property or services in question, disregarding the purchase and renewal options set forth in the Lease or the Beneficial Interest purchase option under Section 16.1 of the Participation Agreement and shall be determined on the basis that (unless determined pursuant to Section 16 of the Lease) the Production System has been maintained in accordance with the requirements of the Lease (but otherwise on an "as-is" basis), as determined by an Independent appraiser applying methodologies consistent (after taking into account then current facts and circumstances) with those applied in connection with the Final Appraisal.

         "FCLC" shall mean First Chicago Leasing Corporation, a Delaware corporation.

         "Federal Leases" shall mean those certain oil and gas leases described in Exhibit C to the Lease.

         "Final Appraisal" shall mean the appraisal delivered pursuant to
Section 4.6(a) of the Participation Agreement.

         "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that resolves the matter, which decision, judgment, decree or other order has become final (i.e., the earliest of when all allowable appeals have been exhausted by either party to the action or the time for filing such appeal has expired or the Tax Indemnitee has notified the Lessee in writing that it does not intend to make such an appeal) or, in any case where judicial review shall at the time be unavailable by reason of the proposed adjustment involving a decrease in a net operating loss or business credit carry-forward, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., when all administrative appeals have been exhausted by either party), (ii) a closing agreement entered into under Section 7121 of the Code (or any successor provision) or any other settlement agreement entered into in connection with the administrative or judicial proceedings, in any case with the Lessee's consent,
(iii) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or for instituting a claim for refund, or, if a refund claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) the point in time when the Tax Indemnitee is no longer required to contest the imposition of such Tax pursuant to Section 12.2 (e) of the Participation Agreement or Section 7 of the Tax Indemnity Agreement.

         "Final Notice" shall have the meaning specified in Section 5.3(a) of the Lease.

         "Fitch" shall mean Fitch Investors Service, L.P.

         "Fixed Price Purchase Amount" shall mean the product of 40% and Lessor's Cost.

         "Fixed Rate Renewal Term" shall mean a period commencing at the end of the Basic Lease Term and ending on the first anniversary of the last day of the Basic Lease Term, or such shorter period as may result from early termination of the Lease.

         "Funding Agreement" shall have the meaning set forth in the recitals to the Participation Agreement.

         "GAAP" shall mean generally accepted accounting principles in the United States of America.

         "Garden Banks Documents" shall have the meaning set forth in Section
5.14 of the Participation Agreement.

         "Garden Banks Trustee" shall have the meaning set forth in the recitals to the Participation Agreement.

         "Governmental Actions" shall mean all actions, authorizations, consents, approvals, waivers, exceptions, variances, franchises, filings, orders, permits, licenses, exemptions, publications, notices to and declarations of or with any Governmental Authority, including, without limitation, those pertaining to Environmental Laws and Environmental Permits.

         "Governmental Authority" shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Rules" shall mean applicable statutes, laws, rules, codes, ordinances, decisions, regulations, permits, certificates and orders of any Governmental Authority now or hereafter in effect and any interpretation thereof by competent Governmental Authority, including any judicial or administrative order, consent decree, settlement agreement or judgment, including, without limitation, Environmental Laws.

         "Grantor Trustee" shall mean the Corporate Grantor Trustee and the Individual Grantor Trustee, collectively.

         "Grantor Trustee Documents" shall have the meaning specified in Section
2.1 of the Trust Agreement.

         "Guarantor" shall mean FCLC.

         "Guaranty" shall mean the Guaranty (1996-A) dated as of November 15, 1996 by Guarantor in favor of the Lessee, the Trust Company, the Indenture Trustee and the Pass Through Trustee.

         "Hazardous Materials" shall mean all substances defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.(S)300.5, or defined as such by, or regulated as such under, any law relating to pollution or protection of the environment.

         "Head Lease" shall mean the Head Lease (1996-A) dated as of November 15, 1996 between Head Lessor and Head Lessee.

         "Head Lease Supplement No. 1" shall mean Head Lease Supplement No. 1 (1996-A) dated the Closing Date between the Head Lessor and the Head Lessee, substantially in the form of Exhibit B to the Head Lease.

         "Head Lease Term" shall have the meaning set forth in Section 3.1 of the Head Lease.

         "Head Lessee" shall mean the Grantor Trustee.

         "Head Lessor" shall mean Enserch Holdings.

         "Holder" shall mean a registered holder of a Secured Note and shall include, so long as the Pass Through Trustee is a registered holder of a Secured Note, the Pass Through Trustee.

         "Hydrocarbons" shall mean oil, gas and other hydrocarbons produced from the Unit Reserves, all products processed or obtained therefrom, and all inventory thereof upon extraction.

         "Indemnitee" shall mean the Corporate Grantor Trustee (both in its individual and its trust capacity), the Individual Grantor Trustee (both in his individual and his trust capacity), the Owner Participant, the Guarantor, the Corporate Indenture Trustee (both in its individual and its trust capacity), the Individual Indenture Trustee (both in his individual and his trust capacity), the Pass Through Trustee (both in its individual and trust capacities), each Loan Participant, and their respective Affiliates, shareholders, officers, directors, agents, employees and servants.

         "Indenture" shall mean the Trust Indenture, Mortgage, Assignment of Lease and Security Agreement (1996-A) dated as of November 15, 1996 between the Grantor Trustee and the Indenture Trustee.

         "Indenture Default" shall mean an event which, after giving of notice or lapse of time, or both, would become an Indenture Event of Default.

         "Indenture Estate" shall have the meaning specified in the Granting Clause of the Indenture.

         "Indenture Event of Default" shall have the meaning specified in
Section 5.02 of the Indenture.

         "Indenture Indebtedness" shall have the meaning specified in the Recitals to the Indenture.

         "Indenture Supplement" shall mean any indenture supplement, substantially in the form of Exhibit D to the Indenture, that may be executed and delivered by the Grantor Trustee and the Indenture Trustee from time to time.

         "Indenture Supplement No. 1" shall mean Indenture Supplement No. 1 (1996-A) dated the Closing Date between the Grantor Trustee and the Indenture Trustee, substantially in the form of Exhibit F to the Indenture.

         "Indenture Trustee" shall mean the Corporate Indenture Trustee and the Individual Indenture Trustee, collectively.

         "Indenture Trustee Office" shall mean the office of the Corporate Indenture Trustee located at 101 Barclay Street, Floor 2l-W, New York, New York 10286, Attention: Corporate Trust Trustee Administration or such other office as may be designated by the Corporate Indenture Trustee to the Grantor Trustee and the Lessee.

         "Indenture Trustee's Liens" shall mean Liens on or against all or any part of the Production System, the Undivided Interest, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which result from any act of, or failure to act by, or any Claim against, the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee) unrelated to the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee) of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee), except that Indenture Trustee's Liens shall not include any Lien directly resulting from any Tax for which the

Lessee is specifically obligated to indemnify the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee) until such time as the Lessee shall have already paid to, or on behalf of, the Indenture Trustee, the Tax or an indemnity with respect to the same.

         "Independent" shall mean, when used with respect to any specified Person, a Person who (1) is in fact independent, (2) does not have any direct financial interest in the Trust Company, the Grantor Trustee, the Owner Participant or the Lessee or any Affiliate of any of them and (3) is not connected with the Trust Company, the Owner Participant or the Lessee or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by the Lessee and approved by the Indenture Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "Independent Investment Banker" shall mean an independent investment banking institution of national standing appointed by the Lessee on behalf of the Grantor Trustee; provided that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the relevant Redemption Date or Lease Termination Date or if a Lease Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         "Individual Grantor Trustee" shall have the meaning set forth in the preamble to the Trust Agreement.

         "Individual Indenture Trustee" shall have the meaning set forth in the preamble to the Indenture.

         "Initial Letter of Credit" shall mean the Letter of Credit issued on the Closing Date for the benefit of the Lessor and the Owner Participant substantially in the form of Exhibit A to the Reimbursement Agreement.

         "Initial Letter of Credit Bank" shall mean Union Bank of Switzerland, New York Branch, as issuer of the Letter of Credit.

         "Initial Reimbursement Agreement" shall mean the Letter of Credit and Reimbursement Agreement dated as of November 15, 1996 between the Initial Letter of Credit Bank and the Lessee which shall at all times comply with the requirements of Section 10.14 of the Participation Agreement.

         "Initial Secured Notes" shall mean the Secured Notes issued under the Indenture on the Closing Date or any Secured Notes issued in exchange therefor pursuant to Sections 2.06 and 2.07 of the Indenture.

         "Installment Payment Amount" shall mean the amount of the installment payment of principal due and payable on each Installment Payment Date, which amount is equal to the product of the remaining unpaid principal amount of the Secured Notes and the Installment Payment Percentage for such Installment Payment Date.

         "Installment Payment Date" shall mean each date on which an installment payment of principal is due and payable on the Secured Notes, as set forth in the Amortization Schedule.

         "Insurance Consultant" shall mean Marsh & McLennan.

         "Interest Payment Date" shall mean each January 2 and July 2.

         "Interim Lease Term" shall mean the period commencing on the Closing Date and ending on the day immediately preceding the Basic Lease Term Commencement Date, or such shorter period as may result from earlier termination of the Lease.

         "Investment" shall have the meaning specified in Section 2.1 of the Participation Agreement.

         "Issuing Bank" shall mean any bank issuing a Letter of Credit.

         "Laskaris" shall mean Thomas P. Laskaris, an individual, in his individual capacity.

         "Lease" shall mean the Production System Lease Agreement (1996-A) dated as of November 15, 1996 between the Lessor and the Lessee.

         "Lease Default" shall mean an event which, after giving of notice or lapse of time, or both, would become a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Section 15 of the Lease.

         "Lease Supplement No. 1" shall mean Lease Supplement No. 1 (1996-A) dated the Closing Date between the Lessor and the Lessee, substantially in the form of Exhibit D to the Lease.

         "Lease Term" shall mean, collectively, the Interim Lease Term, the Basic Lease Term and all Renewal Terms (if any).

         "Lease Termination Date" shall mean the last day of the Lease Term, whether occurring by reason of expiration of the Lease Term or upon earlier termination of the Lease pursuant to the terms thereof (including, without limitation, termination pursuant to Section 16.l of the Lease).

         "Lessee" shall mean Enserch Exploration.

         "Lessee Person" means, during or with respect to the Lease Term, the Lessee, any Affiliates of the Lessee, any other Person (other than the Owner Participant or any Affiliate of the Owner Participant) in possession of the Production System or the Undivided Interest and any Person (other than the Owner Participant or any Affiliate of the Owner Participant) having a rightful, valid and legal claim by, through or under any of the foregoing, and any Affiliate, successor, assign, transferee, agent or employee of any of the foregoing.

         "Lessee's Share" shall mean, with respect to any Modification (or the cost thereof) or Component (or Replacement Component), a 40.139265588% percentage interest in such Modification or Component.

         "Lessor" shall mean the Grantor Trustee.

         "Lessor's Cost" shall mean the amount set forth as "Lessor's Cost" in
Schedule 6 to the Lease; provided, however, that Lessor's Cost shall be reduced by the Original Cost of any Significant Portion of the Undivided Interest in respect of which the Lessee has paid Termination Value or Stipulated Loss Value pursuant to Section 7.3 or 12.2 of the Lease.

         "Lessor's Liens" shall mean Liens on or against all or any part of the Production System, the Undivided Interest, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which result from any act of, or any failure to act by, or any Claim against, the Trust Company, Laskaris or the Grantor Trustee unrelated to its interest in the Undivided Interest, the administration of the Trust Estate or the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by the Trust Company, Laskaris or the Grantor Trustee of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the

Trust Company, Laskaris or the Grantor Trustee, except that Lessor's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Trust Company, Laskaris or the Grantor Trustee until such time as the Lessee shall have already paid to, or on behalf of, the Trust Company, Laskaris or the Grantor Trustee, as the case may be, the Tax or an indemnity with respect to the same.

         "Lessor's Share" shall mean, (i) with respect to any Modification (or the cost thereof) or Component (or Replacement Component) or (ii) with respect to the sale proceeds of the Undivided Interest or a Significant Portion thereof, a percentage interest in such Modification (or the cost thereof), Component (or Replacement Component) or proceeds which is equal to the Undivided Interest Percentage.

         "Letter of Credit" shall mean any letter of credit meeting the requirements set forth in clause (i) of the definition of Credit Support.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, right of others or charge of any kind, including, without limitation, any liens pursuant to any Environmental Law or incurred in connection with any Environmental Claims, any right of first refusal, any title defect, conditional sale or other title retention agreement or any lease in the nature thereof or any libel or complaint in admiralty or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction; provided that for the purposes of the definition of "Debt", (i) "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Properties and (ii) the Lessee or any Subsidiary of the Lessee shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Louisiana Trust Estate" shall have the meaning specified in Section 10.2(a) of the Trust Agreement.

         "Loan Participant" shall mean and include each Holder (including, so long as it holds a Secured Note, the Pass Through Trustee).

         "Major Components" shall mean any of the Pipeline, the Platform, the Shallow Water Processing Facility and the Subsea System.

         "Major Modifications" shall have the meaning specified in Section 6.1(e) of the Lease.

         "Majority in Interest of Holders of Notes" shall mean, as of any date of determination, Holders holding in aggregate more than 51% of the total principal amount of the Secured Notes Outstanding.

         "Make-Whole Amount" shall mean:

                  (i) with respect to the principal amount of any Secured Note to be redeemed, in whole, or purchased on any Redemption Date, the amount which the Independent Investment Banker determines as of the fourth Business Day prior to such Redemption Date to equal the excess, if any, of (x) the sum of the present values of all the remaining scheduled payments of principal and interest from the Redemption Date to maturity of such Secured Note, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Rate plus .10%, based on a 360-day year of twelve 30-day months, over (y) the aggregate unpaid principal amount of such Secured Note plus accrued but unpaid interest on such Secured Note (but not any accrued interest in default); and

                  (ii) with respect to the principal amount of any Secured Note to be redeemed, in part, on any Redemption Date, the amount which the Independent Investment Banker determines as of the fourth Business Day prior to such Redemption Date to equal the excess, if any, of (x) the sum of that portion of all of the remaining scheduled payments of principal and interest from the Redemption Date to maturity of such Secured Note representing the principal that is to be redeemed on such Redemption Date and the interest that would have accrued thereon, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Rate plus .10%, based on a 360-day year of twelve 30-day months, over (y) an amount equal to the principal amount of such Secured Note to be redeemed plus accrued but unpaid interest on such principal amount (but not any accrued interest in default).

         "Master Lease" shall have the meaning specified in the recitals to the Participation Agreement.

         "Modifications" shall mean alterations, modifications, additions and improvements of or to the Production System but shall not include any Component or Replacement Component.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "MPTM" shall mean Mobil Producing Texas & New Mexico Inc., a Delaware corporation.

         "Net Present Value of Basic Rent" shall mean the present value, as of the Closing Date, of Basic Rent payable on or prior to the earliest of the second Early Buy-Out Dates (excluding any Basic Rent designated in Schedule 2 of the Lease as an advance rent payable on the earliest of the second Early Buy-Out Dates) plus the present value, as of the Closing Date, of the Early Buy-Out Purchase Price for the second Early Buy-Out Date, each discounted semi-annually at a rate per annum equal to the Debt Rate.

         "Nonseverable Modification" shall mean any Modification to the Production System which is not a Severable Modification.

         "Note Register" shall have the meaning specified in Section 2.04 of the Indenture.

         "Obsolescence Termination Election" shall have the meaning specified in
Section 7.2 of the Lease.

         "Officer's Certificate" and "Officers' Certificate" of any Person shall mean a certificate signed on behalf of such Person by the Chairman, the President, any Vice President, any Assistant Vice President, Financial Services Officer, the Controller, Assistant Treasurer or the Treasurer of such Person or any other individual duly authorized and acting in such capacity or, in the case of the Grantor Trustee, the Pass Through Trustee or the Indenture Trustee, a Responsible Officer of the Grantor Trustee, the Pass Through Trustee or Indenture Trustee or, in the case of the Owner Participant, the Manager of the Owner Participant.

         "Operating Agreement" shall mean the Offshore Unit Operating Agreement effective April 12, 1995 between MPTM and Enserch Exploration, as in effect on the Closing Date or as amended, supplemented or modified in accordance with
Section 10.9 of the Participation Agreement, or any other operating agreement with respect to the Production System that complies with Section 10.9 of the Participation Agreement.

         "Operating Lease Obligations" shall mean, as to the Lessee or any Subsidiary of the Lessee, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are not required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person and, for purposes hereof, the amount of such obligations shall be the discounted present value of the lease payments, discounted in the same manner a capital lease would be discounted according to GAAP.

         "Operative Documents" shall mean the Assignment and Assumption and Security Agreement, the Guaranty, the Indenture, each Indenture Supplement, the Head Lease, Head Lease Supplement No. 1, the Lease, Lease Supplement No. 1, the Participation Agreement, the Secured Notes, the Ship Mortgage, the Tax Indemnity Agreement, the Trust Agreement, the Collateral Assignment of Ship Mortgage and the Agency and Support Agreement.

         "Operator" shall mean Enserch Exploration as operator under the Operating Agreement.

         "Original Cost" shall mean (i) with respect to the Lessor's Share of any Major Component (in its entirety), the product of Lessor's Cost (without regard to any reduction in Lessor's Cost pursuant to the proviso contained in the definition thereof) and the percentage set forth opposite such Major Component on Schedule 5 to the Participation Agreement, (ii) with respect to the Lessor's Share of any Components (or any Replacement Components which have replaced such components in accordance with the Lease), an amount equal to that portion of Lessor's Cost (without regard to any reduction in Lessor's Cost pursuant to the proviso contained in the definition thereof) attributable, as of the Closing Date, to the Lessor's Share of such Components (or such Replacement Components) as determined pursuant to Section 7.5 of the Lease, (iii) with respect to a Significant Portion of the Undivided Interest, the amount determined with respect to such Significant Portion pursuant to Section 7.5 of the Lease, and (iv) with respect to a Significant Portion of the Production System, an amount equal to that portion of the total cost of the Production System (which total cost equals the product of Lessor's Cost and 2.5) attributable, as of the Closing Date, to such Significant Portion as reasonably determined by the Lessee.

         "Other Operative Documents" shall mean the Operative Documents as defined in the Participation Agreement (1996-B) dated as of November 15, 1996 among Enserch Exploration, Cooper Project, L.L.C., Wilmington Trust Company, not in its individual capacity except to the extent expressly set forth therein but solely as Corporate Grantor Trustee, Laskaris, not in his individual capacity except to the extent expressly set forth therein but solely as Individual Grantor Trustee, The Bank of New York, not in its individual capacity except to the extent expressly set forth therein but solely as Corporate Indenture Trustee, Frederick W. Clark, not in his individual capacity except to the expressly set forth therein but solely as Individual Indenture Trustee, and The Bank of New York, not in its individual capacity except to the extent expressly set forth therein but solely as Pass Through Trustee and Loan Participant.

         "Other Owner" shall mean any owner (or owners) from time to time of the Other Undivided Interest.

         "Other Percentage Owner" shall mean any owner (or owners) from time to time of the Other Percentage Undivided Interest.

         "Other Percentage Undivided Interest" shall mean the 19.860734412% undivided interest in the Production System held by Enserch Exploration on the Closing Date upon the consummation of the transactions contemplated by the Other Operative Documents to be consummated on the Closing Date.

         "Other Undivided Interest" shall mean the 40% undivided interest in the Production System held in net lease by MPTM on the Closing Date.

         "Outstanding" shall mean, when used with respect to the Secured Notes as of any date of determination, all Secured Notes theretofore authenticated and delivered under the Indenture, except:

                  (i) Secured Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                  (ii) Secured Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee, provided that such Secured Notes are to be redeemed and notice of such redemption has been duly given and not revoked or otherwise withdrawn pursuant to the Indenture; and

                  (iii) Secured Notes paid or in exchange for which or in lieu of which other Secured Notes have been authenticated and delivered pursuant to the Indenture; provided, however, that in determining whether the Holders of the requisite principal amount of Secured Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Secured Notes owned by the Grantor Trustee, the Lessee, the Owner Participant, or any Affiliate of the Lessee, the Grantor

         Trustee or the Owner Participant, shall be disregarded and deemed not to be Outstanding, unless such Person owns 100% of the Secured Notes owned by all Persons, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Secured Notes which the Indenture Trustee knows to be so owned shall be so disregarded. Secured Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Secured Notes and that the pledgee is not the Grantor Trustee, the Lessee, the Owner Participant or any Affiliate of the Grantor Trustee, the Lessee or the Owner Participant.

         "Overdue Rate" shall mean a rate per annum equal to (i) with respect to amounts owing to any Loan Participant constituting payments or prepayments of the principal amount of the Secured Notes and with respect to amounts owing to the Lessor that are attributable to the foregoing, the rate of interest on such Secured Notes, (ii) with respect to amounts owing to any Loan Participant not constituting payments or prepayments of the principal amount of the Secured Notes, a zero percent rate of interest, (iii) with respect to amounts owing to the Owner Participant or the Lessee and with respect to amounts owing to the Lessor that are not attributable to amounts described in (i) the rate of interest publicly announced from time to time by Citibank, N.A. in New York City as its "prime" or "base" rate plus 2% (computed on the basis of a 360-day year of twelve 30-day months).

         "Owner Participant" shall mean Cooper Project, L.L.C., a Delaware limited liability company, and each Person to whom a transfer is effected in accordance with Section 13 of the Participation Agreement.

         "Owner Participant's Liens" shall mean any Lien on or against the Production System, the Undivided Interest, the Lease, the Trust Estate or the Indenture Estate or any payment of Rent (a) which result from any act of, or any failure to act by, or any Claim against, the Owner Participant unrelated to the transactions contemplated by the Operative Documents, or which result from any violation by the Owner Participant of any of the terms of the Operative Documents, or (b) which result from any Lien in favor of any taxing authority by reason of any Tax owed by the Owner Participant, except that Owner Participant's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Owner Participant (or any member of its consolidated group) until such time as the Lessee shall have already paid to, or on behalf of, the Owner

Participant (or such member of its consolidated group), the Tax or an indemnity with respect to the same.

         "Owner Participant's Net Economic Return" shall mean the Owner Participant's anticipated (a) with respect to the period between the Closing Date and the expiration of the Basic Lease Term, (i) after-tax yield on the sum of the Investment (on the assumption that none of the Investment is comprised of borrowed funds) plus the Transaction Expenses paid by the Lessor or Owner Participant and (ii) total (but not periodic) after-tax cash flow as a percentage of Lessor's Cost, and (b) with respect to the period between the Closing Date and any Early Buy-Out Date, (i) after-tax yield on the sum of the Investment (on the assumption that none of the Investment is comprised of borrowed funds) plus the Transaction Expenses paid by the Lessor or Owner Participant and (ii) total (but not periodic) after-tax cash flow as a percentage of Lessor's Cost, in each case, as computed by the original Owner Participant in accordance with the assumptions and methods of calculation employed in the original calculation of the Basic Rent Percentages, Stipulated Loss Value Percentages, Termination Value Percentages, Early Buy-Out Percentages and Fixed Price Purchase Amount as of the Closing Date (as such assumptions may have been modified pursuant to Section 4 of the Lease). The Owner Participants Net Economic Return with respect to any Modification to the Production System financed pursuant to a Supplemental Financing in which the Owner Participant has made an equity investment shall be computed in accordance with the assumptions utilized in connection with such Supplemental Financing.

         "Participant" shall mean any Loan Participant or the Owner Participant and "Participants" shall mean all of them.

         "Participation Agreement" shall mean the Participation Agreement (1996-A) dated as of November 15, 1996 among the Lessee, the Owner Participant, the Pass Through Trustee, the Indenture Trustee and the Grantor Trustee.

         "Pass Through Trust" shall mean the trust created by the Pass Through Trust Agreement.

         "Pass Through Trust Agreement" shall mean the Pass Through Trust Agreement dated as of November 15, 1996 between the Lessee and the Pass Through Trustee.

         "Pass Through Trust Property" shall have the meaning specified in the Pass Through Trust Agreement.

         "Pass Through Trustee" shall mean The Bank of New York, not in its individual capacity except as expressly provided in the Pass Through Trust Agreement and the Operative Documents, but solely as Pass Through Trustee under the Pass Through Trust Agreement, or its successor in interest and any successor trustee appointed as provided therein.

         "Permitted Investments" shall mean (i) obligations of the United States of America, or obligations full guaranteed as to interest and principal by the United States of America; (ii) certificates of deposit issued by an Eligible Bank or interest-bearing insured accounts in an Eligible Bank; (iii) commercial paper, rated at least P-1 (or comparable rating) by Moody's (or any successor thereto) or at least A-1 (or comparable rating) by Standard and Poor's (or any successor thereto); or (iv) a money market fund registered under the Investment Company Act of 1940, the portfolio of which is limited to U.S. government obligations and U.S. agency obligations.

         "Permitted Liens" shall mean (a) the respective rights and interests of the Head Lessor, the Lessee, the Owner Participant, the Lessor, the Indenture Trustee, and the Holders, as provided in the Operative Documents, (b) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens, (c) Liens for Taxes either not delinquent or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of, the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business, or arising in the course of constructing, repairing, equipping or installing, modifying or expanding the Production System or any part thereof, for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of the interference with the payment of Rent, (e) Liens arising out of judgments or awards against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith so long as such judgment, award or appeal does not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, (f) the rights and interests of any Governmental Authority of the United States pursuant to the Federal Leases, (g) Liens for current crew's wages, for general average or salvage (including contract salvage) or for wages of stevedores employed directly by the Lessee, MPTM, or the operator, agent or master of the Platform which in each case (A) are unclaimed or covered by insurance or (B) for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, and Liens which, under the laws of Panama, take priority over a duly registered first naval mortgage and which are for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of the interference with the payment of Rent, (h) Liens, assignments and subleases permitted by Section 14 of the Lease and the rights of any sublessee or any sublessor under any sublease permitted by Section 14 of the Lease, (i) the Operating Agreement and the rights of the Operator and the Other Owner thereunder and the rights of their successors, assigns or mortgagees (provided that nothing in this clause (i) shall permit the Lessee to grant or suffer to exist any Lien on the Production System other than (x) the rights of the "parties" under the Operating Agreement or (y) Liens described elsewhere in this definition), and (j) the respective rights and interests of the parties to the Other Operative Documents, as provided therein.

         "Permitted Subordinated Debt" shall have the meaning set forth in the Funding Agreement dated as of June 28, 1996 among Enserch Exploration, CIBC Inc., Canadian Imperial Bank of Commerce, New York Agency and the Note Holders and Certificate Holders signatories thereto.

         "Person" shall mean any individual, partnership, corporation, trust, unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

         "Pipeline" shall mean the property described in Exhibit A to the Lease under heading "Pipeline" and all other property installed or located therein (but excluding any other Major Component and the Components thereof) and all assets from time to time included or incorporated therein.

         "Placement Agreement" shall mean the Placement Agreement to be entered into between Enserch Exploration and the Underwriter relating to the purchase and sale of the Pass Through Certificates.

         "Platform" shall mean the property described in Exhibit A to the Lease under the heading "Platform" and all other property installed or located therein (but excluding any other Major Component and the Components thereof) and all assets from time to time included or incorporated therein; and when used with respect to the Ship Mortgage, shall mean the Panamanian Flag Platform named Enserch Garden Banks, official number 8521 as described in the granting clause of the Ship Mortgage.

         "Preferred Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all classes and series of preferred or preference stock.

         "Preliminary Notice" shall have the meaning specified in Section 5.3(a) of the Lease.

         "Premium" shall mean the Make-Whole Amount, if any, payable pursuant to
Article III of the Indenture.

         "Premium Termination Date" shall mean January 2, 2006.

         "Pricing Assumptions" shall mean the pricing assumptions set forth on
Schedule 2 to the Participation Agreement.

         "Production Riser" shall mean the property described in Exhibit A to the Lease under the heading "Production Riser" and all other property installed or located therein (but excluding any other Major Component and the Components thereof), and all assets from time to time included or incorporated therein.

         "Production System" shall mean the Pipeline, the Platform, the Production Riser, the Shallow Water Processing Facility, the Satellite Template and the Template, collectively.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase Redemption Date" shall have the meaning specified in Section 3.02(c) of the Indenture.

         "Quit Claim and Release Agreement" shall mean the Quit Claim and Release Agreement, dated the Closing Date, between Enserch Holdings, the Chase Manhattan Bank and State Street Bank and Trust Company of Connecticut, National Association as trustee of the Garden Banks Trust, substantially in the form of Exhibit C to the Participation Agreement.

         "Redemption Date" shall mean the date on which the Secured Notes are to be redeemed pursuant to Section 3.02 or 3.06 of the Indenture.

         "Redemption Price" shall have the meaning specified in Section 3.10 of the Indenture.

         "Refunded Secured Notes" shall have the meaning specified in Section
15.1 of the Participation Agreement.

         "Refunding Indenture" shall have the meaning specified in Section 3.05(b) of the Indenture.

         "Refunding Secured Note" shall have the meaning specified in Section
15.1 of the Participation Agreement.

         "Reimbursement Agreement" shall mean, (i) in the case of the Initial Letter of Credit, the Initial Reimbursement Agreement and (ii) in the case of any other Letter of Credit or Surety Bond, the reimbursement agreement between the Issuing Bank or Surety Bond Issuer, as the case may be, and the Lessee, which reimbursement agreement shall satisfy the requirements of Section 10.14 of the Participation Agreement.

         "Reinstatement Date" shall mean, with respect to the period during the Lease Term following any Release Date, the date 60 days after the date, if any, of receipt by the Lessee of written notice from the Grantor Trustee and Owner Participant that (i) if the Lessee's long term unsecured debt is rated by Standard & Poor's or Moody's, such rating is lower than BBB- by Standard & Poor's or lower than Baa3 by Moody's or (ii) the Lessee fails to (x} have a rating for its senior long term unsecured Debt of BBB or better from Standard & Poor's, Baa2 or better from Moody's, BBB or better from Fitch or the equivalent of the foregoing ratings from another nationally recognized rating agency for two consecutive fiscal quarters (the test in this clause (x) referred to as the "Credit Rating Test") and (y) have a Total Debt to Cash Flow Ratio of 3.5 to 1.0 or less for the same two consecutive fiscal quarters as it fails the Credit Rating Test, which notice shall attach a reasonably detailed calculation of the Total Debt to Cash Flow Ratio based on the financial statements of the Lessee included in the Lessee's Form 10-Qs (or, for the quarter ended December 31, on the Lessee's Form 10-K) for such quarters, as filed with the SEC.

         "Release" shall mean the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the environment of any Hazardous Material through or in the air, soil, surface water or groundwater, provided that the presence of Hydrocarbons within any portion of the Production System designed to produce, pump, process, store, treat, refine or transport Hydrocarbons shall not be considered a Release.

         "Release Date" shall mean, with respect to any Credit Support, the date upon which the Lessee satisfies both of the following criteria for three consecutive fiscal quarters; provided that the first such quarter shall be no earlier than the quarter ended December 31, 1996: first, it shall have a rating for its senior long term unsecured debt of BBB (or its equivalent) or better from Standard & Poor's, Moody's, Fitch or another nationally recognized rating agency; and second, it shall have a Total Debt to Cash Flow Ratio of 3.0 to 1.0 or less, as evidenced by an Officer's Certificate of the Lessee signed by the Chief Financial Officer of the Lessee delivered to the Lessor and the Owner Participant attaching a reasonably detailed calculation of the Total Debt to Cash Flow Ratio based on the financial statements of the Lessee included in the Lessee's Form 10-Qs (or, for the quarter ended December 31, on the Lessee's Form 10-K) for such quarters, as filed with the SEC.

         "Relevant Amendment" shall have the meaning specified in Section 3.04 of the Indenture.

         "Relevant Date" shall have the meaning specified in Section 3.04 of the Indenture.

         "Relevant Date Supplement" shall have the meaning specified in Section
3.04 of the Indenture.

         "Remaining Portion" shall have the meaning specified in Section 7.1 of the Lease.

         "Remedial Action" shall mean actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the environment, (ii) prevent the Release or further Release or minimize the further Release of Hazardous Materials, or (iii) investigate and determine if a remedial response is needed, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

         "Renewal Term" shall mean the Fixed Rate Renewal Term or any Fair Market Renewal Term.

         "Rent" shall mean, collectively, Basic Rent and Supplemental Rent.

         "Replacement Component" shall mean a replacement to any Component or Replacement Component.

         "Request" shall have the meaning specified in Section 2.08(b) of the Indenture.

         "Reserve Engineer" shall mean DeGolyer & MacNaughton.

         "Reserve Report" shall mean the report of the Reserve Engineer dated November 20, 1996.

         "Responsible Officer", when used with respect to the Corporate Grantor Trustee, the Corporate Indenture Trustee or the Pass Through Trustee, shall mean an officer in its corporate trust administration department (or any successor group of the Corporate Grantor Trustee, the Corporate Indenture Trustee or the Pass Through Trustee, as the case may be) or any other officer customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Satellite Template" shall mean the property described in Exhibit A to the Lease under the heading "Satellite Template" and all other property installed or located therein (but excluding any other Major Component and the Components thereof), and all assets from time to time included or incorporated therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Secured Notes" shall mean all notes from time to time issued and outstanding under and pursuant to the Indenture.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Severable Modification" shall mean any Modification to the Production System permitted under the Lease which can be readily removed from the Production System without causing material damage to the Production System.

         "Shallow Water Processing Facility" shall mean the property described in Exhibit A to the Lease under the heading "Shallow Water Processing Facility" and all other property installed or located therein (but excluding any other Major Component and the Components thereof), and all assets from time to time included or incorporated therein.

         "Ship Mortgage" shall mean the First Priority Naval Mortgage (1996-A) dated as of November 15, 1996 by the Lessee in favor of the Grantor Trustee.

         "Significant Portion" shall mean (a) with respect to the Production System, (i) any Major Component or (ii) any Component or Components (or any Replacement Component or Replacement Components which have replaced such Component or Components in accordance with the Lease) having, in the aggregate, an Original Cost in excess of $25,000,000 and (b) with respect to the Undivided Interest, the Lessor's Share of (i) any Major Component or (ii) any Component or Components (or any Replacement Component or Replacement Components which have replaced such Component or Components in accordance with the Lease) which Lessor's Share has, in the aggregate, an Original Cost in excess of $10,000,000.

         "Special Entity" shall mean any joint venture, limited liability company, general or limited partnership or any other type of partnership or company in which the Lessee or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns at least a majority of the equity of such entity.

         "Special Event of Loss" shall mean an Event of Loss described in clause
(e) or (f) of the definition of Event of Loss.

         "Special Purchase Option Date" shall mean any of the dates set forth as a "Special Purchase Option Date" in Schedule 5 to the Lease.

         "Special Redemption Date" shall have the meaning specified in Section
3.02 of the Indenture.

         "Special Termination Election" shall have the meaning specified in
Section 7.2 of the Lease.

         "Standard & Poor's" shall mean Standard & Poor's Corporation.

         "Stipulated Loss Value" shall mean: (i) with respect to the Undivided Interest, as of any Stipulated Loss Value Determination Date, (a) during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying Lessor's Cost by the percentage set forth opposite such Stipulated Loss Value Determination Date in Schedule 2 to the Lease and (b) during any Renewal Term, as determined pursuant to Section 5.4 of the Lease; and (ii) with respect to a Significant Portion of the Undivided Interest as of any Stipulated Loss Value Determination Date, (a) during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying the Original Cost of such Significant Portion by the percentage set forth opposite such Stipulated Loss Value Determination Date and (b) during any Renewal Term, the amount which bears the same relation to the Stipulated Loss Value for the Undivided Interest as determined pursuant to the Section 5.4 of the Lease for such Renewal Term, as the Original Cost of such Significant Portion bears to Lessor's Cost (without regard to any reduction of Lessor's Cost pursuant to the proviso contained in the definition of Lessor's

Cost), in each case as adjusted in accordance with Section 8 of the Tax Indemnity Agreement.

         "Stipulated Loss Value Determination Date" shall mean any of the dates set forth on Schedule 2 to the Lease.

         "Stipulated Loss Value Percentages" shall mean the percentages set forth in Schedule 2 to the Lease.

         "Subsea Systems" shall mean the Production Riser and the Template.

         "Subsidiary" of any Person shall mean any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof (without regard to the occurrence of any contingency) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (within the meaning of this definition) of that Person, or a combination thereof.

         "Supplemental Financing" shall mean any financing of the Lessor's Share of the cost of any Modification to the Production System pursuant to Section 14 of the Participation Agreement.

         "Supplemental Rent" shall mean (i) any and all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to or on behalf of the Grantor Trustee, the Owner Participant, the Guarantor, the Trust Company, Laskaris, each Loan Participant, the Indenture Trustee or any other Person under any Operative Document, including, without limitation, any payments of indemnification or Stipulated Loss Value or Termination Value or Premium and (ii) any amounts which are expressed in the Indenture to be payable at the Lessee's expense.

         "Surety Bond" shall mean a surety bond meeting the requirements set forth in clause (ii) of the definition of Credit Support.

         "Surety Bond Issuer" shall mean any insurance company issuing a Surety Bond.

         "Tax" and "Taxes" shall have the respective meanings specified in
Section 12.2(a) (2) of the Participation Agreement.

         "Tax Affiliate" shall mean an Affiliate of any corporation related to the Lessee (within the meaning of Section 318 of the Code), or any shareholder of the Lessee.



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

         "Tax Claim" shall have the meaning specified in Section 12.2(e) of the Participation Agreement.

         "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement (1996-A) dated as of November 15, 1996 between the Owner Participant and the Lessee.

         "Tax Indemnitee" shall mean the Corporate Grantor Trustee (both in its individual capacity and in its trust capacity), the Individual Grantor Trustee (both in his individual capacity and in his trust capacity) , the Owner Participant, the Corporate Indenture Trustee (both in its individual capacity and in its trust capacity) the Individual Indenture Trustee (both in his individual capacity and in his trust capacity) and the Loan Participants, and their respective Affiliates, officers, directors, agents, employees and servants but shall not include (i) the Pass Through Trustee, (ii) any other Holder and
(iii) any Certificateholder.

         "Technical Engineer" shall mean Dames & Moore.

         "Template" shall mean the property described in Exhibit A to the Lease under the heading "Template" and all other property installed or located therein (but excluding any other Major Component and the Components thereof) , and all assets from time to time included or incorporated therein.

         'Termination Date" shall have the meaning specified in Section 7.2 of the Lease.

         "Termination Redemption Date" shall have the meaning specified in
Section 3.02(b) of the Indenture.

         "Termination Value" shall mean: (i) with respect to the Undivided Interest (a) as of the Basic Lease Term Commencement Date or any Basic Rent Payment Date during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying Lessor's Cost by the percentage set forth opposite such date in Schedule 3 to the Lease and (b) during any Renewal Term, as determined pursuant to Section 5.4 of the Lease; and (ii) with respect to a Significant Portion of the Undivided Interest (a) as of the Basic Lease Term Commencement Date or any Basic Rent Payment Date during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying the Original Cost of such Significant Portion by the percentage set forth opposite such date in
Schedule 3 to the Lease and (b) during any Renewal Term, the amount which bears the same relation to the Termination Value for the Undivided Interest, as determined pursuant to the Section 5.4 of the Lease for such Renewal Term, as the Original Cost of such Significant Portion bears to Lessor's Cost (without regard to any reduction of Lessor's Cost pursuant to the proviso



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

contained in the definition of Lessor's Cost) in each case as adjusted in accordance with Section 8 of the Tax Indemnity Agreement.

         "Termination Value Percentages" shall mean the percentages set forth on
Schedule 3 to the Lease.

         "Total Debt to Cash Flow Ratio", with respect to the Lessee, shall mean the ratio of its Debt to its Cash Flow from Operations calculated as of last day of any fiscal quarter of the Lessee.

         "Transaction Expenses" shall mean the following fees, expenses, disbursements and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the Pass Through Trust Agreement on the Closing Date and the consummation of the transactions contemplated thereby on the Closing Date: (i) the costs associated with debt rating agencies; (ii) the fees and expenses of counsel to the Owner Participant (in accordance with agreed upon amounts) (iii) the fees and expenses of special Louisiana counsel to the Owner Participant; (iv) [reserved]; (v) the fees and expenses of special Panamanian counsel; (vi) the out-of-pocket fees and expenses, in the aggregate not to exceed $20,000, of the Owner Participant, the Guarantor and the Lessor for airfare, travel, hotel and similar expenses, and computer pricing; (vii) all other out-of-pocket fees and expenses of the Owner Participant, the Guarantor and the Lessor (up to a maximum of $7,000), including, without limitation, any fees and expenses incurred in connection with the formation of the Owner Participant or the Lessor; (viii) the fees and expenses of counsel to the Loan Participants (in accordance with agreed upon amounts); (ix) the initial fees and expenses of the Grantor Trustee and Indenture Trustee and their respective counsel; (x) the debt and equity placement fees and expenses of the Underwriter; and (xi) the fees and expenses of the Appraiser, the Reserve Engineer, the Technical Engineer, the Environmental Consultant and the Insurance Consultant.

         "Transferee" shall have the meaning specified in Section 13.2 of the Participation Agreement.

         "Treasury Rate" shall mean, with respect to each Secured Note to be redeemed or purchased, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) , determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Note and

(B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) shall mean "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) shall mean the latest H.15(519) which is published prior to the close of business on the fourth Business Day preceding the Redemption Date. For purposes hereof, "Average Life Date" shall mean, with respect to each Secured Note to be redeemed, the date which follows the Redemption Date by a period equal to the Remaining Weighted Average Life of such Secured Note. For purposes hereof, "Remaining Weighted Average Life" shall mean, for any Secured Note, as of any date of determination, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity of such Secured Note by (ii) the number of days from and including the Redemption Date to but excluding the scheduled payment date of such principal payment; by (b) the then unpaid principal amount of such Secured Note.

         "Treasury Regulations" shall mean the temporary, final or proposed income tax regulations issued, published or promulgated under the Code by the United States Department of the Treasury.

         "Trust Agreement" shall mean the Trust Agreement (1996-A) dated as of November 15, 1996 among the Owner Participant, the Trust Company and Laskaris.

         "Trust Company" shall mean Wilmington Trust Company, a Delaware banking corporation, in its individual capacity.

         "Trust Estate" shall have the meaning specified in Section 3.2 of the Trust Agreement.

         "Trust Expenses" shall have the meaning specified in Section 8.1 of the Trust Agreement.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction.

         "Underwriter" shall mean PaineWebber Incorporated, a Delaware corporation.

         "Undivided Interest" shall mean the Lessor's 40.139265588% undivided interest in the Production System.

         "Undivided Interest Percentage" shall mean a percentage equal to the Lessor's 40.139265588% undivided interest in the Production System.

         "Unit Agreement" shall mean the Unit Agreement for Outer Continental Shelf Exploration, Development, and Production Operations on the Block 388 Unit executed on various dates between April 24 and May 7, 1991 by Exxon Corporation, EP Operating Company, HI Production Company, Inc., OPUBCO Resources, Inc., Penrod OCS, Inc. and Placid Oil Company.

         "Unit Area" shall have the meaning set forth in the Unit Agreement.

         "Unit Reserves" shall have the meaning specified in Section 9.1 of the Lease.

         "Waiver and Consent Agreement" shall mean the Waiver and Consent Agreement dated as of December 12, 1995 among Enserch Exploration, MPTM, Fleet National Bank of Connecticut, as Corporate Owner Trustee under the Trust Agreement dated as of December 12, 1995, Michael M. Hopkins, as Individual Owner Trustee under such Trust Agreement, First Security Bank of Utah, National Association, as Indenture Trustee under the Trust Indenture, Assignment of Lease and Security Agreement dated as of December 12, 1995 and Val T. Orton, as Individual Indenture Trustee under such Indenture.



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